Exhibit 10.10

Execution Version

AMENDMENT NO. 2

THIS AMENDMENT NO. 2, dated as of April 20, 2018 (this “Amendment”), is entered into by and among TGP Holdings III LLC, a Delaware limited liability company (the “Borrower”), Traeger Pellet Grills Holdings LLC, a Delaware limited liability company (“Traeger”), TGPX Holdings II LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors (as defined in the Existing Credit Agreement referred to below) party hereto, each Lender party hereto designated as a “2018 Refinancing Term Lender” on its signature page hereto (each, a “2018 Refinancing Term Lender” and, collectively, the “2018 Refinancing Term Lenders”), each Revolving Credit Lender party hereto designated as a “2018 Amended Revolving Credit Lender” on its signature page hereto (each, a “2018 Amended Revolving Credit Lender” and, collectively, the “2018 Amended Revolving Credit Lenders”), each Lender party hereto designated as a “2018 Refinancing Delayed Draw Term Lender” on its signature page hereto (each, a “2018 Refinancing Delayed Draw Term Lender” and, collectively, the “2018 Refinancing Delayed Draw Term Lenders”), each Lender party hereto designated as a “2018 Additional Term Lender” on its signature page hereto (each, a “2018 Additional Term Lender” and, collectively, the “2018 Additional Term Lenders”), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, Holdings, the several Lenders from time to time party thereto and the Administrative Agent have entered into that certain First Lien Credit Agreement, dated as of September 25, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and immediately prior to the Amendment No. 2 Effective Date (as defined below), the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, Traeger, a Guarantor under the Existing Credit Agreement, will become a Revolving Credit Loan co-borrower on the Amendment No. 2 Effective Date (the “Revolving Loan Co-Borrower”);

WHEREAS, (i) the Borrower requests that the 2018 Refinancing Term Lenders make refinancing term loans in an aggregate amount of $253,725,000 on the Amendment No. 2 Effective Date (the “2018 Refinancing Term Loans”) in order to enable the Borrower to refinance all outstanding Initial Term Loans (the “Existing Term Loans”) under the Existing Credit Agreement, and to pay accrued and unpaid fees and interest (if any) and expenses in connection therewith and for general corporate purposes, (ii) subject to the terms and conditions of the Amended Credit Agreement and pursuant to clause (v) of the proviso immediately following clause (g) of Section 10.01 thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the 2018 Refinancing Term Loans shall have the same terms as the Existing Term Loans made pursuant to Sections 2.01(a) and (b) of the Existing Credit Agreement, and such 2018 Refinancing Term Loans shall be “Term Loans” for all purposes of and under the Amended Credit Agreement and (iii) each 2018 Refinancing Term Lender is willing to provide the amount of 2018 Refinancing Term Loans set forth opposite its name under the heading “2018 Refinancing Term Commitments” on Schedule I hereto (the “2018 Refinancing Term Commitments”) to the Borrower on the Amendment No. 2 Effective Date on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, the Borrower requests that all Initial Revolving Credit Loans and all Initial Revolving Credit Commitments under the Existing Credit Agreement be amended on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, the Borrower requests that 100% of the Delayed Draw Term Commitments outstanding under the Existing Credit Agreement (the “Existing Delayed Draw Term Commitments”) be

replaced with the amount of 2018 Refinancing Delayed Draw Term Commitments set forth opposite each 2018 Refinancing Delayed Draw Term Lender’s name under the heading “2018 Refinancing Delayed Draw Term Commitments” on Schedule II hereto (the “2018 Refinancing Delayed Draw Term Commitments”; the term loans thereunder, the “2018 Refinancing Delayed Draw Term Loans” and collectively with the 2018 Refinancing Term Loans, the “2018 Refinanced Term Loans”) on the Amendment No. 2 Effective Date;

WHEREAS, (i) the 2018 Refinancing Delayed Draw Term Loans shall be used, on or after the Amendment No. 2 Effective Date, by the Borrower to finance a portion of the Earn-Out Payment (as defined in the Existing Credit Agreement) and to pay accrued and unpaid fees and interest (if any) and expenses in connection therewith and for general corporate purposes and (ii) subject to the terms and conditions of the Amended Credit Agreement, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the 2018 Refinancing Delayed Draw Term Loans shall, when borrowed, have the same terms as the 2018 Refinancing Term Loans, and such 2018 Refinancing Delayed Draw Term Loans shall be “Term Loans” for all purposes of and under the Amended Credit Agreement;

WHEREAS, (i) the Borrower requests that the 2018 Additional Term Lenders make additional term loans under Section 2.14(a) of the Amended Credit Agreement in an aggregate amount of $47,000,000 on the Amendment No. 2 Effective Date (the “2018 Additional Term Loans”) in order to enable the Borrower to finance a portion of the Earn-Out Payment (as defined in the Existing Credit Agreement), and to pay accrued and unpaid fees and interest (if any) and expenses in connection therewith and for general corporate purposes, (ii) subject to the terms and conditions of the Amended Credit Agreement, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the 2018 Additional Term Loans shall have the same terms as the 2018 Refinancing Term Loans made pursuant to Sections 2.01(a) and (b) of the Existing Credit Agreement, and such 2018 Additional Term Loans shall be “Term Loans” for all purposes of and under the Amended Credit Agreement and (iii) each 2018 Additional Term Lender is willing to provide the amount of 2018 Additional Term Loans set forth opposite its name under the heading “2018 Additional Term Commitments” on Schedule III hereto (the “2018 Additional Term Commitments”) to the Borrower on the Amendment No. 2 Effective Date on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement; and

WHEREAS, each existing Term Lender in respect of Initial Term Loans and Delayed Draw Term Loans that executes and delivers a consent in the form of the Lender Consent attached to the Election Notice Memorandum posted to the Term Lenders (a “Lender Consent”) as a Term Lender of Initial Term Loans, Delayed Draw Term Loans and/or Delayed Draw Term Commitments (each, a “Consenting Lender”) will be deemed to have irrevocably agreed to the terms of this Amendment and the Amended Credit Agreement and the transactions contemplated herein and therein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Defined Terms; Interpretation; Etc.

Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.10 of the Existing Credit Agreement also apply to this Amendment, mutatis mutandis, as if fully set forth herein. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement or any other Loan Document shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.

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2.	Amendments to Existing Credit Agreement.

(a)    Pursuant to Section 10.01 of the Amended Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 7 below, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex I hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)    Except as otherwise provided herein, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the Amendment No. 2 Effective Date (as defined below), will be continued as the schedules and exhibits attached to the Amended Credit Agreement.

3.	2018 Refinancing Term Loans.

(a)    Each 2018 Refinancing Term Lender hereby agrees, severally and not jointly, to make 2018 Refinancing Term Loans in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its 2018 Refinancing Term Commitment, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth in Section 9 below.

(b)    The 2018 Refinancing Term Commitments shall automatically terminate upon the funding of the 2018 Refinancing Term Loans on the Amendment No. 2 Effective Date.

(c)    From and after the Amendment No. 2 Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, (i) the 2018 Refinancing Term Loans (A) shall constitute “Specified Refinancing Debt” as contemplated by clause (v) of the proviso immediately following clause (g) of Section 10.01 of the Amended Credit Agreement, (B) shall be deemed to be “Term Loans” and “Initial Term Loans” and (C) shall have the same terms as the Initial Term Loans (for the avoidance of doubt, the 2018 Refinancing Term Loans shall be treated as Initial Term Loans for purposes of the definition of “Applicable Rate” in the Amended Credit Agreement) and (ii) each 2018 Refinancing Term Lender shall be deemed to be a “Term Lender” and an “Initial Term Lender” with outstanding “Term Loans” and “Initial Term Loans” under the Amended Credit Agreement.

(d)    This Amendment constitutes notice by the Borrower to the Administrative Agent of prepayment of the Existing Term Loans in the amount equal to the aggregate principal amount of the 2018 Refinancing Term Loans on the Amendment No. 2 Effective Date, and the Administrative Agent hereby acknowledges receipt of such notice as of the Amendment No. 2 Effective Date; provided that such notice shall be rescinded if the Amendment No. 2 Effective Date does not occur.

4.	2018 Amended Revolving Credit Loans and Commitments.

(a)    Each 2018 Amended Revolving Credit Lender hereby agrees, severally and not jointly, to amend its Initial Revolving Credit Loans (the Initial Revolving Credit Loans to be amended hereby, the “Existing Revolving Credit Loans” and as amended hereby, the “2018 Amended Revolving Credit Loans”) and Initial Revolving Credit Commitments (the Initial Revolving Credit Commitments to be amended hereby, the “Existing Revolving Credit Commitments” and as amended hereby, the “2018 Amended Revolving Credit Commitments”) on the Amendment No. 2 Effective Date, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth in Section 9 below.

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5.	2018 Refinancing Delayed Draw Term Loans.

(a)    Each 2018 Refinancing Delayed Draw Term Lender hereby agrees, severally and not jointly, to make 2018 Refinancing Delayed Draw Term Loans in Dollars to the Borrower in an aggregate principal amount equal to its 2018 Refinancing Delayed Draw Term Commitment, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth in Section 9 below and in the Amended Credit Agreement.

(b)    From and after the Amendment No. 2 Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, (i) (A) the 2018 Refinancing Delayed Draw Term Loans shall be deemed to be “Term Loans” and “Initial Term Loans” and (B) shall have the same terms as the Initial Term Loans (for the avoidance of doubt, the 2018 Refinancing Delayed Draw Term Loans shall be treated as Initial Term Loans for purposes of the definition of “Applicable Rate” in the Amended Credit Agreement) and (ii) each 2018 Refinancing Delayed Draw Term Lender shall be deemed to be a “Term Lender” and an “Initial Term Lender” with (when drawn) outstanding “Term Loans” and “Initial Term Loans” under the Amended Credit Agreement.

(c)    Subject to clauses (a) and (b) of this Section 5, from after the Amendment No. 2 Effective Date, the Existing Delayed Draw Term Commitments outstanding under the Existing Credit Agreement shall be terminated without further action.

6.	2018 Additional Term Loans.

(a)    Each 2018 Additional Term Loan Lender hereby agrees, severally but not jointly, to make a 2018 Additional Term Loan in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its 2018 Additional Term Commitment, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth in Section 9 below.

(b)    From and after the Amendment No. 2 Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, the 2018 Additional Term Loans shall constitute a single tranche of term loans with the 2018 Refinanced Term Loans, and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Amended Credit Agreement and the other Loan Documents.

(c)    From and after the Amendment No. 2 Effective Date, each 2018 Additional Term Lender shall have all of the rights and obligations of a “Term Lender” and all 2018 Additional Term Loans shall be “Term Loans,” in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.

7.

Revolving Loan Co-Borrower. The Revolving Loan Co-Borrower hereby agrees to be bound as a borrower by all of the terms and conditions of the Amended Credit Agreement to the same extent as the Borrower thereunder.

8.

Representations and Warranties. To induce the Administrative Agent and the Lenders (including the 2018 Refinancing Term Lenders, the 2018 Amended Revolving Credit Lenders, the 2018 Refinancing Delayed Draw Term Lenders and the 2018 Additional Term Lenders) to enter into this Amendment, to make the 2018 Refinancing Term Loans and the 2018 Additional Term Loans, to establish the 2018 Refinancing Delayed Draw Term Commitments and to amend their Initial Revolving Credit Loans and Initial Revolving Credit Commitments, each Loan Party represents and warrants to the Administrative Agent and each of the Lenders (including the 2018 Refinancing Term Lenders, the 2018 Amended Revolving

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Credit Lenders, the 2018 Refinancing Delayed Draw Term Lenders and the 2018 Additional Term Lenders) as of the Amendment No. 2 Effective Date that, immediately before and after giving effect to this Amendment and the funding of the 2018 Refinancing Term Loans and the 2018 Additional Term Loans, the establishment of the 2018 Refinancing Delayed Draw Term Commitments and the amendment of the Existing Revolving Credit Loans and the Existing Revolving Credit Commitments:

(a)    each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and perform its obligations under the Amended Credit Agreement;

(b)    the execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions described herein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any breach or contravention or payment referred to in Section 8(b)(ii), to the extent that such conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect;

(c)    no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement or for the consummation of the transactions described herein, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect;

(d)    this Amendment has been duly executed and delivered by each Loan Party that is party hereto, and each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity;

(e)    no Default or Event of Default has occurred and is continuing on the Amendment No. 2 Effective Date (as defined below); and

(f)    unless otherwise subject to an election for cashless rollover for Existing Term Loans to 2018 Refinancing Term Loans, the proceeds of the 2018 Refinancing Term Loans shall be used to prepay all of the outstanding Existing Term Loans and to pay accrued and unpaid interest in connection therewith.

9.	Conditions to Effectiveness of this Amendment.

The effectiveness of this Amendment and the obligation of (w) the 2018 Refinancing Term Lenders to fund the 2018 Refinancing Term Loans, (x) the 2018 Amended Revolving Credit Lenders to amend their

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Existing Revolving Credit Loans and Existing Revolving Credit Commitments, (y) the 2018 Refinancing Delayed Draw Term Lenders to establish their 2018 Refinancing Delayed Draw Term Commitments and (z) the 2018 Additional Term Lenders to fund the 2018 Additional Term Loans are subject to (i) the due execution and delivery of this Amendment by the Borrower, Holdings and the Subsidiary Guarantors and (ii) the following additional conditions (the date of satisfaction or waiver of all such conditions, the “Amendment No. 2 Effective Date”):

(a)    no Default or Event of Default shall exist on the Amendment No. 2 Effective Date immediately before or after giving effect to the funding of the 2018 Refinancing Term Loans and the 2018 Additional Term Loans, the amendment of the Existing Revolving Credit Loans and the Existing Revolving Credit Commitments and the establishment of the 2018 Refinancing Delayed Draw Term Commitments, in each case, to be made on such date;

(b)    each of the representations and warranties made by any Loan Party set forth in Section 8 of this Amendment, Article V of the Existing Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, both immediately before and after giving effect to the funding of the 2018 Refinancing Term Loans and the 2018 Additional Term Loans, the establishment of the 2018 Refinancing Delayed Draw Term Commitments and the amendment of the Existing Revolving Credit Loans and Existing Revolving Credit Commitments, in each case, to be made on such date (other than any such representations or warranties that are made as of a specific date, which shall be true and correct in all material respects as of such date) (without duplication of any materiality qualifiers with respect to any such representation or warranty already qualified by materiality or Material Adverse Effect);

(c)    the Administrative Agent shall have received (i) a customary written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, (ii) secretary’s certificates substantially in the forms delivered on the Closing Date (which certificates may also be certificates of “no change,” as applicable), (iii) resolutions duly adopted by the Board of Directors or other governing body, as applicable, of each Loan Party authorizing the incurrence, establishment, amendment, borrowing or guarantee, as applicable, of the 2018 Refinancing Term Loans, the Existing Revolving Credit Loans, the Existing Revolving Credit Commitments, the 2018 Refinancing Delayed Draw Term Commitments and the 2018 Additional Term Loans to be made, established or amended on the Amendment No. 2 Effective Date and the borrowing of the 2018 Amended Revolving Loans and 2018 Refinancing Delayed Draw Term Loans on the Amendment No 2 Effective Date or thereafter, and the execution, delivery and performance of this Amendment and other transactions related thereto and (iv) certificates as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization;

(d)    the Administrative Agent shall have received a counterpart signature page of this Amendment, executed and delivered by each 2018 Refinancing Term Lender, 2018 Amended Revolving Credit Lender, 2018 Refinanced Delayed Draw Term Lender and 2018 Additional Term Lender;

(e)    the Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit K to the Existing Credit Agreement, from the chief financial officer of the Borrower certifying as to the matters set forth therein;

(f)    the Administrative Agent shall have received a closing certificate, dated as of the Amendment No. 2 Effective Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent in Sections 9(a) and (b) of this Amendment;

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(g)    the Borrower shall have paid to the Administrative Agent, for the account of each 2018 Refinancing Term Lender, 2018 Amended Revolving Credit Lender, 2018 Refinancing Delayed Draw Term Lender and 2018 Additional Term Lender as of the Amendment No. 2 Effective Date, all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement, to the extent, with respect to out-of-pocket expenses, invoiced at least two (2) Business Days prior to the Amendment No. 2 Effective Date;

(h)    the Administrative Agent shall have received all information with respect to Loan Parties reasonably requested by it in writing at least two (2) Business Days prior to the Amendment No. 2 Effective Date under applicable “know-your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(i)    the Administrative Agent shall have received (x) a Committed Loan Notice with respect to the 2018 Refinancing Term Loans and (b) a Committed Loan Notice with respect to the 2018 Additional Term Loans, in accordance with Section 2.02(a) of the Amended Credit Agreement;

(j)    substantially concurrently with the initial funding of the 2018 Refinancing Term Loans hereunder, unless otherwise subject to an election for cashless rollover from Existing Term Loans to 2018 Refinancing Term Loans, 100% of the proceeds thereof shall be applied to repay all of the outstanding Existing Term Loans under the Existing Credit Agreement (including accrued and unpaid interest); and

(k)    substantially concurrently with the termination of the Existing Delayed Draw Term Commitments, the Borrower shall pay all accrued and unpaid Delayed Draw Commitment Fees.

10.	Effect on the Amended Credit Agreement.

(a)    Except as provided hereunder, the execution, delivery and performance of this Amendment shall not constitute a waiver or novation of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, any Loan Document.

(b)    This Amendment shall be deemed to be a “Loan Document” as defined in the Amended Credit Agreement.

(c)    Except as specifically amended by this Amendment, the Amended Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d)    There shall be no amounts owed by the Borrower under Section 3.05 of the Existing Credit Agreement in connection with this Amendment.

11.	Consent and Reaffirmation; Collateral Matters.

(a)    Each Loan Party hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Guaranty, the Security Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (y) the guaranties made by it pursuant to the Guaranty and (iii) acknowledges and agrees that the grants of security interests and Liens by, and the guaranties of, the Guarantors contained in the Guaranty, the Security Agreement and the other Loan Documents are, and shall remain, in full force and effect on and after the Amendment No. 2 Effective Date and that for purposes of each of the Guaranty

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and the Collateral Documents, each reference to the “Borrower” and the “Obligations” of the Borrower shall be deemed to also include the Revolving Loan Co-Borrower and the Obligations of the Revolving Loan Co-Borrower, respectively.

(b)    The applicable Loan Party will deliver such other documents, certificates and agreements and take all such further actions, in each case, that may be required under any applicable Law or which the Administrative Agent may reasonably request to ensure the creation, validity, perfection and priority of the Liens on the Collateral created, or purported to be created, under the Collateral Documents.

(c)    Each Loan Party hereby acknowledges and agrees that the 2018 Refinancing Term Loans, the 2018 Amended Revolving Credit Loans, the 2018 Amended Revolving Credit Commitments, the 2018 Refinancing Delayed Draw Term Commitments and 2018 Additional Term Loans incurred, established, amended or borrowed on the Amendment No. 2 Effective Date and the 2018 Amended Revolving Credit Loans and the 2018 Refinancing Delayed Draw Term Loans, borrowed on or after the Amendment No. 2 Effective Date, in each case, constitute Obligations and Secured Obligations and, without limiting the foregoing, are secured by the Collateral Documents, and are guaranteed pursuant to the Guaranty.

12.

Amendment, Modification and Waiver. This Amendment may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

13.

Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

14.	Governing Law; Jurisdiction; Etc.

(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    THE PROVISIONS OF SECTIONS 10.15(B), (C) AND (D) OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS, AND MADE A PART HEREOF.

15.

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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16.

Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.

Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18.

Refinancing Term Loan Arrangers. The Borrower hereby (a) appoints Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Jefferies Finance LLC and Royal Bank of Canada as joint lead arrangers and joint bookrunners for this Amendment, the 2018 Refinancing Term Commitments and the 2018 Refinancing Term Loans, the 2018 Additional Term Commitments and the 2018 Additional Term Loans, the 2018 Amended Revolving Credit Commitments and the 2018 Amended Revolving Credit Loans and the 2018 Refinancing Delayed Draw Term Commitments and the 2018 Refinancing Delayed Draw Term Loans (in such capacities, the “Refinancing Term Loan Arrangers”) and (b) acknowledges and agrees that (i) the Refinancing Term Loan Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and the Arrangers pursuant to Article IX and Sections 10.04 and 10.05 of the Amended Credit Agreement and (ii) except as otherwise agreed to in writing by the Borrower and the Refinancing Term Loan Arrangers, the Refinancing Term Loan Arrangers shall not have any duties, responsibilities or liabilities with respect to this Amendment, the 2018 Refinancing Term Commitments and the 2018 Refinancing Term Loans, the 2018 Amended Revolving Credit Commitments and the 2018 Amended Revolving Credit Loans and the 2018 Refinancing Delayed Draw Term Commitments and the 2018 Refinancing Delayed Draw Term Loans, the Amended Credit Agreement or any other Loan Document.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

TGPX HOLDINGS II LLC
TGP HOLDINGS III LLC
TRAEGER PELLET GRILLS HOLDINGS LLC
TRAEGER PELLET GRILLS INTERMEDIATE HOLDINGS LLC
TRAEGER PELLET GRILLS LLC

By:	/s/ Dominic Blosil
	Name:	Dominic Blosil
	Title:	Chief Financial Officer

TCP TRAEGER BLOCKER L.P.
By: TGPX Holdings II LLC, its General Partner

By:	/s/ Dominic Blosil
	Name:	Dominic Blosil
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, a Revolving Credit Lender, a 2018 Refinancing Term Lender and a 2018 Additional Term Lender

By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

GOLDMAN SACHS USA, as a Revolving Credit Lender

By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

JEFFERIES FINANCE LLC, as a Revolving Credit Lender

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

[Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA, as a Revolving Credit Lender

By:	/s/ Nikhil Madhok
	Name:	Nikhil Madhok
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

[Other signature pages on file with Administrative Agent]

[Signature Page to Amendment No. 1]

Schedule I

2018 Refinancing Term Commitments

2018 Refinancing Term Lender	2018 Refinancing Term Commitments
Credit Suisse AG, Cayman Islands Branch	$59,689,881.41
Other 2018 Refinancing Term Lenders[1]	$194,035,118.59

Total	$253,725,000.00

[1]	Schedule of other 2018 Refinancing Term Lenders on file with the Administrative Agent.

Schedule II

2018 Refinancing Delayed Draw Term Commitments

2018 Refinancing Delayed Draw Term Lender	2018 Refinancing Delayed Draw Term Commitments
Credit Suisse AG, Cayman Islands Branch	$9,410,169.45
Other 2018 Refinancing Delayed Draw Term Lenders[2]	$30,589,830.55

Total	$40,000,000.00

[2]	Schedule of other 2018 Refinancing Delayed Draw Term Lenders on file with the Administrative Agent.

Schedule III

2018 Additional Term Commitments

2018 Additional Term Lender	2018 Additional Term Commitments
Credit Suisse AG, Cayman Islands Branch	$47,000,000

Total	$47,000,000

ANNEX I

FIRST LIEN CREDIT AGREEMENT

Dated as of September 25, 2017

As amended as of March 15, 2018 and April 20, 2018

among

TGP HOLDINGS III LLC

as the Closing Date Borrower and Lead Borrower,

TRAEGER PELLET GRILLS HOLDINGS LLC

as Revolving Loan Co-Borrower

TGPX HOLDINGS II LLC

as Holdings,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Administrative Agent and Collateral Agent

and

The Lenders Party Hereto

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN SACHS BANK USA

JEFFERIES FINANCE LLC

and

RBC CAPITAL MARKETS1

as Joint Lead Arrangers and Joint Bookrunners

[1]	RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates.

TABLE OF CONTENTS

Section		Page
Article I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Interpretive Provisions	~~63~~65
1.03	Accounting Terms	~~64~~66
1.04	Rounding	~~64~~66
1.05	References to Agreements and Laws	~~64~~67
1.06	Times of Day	~~64~~67
1.07	Timing of Payment or Performance	~~65~~67
1.08	Pro Forma Calculations	~~65~~67
1.09	Basket Calculations	~~66~~68
1.10	Classification of Loans and Borrowings	~~67~~69

Article II THE COMMITMENTS AND CREDIT EXTENSIONS		~~70~~70

2.01	The Loans	~~70~~70
2.02	Borrowings, Conversions and Continuations of Loans	~~68~~71
2.03	Letters of Credit	~~71~~74
2.04	[Reserved]	~~81~~83
2.05	Prepayments	~~81~~84
2.06	Termination or Reduction of Commitments	~~88~~91
2.07	Repayment of Loans	~~89~~92
2.08	Interest	~~91~~93
2.09	Fees	~~91~~94
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~92~~94
2.11	Evidence of Indebtedness	~~93~~95
2.12	Payments Generally; Administrative Agent’s Clawback	~~93~~96
2.13	Sharing of Payments	~~95~~98
2.14	Incremental Facilities	~~96~~98
2.15	Cash Collateral	~~101~~103
2.16	Defaulting Lenders	~~102~~104

Article III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~104~~106

3.01	Taxes	~~104~~106
3.02	Illegality	~~107~~109
3.03	Inability to Determine Rates	~~107~~110
3.04	Increased Cost and Reduced Return; Capital Adequacy	~~108~~110
3.05	Funding Losses	~~109~~111
3.06	Matters Applicable to All Requests for Compensation	~~109~~111
3.07	Replacement of Lenders under Certain Circumstances	~~110~~112
3.08	Survival	~~111~~114

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~111~~114

4.01	Conditions to Initial Credit Extension	~~111~~114
4.02	Conditions to All Credit Extensions	~~115~~117

i

Article V REPRESENTATIONS AND WARRANTIES		~~115~~118

5.01	Existence, Qualification and Power	~~115~~118
5.02	Authorization; No Contravention	~~116~~118
5.03	Governmental Authorization; Other Consents	~~116~~118
5.04	Binding Effect	~~116~~118
5.05	Financial Statements; No Material Adverse Effect	~~116~~119
5.06	Litigation	~~117~~119
5.07	No Default	~~117~~119
5.08	Ownership of Property; Liens	~~117~~119
5.09	Environmental Matters	~~118~~120
5.10	Taxes	~~118~~120
5.11	ERISA Compliance	~~118~~120
5.12	Capitalization and Subsidiaries; Equity Interests	~~118~~121
5.13	Margin Regulations; Investment Company Act	~~119~~121
5.14	Disclosure	~~119~~121
5.15	Compliance with Laws	~~119~~121
5.16	Intellectual Property	~~119~~121
5.17	Solvency	~~120~~122
5.18	Labor Matters	~~120~~122
5.19	Perfection, Etc	~~120~~122
5.20	PATRIOT Act and Anti-Money Laundering Compliance	~~120~~122
5.21	Anti-Corruption Compliance	~~120~~123
5.22	OFAC	~~121~~123
5.23	Designation as Senior Debt	~~121~~123
5.24	Broker Fees	~~121~~123
5.25	Acquisition Documents	~~121~~123

Article VI AFFIRMATIVE COVENANTS		~~121~~124

6.01	Financial Statements	~~121~~124
6.02	Certificates; Other Information	~~122~~125
6.03	Notices	~~125~~127
6.04	Payment of Obligations	~~125~~127
6.05	Preservation of Existence, Etc	~~125~~127
6.06	Maintenance of Properties	~~125~~127
6.07	Maintenance of Insurance	~~126~~128
6.08	Compliance with Laws	~~126~~128
6.09	Books and Records	~~126~~128
6.10	Inspection Rights	~~126~~128
6.11	Use of Proceeds	~~127~~129
6.12	Covenant to Guarantee Obligations and Give Security	~~127~~129
6.13	Compliance with Environmental Laws	~~130~~132
6.14	Further Assurances; Post-Closing Obligations	~~130~~132
6.15	Maintenance of Ratings	~~130~~133
6.16	Anti-Corruption Laws; Sanctions	~~131~~133
6.17	ERISA	~~131~~133
6.18	Lender Calls	~~131~~133

Article VII NEGATIVE COVENANTS		~~131~~133

7.01	Liens	~~131~~133
7.02	Investments	~~135~~137
7.03	Indebtedness	~~138~~140
7.04	Fundamental Changes	~~142~~144
7.05	Dispositions	~~143~~145
7.06	Restricted Payments	~~146~~148
7.07	Change in Nature of Business	~~150~~151
7.08	Transactions with Affiliates	~~150~~152
7.09	Burdensome Agreements	~~151~~153
7.10	Use of Proceeds	~~152~~154
7.11	Maximum First Lien Net Leverage Ratio	~~153~~154
7.12	Amendments of Organization Documents	~~153~~155
7.13	Fiscal Year	~~153~~155
7.14	Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments	~~153~~155
7.15	Holding Companies	~~154~~156

Article VIII EVENTS OF DEFAULT AND REMEDIES		~~155~~157

8.01	Events of Default	~~155~~157
8.02	Remedies Upon Event of Default	~~158~~160
8.03	Right to Cure	~~158~~160
8.04	Application of Funds	~~159~~161

Article IX ADMINISTRATIVE AGENT AND OTHER AGENTS		~~161~~162

9.01	Appointment and Authorization of Agents	~~161~~162
9.02	Delegation of Duties	~~161~~163
9.03	Liability of Agents	~~162~~163
9.04	Reliance by Agents	~~162~~164
9.05	Notice of Default	~~162~~164
9.06	Credit Decision; Disclosure of Information by Agents	~~163~~164
9.07	Indemnification of Agents	~~163~~165
9.08	Agents in their Individual Capacities	~~164~~165
9.09	Successor Agents	~~164~~166
9.10	Administrative Agent May File Proofs of Claim	~~165~~167
9.11	Collateral and Guaranty Matters	~~166~~168
9.12	Secured Cash Management Agreements and Secured Hedge Agreements	~~167~~168
9.13	Other Agents; Arrangers and Managers	~~167~~169
9.14	Appointment of Supplemental Administrative Agents	~~167~~169
9.15	Withholding	~~168~~170
9.16	Agency for Perfection	~~168~~170

Article X MISCELLANEOUS		~~169~~170

10.01	Amendments, Etc.	~~169~~170
10.02	Notices; Effectiveness; Electronic Communications	~~173~~175
10.03	No Waiver; Cumulative Remedies; Enforcement	~~175~~177
10.04	Expenses and Taxes	~~175~~177
10.05	Indemnification by the Borrower	~~176~~178
10.06	Payments Set Aside	~~177~~179
10.07	Successors and Assigns	~~178~~179
10.08	Confidentiality	~~183~~185
10.09	Setoff	~~184~~186

10.10	Interest Rate Limitation	~~185~~186
10.11	Counterparts	~~185~~187
10.12	Integration; Effectiveness	~~185~~187
10.13	Survival of Representations and Warranties	~~186~~187
10.14	Severability	~~186~~187
10.15	Governing Law; Jurisdiction; Etc.	~~186~~187
10.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~187~~188
10.17	Binding Effect	~~187~~188
10.18	No Advisory or Fiduciary Responsibility	~~187~~189
10.19	Affiliate Activities	~~188~~189
10.20	Electronic Execution of Assignments and Certain Other Documents	~~188~~190
10.21	USA PATRIOT ACT; “Know Your Customer” Checks	~~189~~190
10.22	Judgment Currency	~~189~~191
10.23	Keepwell	~~190~~191
10.24	Intercreditor Agreements	~~190~~191
10.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~190~~192
10.26	Certain ERISA Matters	192

SCHEDULES

I	Guarantors
II	Immaterial Subsidiaries
2.01	Term Commitments, Revolving Credit Commitments and Pro Rata Shares
2.03(a)(vi)	Existing Letters of Credit
5.08(b)	Material Real Property
5.09	Environmental Matters
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property
5.18	Labor Matters
5.24	Broker Fees
6.14	Post-Closing Obligations
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
7.09	Existing Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Collateral Assignment (Blocker)
C-1	Closing Date Term Note
C-2	Revolving Credit Note
C-3	Delayed Draw Term Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliated Lender Assignment and Assumption
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Closing Date Intercreditor Agreement
I-1	Pari Passu Intercreditor Terms
I-2	Junior Lien Intercreditor Terms
J	Subordination Terms
K	Solvency Certificate
L	Discounted Prepayment Option Notice
M	Lender Participation Notice
N	Discounted Voluntary Prepayment Notice
O	U.S. Tax Compliance Certificates
P	Cash Management / Secured Hedge Notice
Q	Intercompany Note

v

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT is entered into as of September 25, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, including by Amendment No. 1 and Amendment No. 2 (each as defined below)), among TGP HOLDINGS III LLC, a Delaware limited liability company (the “Closing Date Borrower” or “Lead Borrower”), TGPX HOLDINGS II LLC, a Delaware limited liability company (“Holdings”), TRAEGER PELLET GRILLS HOLDINGS LLC, a Delaware limited liability company (the “Revolving Loan Co-Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS

Pursuant to the terms and conditions set forth in the Acquisition Agreement (as hereinafter defined), Holdings will acquire, directly or indirectly, all of the capital stock of the Company (as hereafter defined) (the “Acquisition”).

The Borrower (as defined below) has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders (a) lend to the Borrower $255,000,000 in the form of a closing date term loan facility, (b) make available to the Borrower a $40,000,000 delayed draw term loan facility and (c) make available to the Borrower a $30,000,000 revolving credit facility for the making of revolving loans and the issuance of letters of credit for the account of the Borrower and its Restricted Subsidiaries (as hereinafter defined), from time to time.

On the Amendment No. 1 Effective Date, the Borrower has requested additional Revolving Credit Commitments in an aggregate principal amount of $20,000,000.

On the Amendment No. 2 Effective Date, (A) Traeger Pellet Grills Holdings LLC, a Delaware limited liability company, will be added as a Revolving Credit Loan co-borrower (the “Revolving Loan Co-Borrower”) and (B) the Borrower has requested (i) refinancing Term Loans in an aggregate principal amount equal to $253,725,000, which amount shall equal 100% of the aggregate principal amount of Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date, (ii) an amendment to the Revolving Credit Commitments on the Amendment No. 2 Effective Date as set forth in Amendment No. 2, (iii) refinancing Delayed Draw Term Commitments on the Amendment No. 2 Effective Date as set forth in Amendment No. 2, (iv) additional Term Loans in an aggregate principal amount of $47,000,000 and (v) certain other modifications to this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“2018 Additional Term Commitment” has the meaning assigned to such term in Amendment No. 2.

“ 2018 Additional Term Lender” has the meaning assigned to such term in Amendment No. 2.

“ 2018 Additional Term Loans” means the 2018 Additional Term Loans incurred in accordance with, and pursuant to, Amendment No. 2.

“ 2018 Refinancing Delayed Draw Term Commitments” means the 2018 Refinancing Delayed Draw Term Commitments incurred in accordance with, and pursuant to, Amendment No. 2.

“ 2018 Refinancing Delayed Draw Term Loans” means the 2018 Refinancing Delayed Draw Term Loans incurred in accordance with, and pursuant to, Amendment No. 2.

“ 2018 Refinancing Term Commitment” has the meaning assigned to such term in Amendment No. 2.

“ 2018 Refinancing Term Lender” has the meaning assigned to such term in Amendment No. 2.

“ 2018 Refinancing Term Loans” means the 2018 Refinancing Term Loans incurred in accordance with, and pursuant to, Amendment No. 2.

“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(C).

“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(B).

“Accepting Lenders” has the meaning specified in Section 2.05(c).

“Acquisition” has the meaning specified in the preliminary statements above.

“Acquisition Agreement” means the Agreement and Plan of Merger and Partnership Interest Purchase (including the schedules and exhibits thereto), dated as of August 6, 2017, by and among the Closing Date Borrower, the Company, Merger Sub, the Blocker, Trilantic Capital Partners Associates V L.P. and TCP Traeger Holdings SPV LLC.

“Acquisition Indebtedness Yield Differential” has the meaning specified in the definition of “Permitted Acquisition Indebtedness.”

“Administrative Agent” means CS, in its capacity as administrative agent under the Facilities, and any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Lead Borrower, the Revolving Loan Co-Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affected Facility” has the meaning specified in Section 10.01.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies and its Affiliates.

“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(iii).

“Affiliated Lenders” means, collectively, Holdings and its Subsidiaries, Non-Debt Fund Affiliates and Debt Fund Affiliates.

“Agent Fee Letter” means the Agent Fee Letter, dated as of August 14, 2017, among CS, CS Securities, Holdings and the Closing Date Borrower.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this First Lien Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Alternate Currency” means a currency other than Dollars.

“Amendment No. 1” means the Amendment No. 1, dated as of March 15, 2018, among the Closing Date Borrower, Holdings, the Subsidiary Guarantors party thereto, the Lenders party thereto and CS, as administrative agent and collateral agent.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Transactions” means (a) the increases in the Revolving Credit Commitments, (b) the amendments to this Agreement and the other Loan Documents pursuant to Amendment No. 1 and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“ Amendment No. 2 ” means the Amendment No. 2, dated as of April 20, 2018, among the Closing Date Borrower, the Revolving Loan Co-Borrower, Holdings, the Subsidiary Guarantors party thereto, the Lenders party thereto and CS, as administrative agent and collateral agent.

“ Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“ Amendment No. 2 Transactions” means (a) the refinancing of 100% of the aggregate principal amount of Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date with the 2018 Refinancing Term Loans, (b) the amendment of 100% of the aggregate principal amount of Revolving Credit Commitments and Revolving Credit Loans, in each case that are outstanding immediately prior to the Amendment No. 2 Effective Date, (c) the replacement of 100% of the aggregate principal amount of Delayed Draw Term Commitments outstanding on the Amendment No. 2 Effective

Date with the 2018 Refinancing Delayed Draw Term Commitments, (d) the incurrence of the 2018 Additional Term Loans, (e) the amendments to this Agreement and the other Loan Documents pursuant to Amendment No. 2 and (f) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(b).

“Applicable Discount” has the meaning specified in Section 2.05(a)(iv)(C).

“Applicable L/C Sublimit” means (i) with respect to CS, $5,250,000, (ii) with respect to GS, $5,250,000, (iii) with respect to Jefferies, $2,250,000, (iv) with respect to Royal Bank, $2,250,000 and (v) with respect to any other L/C Issuer hereunder, the amount agreed to by such L/C Issuer in writing as it becomes an L/C Issuer hereunder; provided that any L/C Issuer may increase or decrease its respective Applicable L/C Sublimit to the extent agreed in writing by such L/C Issuer, the Borrower and the Administrative Agent.

“Applicable Rate” means a percentage per annum equal to:

(a)    with respect to the Initial Term Loans, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 5.00% per annum for Eurodollar Rate Loans and 4.00% per annum for Base Rate Loans, (ii) from thereafter until the Amendment No. 2 Effective Date, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) and (iii) on and after the Amendment No. 2 Effective Date, 4.25% per annum for Eurodollar Rate Loans and ~~4.00~~3.25 % per annum for Base Rate Loans~~, and (ii) thereafter,~~; provided, that such Applicable Rate shall be set to the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate with respect to Initial Term Loans
		Prior to the Amendment No. 2 Effective Date		On and after the Amendment No. 2 Effective Date
Pricing Level	Total Net Leverage Ratio	Eurodollar Rate	Base Rate	Eurodollar Rate	Base Rate
1	> 5.75:1.00	5.00%	4.00%	4.25%	3.25%
2	< 5.75:1.00	4.75%	3.75%	4.00%	3.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” shall apply (x) as of the first Business Day at any time after the date on which a Compliance Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of the Total Net Leverage Ratio) until the first Business Day immediately following the date on which such Compliance Certificate (which includes calculations of the Total Net Leverage Ratio) is delivered and (y) at all times during the existence of an Event of Default.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(b)     with respect to the Initial Revolving Credit Facility, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 4.75% per annum for Eurodollar Rate Loans and 3.75% per annum for Base Rate Loans, ~~and~~ (ii) thereafter until the Amendment No. 2 Effective Date, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) and (iii) on and after the Amendment No. 2 Effective Date, 4.25% per annum for Eurodollar Rate Loans and 3.25% per annum for Base Rate Loans; provided, that such Applicable Rate shall be set to the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate under Revolving Credit Facility
		Prior to the Amendment No. 2 Effective Date		On and after the Amendment No. 2 Effective Date
Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate	Base Rate	Eurodollar Rate	Base Rate
1	> 4.00:1.00	4.75%	3.75%	4.25%	3.25%
2	< 4.00:1.00 and > 3.50:1.00	4.50%	3.50%	4.00%	3.00%
3	< 3.50:1.00	4.25%	3.25%	3.75%	2.75%

(c)    with respect to any Incremental Facility established as a separate Class, the percentage per annum set forth in the Incremental Commitments Amendment with respect thereto.

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” shall apply (x) as of the first Business Day at any time after the date on which a Compliance Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of the First Lien Net Leverage Ratio) until the first Business Day immediately following the date on which such Compliance Certificate (which includes calculations of the First Lien Net Leverage Ratio) is delivered and (y) at all times during the existence of an Event of Default.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Appropriate Lender” means, at any time, (a) with respect to any Class of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Class of such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, of such Class at such time, and (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of CS Securities, GS, Jefferies and RBCCM, in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the one-month Eurodollar Rate (after giving effect to any applicable “floor”) that would be applicable to a Eurodollar Rate Loan plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, as the case may be.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“ Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan ” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan ”.

“Blocker” means TCP Traeger Blocker L.P., a Delaware limited partnership.

“Blocker Equity Contribution” has the meaning specified in Section 6.14(b).

“Board of Directors” means: (a) with respect to any corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to Holdings, the Lead Borrower, the Revolving Loan Co-Borrower or any other limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” ~~has the meaning specified in the introductory paragraph to this Agreement~~means

(a)     at any time prior to the Amendment No. 2 Effective Date, the Closing Date Borrower, and

(b)     at any time on or after the Amendment No. 2 Effective Date, (x) solely with respect to the Term Loans (and any ancillary provisions related thereto), the Closing Date Borrower, (y) solely with respect to Revolving Credit Loans and Letters of Credit (and any ancillary provisions related thereto), the Closing Date Borrower and/or the Revolving Loan Co-Borrower, as the context may require, and (z) otherwise, the Lead Borrower.

For the avoidance of doubt, (i) a reference to the Borrower and/or its Restricted Subsidiaries or Subsidiaries (or any similar phrasing) shall mean the Lead Borrower and/or its Restricted Subsidiaries or Subsidiaries, as the context may require, (ii) (A) a financial statement, consolidated balance sheet, narrative report, Consolidated EBITDA, Excess Cash Flow, First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, or fiscal year or other fiscal period of the Borrower shall mean a financial statement, consolidated balance sheet, narrative report, Consolidated EBITDA, Excess Cash Flow, First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, or fiscal year or other fiscal period of the Lead Borrower and (B) a reference to the Borrower with respect to Section 8.03 hereof shall mean the Lead Borrower, and (iii) an acceptance, acknowledgement, agreement, calculation, confirmation, consent, consultation, determination, election, notice, option, projection, request or selection by, from, to or with the Borrower shall mean an acceptance, acknowledgement, agreement, calculation, confirmation, consent, consultation, determination election, notice, option, projection, request or selection by, from, to or with, the Lead Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Purchasing Party” means the Borrower and any of its Restricted Subsidiaries.

“ Borrowers” shall mean the Closing Date Borrower and the Revolving Loan Co-Borrower.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date (and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, is a day that is also a London Banking Day.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at a financial institution selected by the Administrative Agent, in the name of the Closing Date Borrower or the Revolving Loan Co-Borrower and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge to and deposit with or deliver to the Administrative Agent (or as the Administrative Agent may direct), for the benefit of the Administrative Agent, each applicable L/C Issuer or the Revolving Credit Lenders, as collateral or other credit support for L/C Obligations or obligations of Revolving Credit Lenders to fund participations in respect thereof (as the context may require), (a) cash or deposit account balances or (b) if the applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)    direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option;

(b)    overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the Laws of the United States or any state thereof; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(c)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(d)    marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(e)    repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(f)    Investments, classified in accordance with GAAP as “current assets” of the Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a) through (e) of this definition;

(g)    investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)    (x) such local currencies in those countries in which the Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which the Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, and other cash management arrangements permitted under Article VII that is entered into by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Cash Management Bank” means (i) the Specified Cash Management Banks, (ii) any Person that at the time it enters into a Cash Management Agreement is an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender, and (iii) any Person that is, as of the Closing Date, an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender and a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement. For the avoidance of doubt, such Person shall continue to be a Cash Management Bank with respect to the applicable Cash Management Agreement even if it ceases to be an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender after the date on which it entered into such Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Subsidiary that has no material assets other than the equity interests of one or more Foreign Subsidiaries that are CFCs or CFC Holdcos.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, standard or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, standards or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, standards or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than one or more Permitted Holders; or

(b)    the adoption of a plan relating to the liquidation or dissolution of Holdings, the Lead Borrower or the Revolving Loan Co-Borrower; or

(c)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined in clause (a) above) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of Holdings, the Lead Borrower or the Revolving Loan Co-Borrower measured by voting power rather than number of shares; or

(d)    the first day on which a majority of the members of the Board of Directors of Holdings or the Lead Borrower are not Continuing Directors; or

(e)    Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Closing Date Borrower or the Revolving Loan Co-Borrower; or

(f)    a “Change of Control” under the Second Lien Credit Agreement or any refinancing thereof or a “change of control” (or similar term) under any other Indebtedness of the Borrower and its Restricted Subsidiaries having an aggregate principal amount of more than the Threshold Amount shall have occurred.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders holding Initial Term Loans, (ii) Lenders holding Delayed Draw Term Commitments, (iii) Lenders holding Initial Revolving Credit Commitments, (iv) Lenders holding loans or commitments in respect of an Incremental Term Loan Tranche and (v) Lenders holding loans or commitments in respect of an Incremental Revolving Credit Tranche, (b) with respect to Loans, each of the following classes of Loans: (i) Initial Term Loans, (ii) Initial Revolving Credit Loans, (iii) Incremental Term Loans of any Incremental Term Loan Tranche and (iv) Incremental Revolving Credit Loans of any Incremental Revolving Credit Tranche and (c) with respect to Commitments, each of the following classes of Commitments: (i) Closing Date Term Commitments, (ii) Delayed Draw Term Commitments, (iii) Initial Revolving Credit Commitments, (iv) Incremental Term Commitments of any Incremental Term Loan Tranche and (v) Incremental Revolving Credit Commitments of any Incremental Revolving Credit Tranche. For the avoidance of doubt, (x) any Loans or Commitments created pursuant to a Permitted Amendment or otherwise creating tranches of loans or commitments that have different rights in respect of priority of payments under the Loan Documents shall constitute a separate Class, (y) any Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments of any Incremental Revolving Credit Tranche denominated in an Alternate Currency, shall constitute a separate Class and (z) any Lenders holding loans or commitments in respect of an Incremental Revolving Credit Tranche denominated in an Alternate Currency shall constitute a separate Class.

“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01, which date is September 25, 2017.

“ Closing Date Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Closing Date Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit H, dated as of the date hereof, among Holdings, the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent and the Second Lien Collateral Agent and any replacement thereof.

“Closing Date Term Borrowing” means a borrowing consisting of simultaneous Closing Date Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Closing Date Term Lenders pursuant to Section 2.01(a).

“Closing Date Term Commitment” means, as to each Closing Date Term Lender, its obligation to make Closing Date Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Closing Date Term Lender’s name on Schedule 2.01 under the caption “Closing Date Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Closing Date Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Closing Date Term Lenders shall be $255,000,000 on the Closing Date.

“Closing Date Term Facility” means, at any time, (a) prior to the Closing Date, the aggregate Closing Date Term Commitments of all Closing Date Term Lenders at such time, and (b) thereafter, the aggregate Closing Date Term Loans of all Closing Date Term Lenders at such time.

“Closing Date Term Lender” means (a) at any time on or prior to the funding of the Closing Date Term Loans on the Closing Date, any Lender that has a Closing Date Term Commitment at such time and (b) at any time on or after the funding of the Closing Date Term Loans on the Closing Date, any Lender that holds Closing Date Term Loans at such time.

“Closing Date Term Loan” means an advance made by any Closing Date Term Lender under the Closing Date Term Facility.

“Closing Date Term Note” means a promissory note of the Borrower payable to any Closing Date Term Lender, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrower to such Closing Date Term Lender resulting from the Closing Date Term Loans made or held by such Closing Date Term Lender.

“Closing Financial Statements” means each of the following:

(a)    the Historical Financial Statements; and

(b)    a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the four quarter period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Closing Date, prepared after giving effect to the Closing Transactions as if the Closing Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

“Closing Transactions” means the Transactions, except as set forth in subsection (f) of the definition thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means CS, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.

“Collateral Assignment (Blocker)” means the collateral assignment by Holdings of the management rights in Blocker, substantially in the form attached as Exhibit B.

“Collateral Documents” means, collectively, the Closing Date Intercreditor Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Collateral Assignment (Blocker), each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements, intercreditor agreements, collateral assignments, or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, an Incremental Term Commitment, a Revolving Credit Commitment or an Incremental Revolving Credit Commitment, as the context may require.

“Commitment Fee” means the Delayed Draw Term Commitment Fee and the Revolving Commitment Fee.

“Commitment Letter” means the Amended and Restated Commitment Letter, dated as of August 16, 2017, among CS, CS Securities, GS, Jefferies, Royal Bank, Holdings and the Borrower.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a borrowing of Incremental Loans, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a) or (b), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Traeger Pellet Grills Holdings LLC, a Delaware limited liability company.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means (a) Taxes that are imposed on or measured by net income (however denominated) or (b) that are franchise Taxes or branch profits Taxes, in each case that are imposed as a result of a present or former connection between Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the ~~Borrower~~Lead Borrower, the Revolving Loan Co-Borrower, or any other Loan Party hereunder and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, all assets that, in accordance with GAAP, would be classified as current assets on the consolidated balance sheet of the Borrower (excluding deferred tax assets), after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, cash, Cash Equivalents and Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of the Borrower.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of the Borrower (excluding deferred tax liabilities), and the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of the Borrower.

“Consolidated EBITDA” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income of such Person and its Restricted Subsidiaries, plus (b) an amount which, in the determination of Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, has been deducted for (other than clause (x)), without duplication,

(i)    total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income of such Person and its Restricted Subsidiaries, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (g) any expensing of bridge, commitment and other financing fees and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations and (h) the interest component of Permitted Securitization and Receivables Financings),

(ii)    provision for taxes based on income, profits or capital of such Person and its Restricted Subsidiaries, including, without limitation, federal, state, franchise, unitary, capital, commercial activity, single business and similar taxes, gross receipts and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)    depreciation and amortization expense, including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Accounting Standard Codification 805 and any successor pronouncements for transactions contemplated by this Agreement (including Permitted Acquisitions) and including any non-cash impairment charges with respect to goodwill and other intangible assets~~)~~,

(iv)    cash restructuring charges or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with Permitted

Acquisitions prior to or after the Closing Date, “greenfield start-up” costs (including customer and “new door” start-up costs, new product investment and start-up costs and start-up or ramp-up of facilities) that are reasonably identifiable and factually supportable (in the good faith determination of the Borrower), non-recurring costs related to product safety, product recall and increased warranty claims, costs related to the pre-opening, opening, closure and/or consolidation of facilities, retention charges, transition, redundancy and contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment and conversion costs, excess pension charges, curtailments or modifications to pension and post-retirement employee benefit plans, reserves or expenses relating to acquisitions prior to or after the Closing Date, consulting fees, any non-recurring expense relating to enhanced accounting function and non-recurring updates to information technology systems and supply chain processes, settlement of disputes, expenses in connection with Incentive Arrangements of the type described in clause (e) of the definition thereof, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing, in each case, whether or not consummated,

(v)    (A) transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance or retirement of Indebtedness, any Equity Issuance, any Disposition or Casualty Event and any amendments or waivers of any Indebtedness, in each case, whether or not consummated, and annual rating agency fees), and (B) expenses in connection with Incentive Arrangements of a type described in clauses (a) through (d) of the definition thereof in connection with the Transactions or Permitted Acquisitions consummated prior to or after the Closing Date,

(vi)    management fees, expenses or indemnities (or special dividends in lieu thereof) permitted under Section 7.08(d),

(vii)    non-cash losses from Joint Ventures,

(viii)    fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.14,

(ix)    other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, including any charges related to write-down of accounts receivable and inventory,

(x)    the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or operational change, which is expected to result in such cost savings, operating expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of add backs made pursuant to this clause (x) shall not exceed an amount equal to 25% of Consolidated EBITDA (prior to giving effect to such add backs) for the period of four consecutive fiscal quarters most recently ended on or prior to the determination date,

(xi)    board fees and expenses (including, without limitation, reimbursement to members of the board for travel and lodging incurred in connection with attending board meetings), not to exceed $1,000,000 in the aggregate for any period prior to a Qualifying IPO,

(xii)    any costs or expenses resulting from a restructuring of the legal entity or functional organizational structure of Holdings and its Subsidiaries,

(xiii)    the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Accounting Standard Codification 715 and any successor pronouncements and Accounting Standard Codification 712 and any successor pronouncements over the cash expense in respect of such post-retirement benefits and post-employment benefits,

(xiv)    any costs or expenses arising from the application of Accounting Standard Codification 718 and any successor pronouncements (“ASC 718”), it being understood that any cash charges arising from the application of ASC 718 paid in any period shall reduce Consolidated EBITDA for such period, regardless of when such expense was incurred,

(xv)    any non-cash costs, expenses or losses arising from the application of Accounting Standard Codification 460 and any successor pronouncements,

(xvi)    to the extent not covered by clause (v) above, costs and expenses related to the administration of the Loan Documents and the Second Lien Loan Documents and reimbursed to the Administrative Agent, the Lenders, the Second Lien Administrative Agent or the Second Lien Lenders, and

(xvii)    adjustments and add-backs reflected in the QofE Report, minus

(c)    an amount which, in the determination of Consolidated Net Income of such Person and its Restricted Subsidiaries, has been included for:

(i)    federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),

(ii)    non-recurring income or gains from discontinued operations,

(iii)    all non-cash income during such period, and

(iv)    any gains or other income in respect of Incentive Arrangements (including any such gains or other income arising as a result of any reevaluation of liabilities with respect thereto).

Notwithstanding anything to the contrary, Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis shall be deemed to be $5,335,335.28 for the fiscal quarter ended on September 30, 2016, $7,970,195.66 for the fiscal quarter ended on December 31, 2016, $13,961,072.85 for the fiscal quarter ended on March 31, 2017 and $27,619,165.85 for the fiscal quarter ended on June 30, 2017.

“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit (including Letters of Credit), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until three (3) Business Days after such amount is drawn. The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset. For the avoidance of doubt, Consolidated Funded Indebtedness shall not include undrawn letters of credit.

“Consolidated Net Income” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income, excluding, without duplication:

(a)    all extraordinary, non-recurring and unusual gains or losses,

(b)    any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to the Borrower and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period, or (z) there exists in respect of any current or future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by the Borrower and its Restricted Subsidiaries,

(c)    the cumulative effect of foreign currency translations during such period to the extent included in net income and any other unrealized gains or losses on foreign currency transactions,

(d)    the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis),

(e)    solely for purposes of calculating Excess Cash Flow and the Cumulative Credit, net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period (or, for purposes of calculating the Cumulative Credit, either during such period or in respect of any future period) there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted

Subsidiary held by the Borrower and its Restricted Subsidiaries, except to the extent that such net income is distributed in cash during such period to the Borrower or to a Restricted Subsidiary of the Borrower that is not itself subject to any such encumbrance or restriction,

(f)    cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.05(a)(iv) hereof or Section 2.05(a)(iv) of the Second Lien Credit Agreement,

(g)    non-cash expenses incurred pursuant to any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(h)    any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(i)    effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, leases and debt line items thereof) resulting from the application of recapitalization accounting or acquisition or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof,

(j)    any losses or gains realized upon the disposition of property outside of the ordinary course of business,

(k)    any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisition, permitted sale, conveyance, transfer or other disposition of assets, recapitalization or merger or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with an inclusion in Consolidated Net Income in the applicable future period for any amount so excluded to the extent not so indemnified or reimbursed within such 365 day period),

(l)    cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions,

(m)    unrealized losses or gains in respect of Swap Contracts, all as determined in accordance with GAAP,

(n)    any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness or (ii) obligations under Swap Contracts or other derivative instruments, as determined in accordance with GAAP,

(o)    any non-cash costs or expenses arising from the application of Accounting Standard Codification 410,

(p)    any impairment charge or expense, asset write-off or write-down, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(q)    accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(r)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, and

(s)    the cumulative effect of a change in or the adoption, application or modification of accounting principles or policies during such period, whether effected through a cumulative effect adjustment or a retroactive application.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.05) as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Continuing Directors” means the directors of each of Holdings and the Closing Date Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Closing Date Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings or of the Closing Date Borrower.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of ~~the~~a Borrower or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than (i) any Cure Amount and (ii) the Net Cash Proceeds of Permitted Equity Issuances which have been applied to make Investments pursuant to Section 7.02(o), Restricted Payments pursuant to Section 7.06(c) or Junior Financing Prepayments pursuant to Section 7.14(a)) made to the common equity capital of the Lead Borrower after the Closing Date; provided that:

(a)    such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer on the incurrence date thereof;

(b)    such Contribution Indebtedness is incurred within two hundred and ten (210) days after the making of such cash contributions; and

(c)    the amount of such cash contributions are excluded from the calculation of the Cumulative Credit.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Trigger Amount” means, at any time, an amount equal to 35% of the Revolving Credit Facility at such time.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CS” means Credit Suisse AG, Cayman Islands Branch.

“CS Securities” means Credit Suisse Securities (USA) LLC.

“Cumulative Credit” means, at any date, an amount, determined on a cumulative basis equal to, without duplication:

(a)    $15,500,000, plus

(b)    an amount, not less than zero, equal to 50% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b), or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(c)    the sum of any Declined Amounts (to the extent not required to be used to prepay any other Indebtedness), plus

(d)    the cumulative amount of proceeds from the sale of Qualified Equity Interests of Holdings or Equity Interests of any direct or indirect parent of Holdings after the Closing Date and on or prior to such time (including upon exercise of warrants or options) (other than (i) any Cure Amount, (ii) Permitted Equity Issuances which have been applied to make Investments pursuant to Section 7.02(o), Restricted Payments pursuant to Section 7.06(c) or Junior Financing Prepayments pursuant to Section 7.14(a), or (iii) amounts applied to incur Contribution Indebtedness), which proceeds have been contributed as cash to the common equity capital of the Lead Borrower, plus

(e)    100% of the aggregate amount of contributions (in cash or Cash Equivalents or the fair market value of property received) to the Qualified Equity Interests of Holdings (or any direct or indirect parent) contributed to the Lead Borrower as a contribution to the common equity capital of the Lead Borrower after the Closing Date (other than (i) any Cure Amount, (ii) Permitted Equity Issuances which have been applied to make Investments pursuant to Section 7.02(o), Restricted Payments pursuant to Section 7.06(c) or Junior Financing Prepayments pursuant to Section 7.14(a), or (iii) amounts applied to incur Contribution Indebtedness), plus

(f)    the amount of Net Cash Proceeds from issuances of debt securities representing obligations of the Borrower and/or its Restricted Subsidiaries (other than debt securities representing intercompany Indebtedness) that have been converted into or exchanged for Qualified Equity Interests of the Lead Borrower (or Equity Interests of any direct or indirect parent of the Lead Borrower and contributed by such parent to the Lead Borrower) after the Closing Date, plus

(g)    in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) (any such Investment for purposes of this clause (g) being an “Original Investment” and the amount of any such reduction for purposes of this clause (g) being the “Reduction Amount” in respect of such Investment) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investments, to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or included in Consolidated Net Income or required to prepay or repay Term Loans or Second Lien Loans, an amount equal to the lesser of (A) the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents or other property (at fair market value) from: (i) the sale (other than to the Borrower or any such Restricted Subsidiary) of any such Equity Interests of an Unrestricted Subsidiary or any such Investments, (ii) any dividend or other distribution by any such Unrestricted Subsidiary received in respect of any such Investments, or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investments, and (B) the Reduction Amount in respect of such Original Investment as a result of any of the events described in clauses (A)(i)-(iii) of this clause (g), plus

(h)    in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary (any such designation being the “Original Designation” and the amount of any such reduction for purposes of this clause (h) being the “Reduction Amount” in respect of such designation), in the event any such Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or included in Consolidated Net Income, an amount equal to the lesser of (A) the fair market value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the Reduction Amount in respect of such Original Designation, as such amount may be reduced from time to time to the extent that all or a portion of Cumulative Credit is applied to make Investments, Restricted Payments or Junior Financing Prepayments pursuant to Section 7.02(t), 7.06(f) or 7.14(a)(i), respectively.

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Debt Fund Affiliate” means any Affiliate of the Sponsor that is a bona fide diversified debt fund primarily engaged in, or advising funds or other investment vehicles that are engaged in making, purchasing or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle that are independent of their duties to the equity holders of Holdings or any other Loan Party.

“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c)(y).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans under the applicable Facility plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the Eurodollar Rate plus the Applicable Rate applicable to such Eurodollar Rate Loan under the applicable Facility plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or an L/C Issuer, to confirm in writing to the Administrative Agent, the Borrower or such L/C Issuer that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Borrower or such L/C Issuer), or (d) has, or has a direct or indirect parent company that has, (i) become subject to a Bail-In Action, (ii) become the subject of a proceeding under any Debtor Relief Law, or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Delayed Draw Funding Date” means the date on which all conditions set forth in Section 4.02 are satisfied or waived, and all or any portion of the Delayed Draw Term Loans are funded.

“Delayed Draw Term Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Delayed Draw Term Lenders pursuant to Section 2.01(b).

“Delayed Draw Term Commitment” means, as to each Delayed Draw Term Lender, its obligation to make Delayed Draw Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Delayed Draw Term Lender’s name on Schedule ~~2.01~~III to Amendment No. 2 under the caption “2018 Refinancing Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Delayed Draw Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Delayed Draw Term Lenders shall be $40,000,000 on the ~~Closing~~Amendment No. 2 Effective Date.

“Delayed Draw Term Commitment Fee” has the meaning specified in Section 2.09(b).

“Delayed Draw Term Commitment Fee Percentage” means, in respect of the Delayed Draw Term Facility, a percentage per annum equal to: (a) (i) from the Closing Date until the thirtieth (30th) day after the Closing Date, 0%, (ii) from the thirty-first (31st) day after the Closing Date until the ninetieth (90th) day after the Closing Date, 50%, and (iii) thereafter, 100%, as applicable, multiplied by (b) the Applicable Rate applicable to Initial Term Loans that are Eurodollar Rate Loans.

“Delayed Draw Term Commitment Termination Date” means the earlier of (i) October 1, 2018 and (ii) the termination of the Delayed Draw Term Commitments in full pursuant to Section 2.06(a).

“Delayed Draw Term Facility” means, at any time, the aggregate amount of the Delayed Draw Term Lenders’ Delayed Draw Term Commitments at such time.

“Delayed Draw Term Lender” means, at any time, any Lender that has a Delayed Draw Term Commitment or Delayed Draw Term Loans at such time.

“Delayed Draw Term Loan” has the meaning specified in Section 2.01(b).

“Delayed Draw Term Note” means a promissory note of the Borrower payable to any Delayed Draw Term Lender, in substantially the form of Exhibit C-3 hereto, evidencing the indebtedness of the Borrower to such Delayed Draw Term Lender resulting from the Delayed Draw Term Loans made or held by such Delayed Draw Term Lender.

“Discount Range” has the meaning specified in Section 2.05(a)(iv)(B).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(a)(iv)(B).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(a)(iv)(A).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(a)(iv)(E).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of all Commitments and Loans then in effect; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time at the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such Alternate Currency.

“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Earn-Out Payment” means the “Earn-Out Payment” as defined in the Acquisition Agreement (as in effect on the date hereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section

10.07(b) (subject to such consents, if any, as may be required under Sections 10.07(b)(iii), (iv) and (vi)).

“Environmental Laws” means any and all federal, state, local and foreign statutes, Laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials, or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersing, dumping or disposing into or through the indoor or outdoor environment.

“Equity Contribution” has the meaning specified in the definition of “Transactions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity, or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; (j) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (k) any Foreign Benefit Event; (l) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; or (m) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where, as applicable:

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the rate that appears on the page of the Reuters Screen that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement, and (y) to the extent an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, such rate shall be the Interpolated Rate or, if such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be determined in accordance with Section 3.03 hereof; and

“Eurodollar Reserve Percentage” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the FRB or other applicable U.S. banking regulator. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the member banks of the Federal Reserve system with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

In no event shall the Eurodollar Rate be less than, in the case of Initial Term Loans only, 1.00% per annum and otherwise, 0.00% per annum.

“Eurodollar Rate Loan” means a Loan that bears interest at the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to (a) Consolidated Net Income of the Borrower and its Restricted Subsidiaries, minus (b) without duplication (in each case, for the Borrower and its Restricted Subsidiaries on a consolidated basis),

(i)    Capital Expenditures made in cash, except to the extent made using proceeds of long-term Indebtedness (excluding any revolving facility),

(ii)    Consolidated Scheduled Funded Debt Payments made in cash and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes,

(iii)    Restricted Payments made in cash by the Borrower and its Restricted Subsidiaries to the extent that such Restricted Payments are permitted to be made under Section 7.06(e), (g), (i), (j) or (k), except to the extent made using proceeds of long-term Indebtedness (excluding any revolving facility),

(iv)    the aggregate amount of voluntary or mandatory permanent principal payments or repurchases made in cash of Indebtedness of the Borrower and its Restricted Subsidiaries (excluding the Obligations) and any premium, make-whole or penalty payments paid in cash in connection therewith; provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using proceeds of long-term Indebtedness (excluding any revolving facility),

(v)    to the extent not deducted in arriving at Consolidated Net Income, cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money but including payments in respect of pension, medical or other employee benefit plans) or non-cash charges in a prior period, in each case, not made, directly or indirectly, using proceeds of long-term Indebtedness (excluding any revolving facility),

(vi)    to the extent not deducted in arriving at Consolidated Net Income, cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 7.02, any Equity Issuance or any Debt Issuance, whether or not consummated,

(vii)    except to the extent made using proceeds of long-term Indebtedness (excluding any revolving facility), cash used to consummate any Permitted Acquisition (if such Permitted Acquisition has been consummated, or committed to be consummated, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.05(b)(i) with respect to such fiscal year period), including any cash payments made in respect of Incentive Arrangements from the Transactions or Permitted Acquisitions consummated in a prior fiscal year and paid during such fiscal year period and other Investments actually made and permitted under Section 7.02 (other than pursuant to clauses (a), (c), (h), (m), (r) and (t) thereof); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (vii) with respect to a fiscal year as a result of a Permitted Acquisition or Investment that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then (A) for the avoidance of doubt, no amount shall be deducted from Excess Cash Flow pursuant to this clause (vii) as a result of such Permitted Acquisition or Investment being actually consummated for the Relevant Deduction Amount and (B) if such Permitted Acquisition or Investment is not actually consummated for the Relevant Deduction Amount prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.05(b)(i) with respect to the immediately following fiscal year period, an amount equal to such Relevant Deduction Amount shall be added to Excess Cash Flow for such immediately following fiscal year period,

(viii)    to the extent not deducted in arriving at Consolidated Net Income, cash contributions to pension and other employee benefits plans,

(ix)    to the extent not deducted in arriving at Consolidated Net Income, any cash losses from extraordinary, unusual or non-recurring items,

(x)    to the extent not deducted in arriving at Consolidated Net Income, cash payments in respect of any hedging obligations,

(xi)    to the extent not deducted in arriving at Consolidated Net Income, cash payments made in respect of the Earn-Out Payment (as defined in the Acquisition Agreement), except to the extent made, directly or indirectly, using proceeds of long-term Indebtedness (excluding any revolving facility),

(xii)    net non-cash gains and credits to the extent included in arriving at Consolidated Net Income (but excluding any non-cash gain or credit to the extent representing the reversal of an accrual or reserve described in clause (c) below), and

(xiii)    cash losses excluded from Consolidated Net Income pursuant to clauses (a) and (l) thereof, plus

(c)    net non-cash charges and losses to the extent deducted in arriving at Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(d)    expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made pursuant to clause (b) above; plus

(e)    cash gains excluded from Consolidated Net Income pursuant to clauses (a) and (l) thereof, plus

(f)    decreases in Net Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), minus

(g)    increases in Net Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting).

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the fiscal year ending on or about December 31, 2018.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary” means any Subsidiary of the Lead Borrower that is (i) an Immaterial Subsidiary, (ii) prohibited by applicable Law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization that has not been obtained in order to grant such Subsidiary Guaranty (to the extent that the Lead Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (iii) a Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (iv) a captive insurance company, (v) a not-for-profit Subsidiary, (vi) a special purpose entity used for securitization facilities, (vii) a Subsidiary not wholly-owned by the Lead Borrower and/or one or more of its Wholly-Owned Restricted Subsidiaries; (viii) a CFC or any Subsidiary that is a direct or indirect Subsidiary of a CFC, (ix) a CFC Holdco, (x) an Unrestricted Subsidiary, (xi) a Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness permitted under Section 7.03(k)(ii) and any Restricted Subsidiary thereof that Guarantees such Indebtedness, in each case to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor and such prohibition was not enacted in contemplation of such Permitted Acquisition, (xii) a Subsidiary to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower) and (xiii) from the Closing Date until the consummation of the Blocker Equity Contribution, the Blocker; provided that the Revolving Loan Co-Borrower shall not be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Lead Borrower, the Revolving Loan Co-Borrower or any other Loan Party hereunder, or required to be withheld or deducted from a payment to such recipient: (a) Taxes imposed on (or measured by) its overall net income or overall gross income (however denominated) and franchise Taxes, in each case (i) imposed by the jurisdiction under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender (excluding any L/C Issuer), in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any United States federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a Law in effect at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g), Section 3.01(h) or Section 3.01(j) and (e) any withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (i) the Credit Agreement, dated as of June 18, 2013 among Traeger Pellet Grills LLC, as the borrower thereunder, Traeger Pellet Grills Intermediate Holdings LLC, the guarantors party thereto, the lenders party thereto and Prospect Capital Corporation, as administrative agent and (ii) the Credit Agreement, dated as of October 4, 2013, among Traeger Pellet Grills LLC, as the borrower thereunder, Traeger Pellet Grills Intermediate Holdings LLC, the guarantors party thereto, the lenders party thereto and Bank of the West, as administrative agent (each as amended, supplemented or otherwise modified from time to time prior to the date of this Agreement).

“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(vi).

“Facility” means any Term Facility or any Revolving Credit Facility, as the context may require, and “Facilities” means all of them, collectively.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to CS on such day on such transactions as determined by the Administrative Agent; provided, further, that the Federal Funds Rate shall not be less than 0.00% per annum.

“Fee Letter” means the Amended and Restated Fee Letter, dated as of August 16, 2017, among CS, CS Securities, GS, Jefferies, Royal Bank, Holdings and the Borrower.

“First Lien Net Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness that is secured by a Lien (subject to Permitted Prior Liens) on any Collateral that is either (A) not subordinated to the Liens securing the Obligations or (B) subordinated to the Liens securing the Obligations but senior to the Liens securing the Second Lien Obligations (net of (i) cash and Cash Equivalents on hand that are not Restricted and (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender or any Second Lien Lender (it being understood that cash shall not be deemed “restricted” as a result of the setoff rights of any Lender under this Agreement, any Second Lien Lender under the Second Lien Credit Agreement, or any lender under any other permitted Indebtedness that is secured on a pari passu or junior basis with the Obligations)) of the Borrower and its Restricted Subsidiaries on (1) in the case of Section 7.11, the last day of the applicable fiscal quarter and (2) otherwise, the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower for (1) in the case of Section 7.11, the applicable four (4) consecutive fiscal quarter period and (2) otherwise, the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b).

“Fixed Dollar Amount” means, with respect to the incurrence of Incremental Facilities, Incremental Second Lien Facilities, Permitted Other Indebtedness and Permitted Other Second Lien Indebtedness, an amount equal to the greater of (x) $45,000,000 and (y) 75% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Flood Hazard Property” has the meaning specified in Section 6.12(d).

“Flood Notice” has the meaning specified in Section 6.12(d).

“Foreign Benefit Event” means with respect to any Foreign Plan, (a) the existence of unfunded liabilities of any Loan Party or any Restricted Subsidiary in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure of any Loan Party to make its required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Restricted Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Restricted Subsidiary, or the imposition on any of any Loan Party or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Lender” means any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any defined benefit plan (as defined in Section 3(35) of ERISA, but whether or not subject to ERISA) maintained, contributed to, or required to be contributed to, by any Loan Party or any Restricted Subsidiary with respect to its employees employed outside the United States, other than any statutorily created plan or any such plan sponsored exclusively by any Governmental Authority.

“Foreign Subsidiary” means any Subsidiary of the Lead Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“GS” means Goldman Sachs Bank USA.

“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) Holdings, (ii) the Lead Borrower (except as to its own Obligations), (iii) the Revolving Loan Co-Borrower (except as to its own Obligations), (iv) each Wholly-Owned Subsidiary of the Lead Borrower that is not an Excluded Subsidiary and is listed on Schedule I, (~~iv~~v) each other Wholly-Owned Subsidiary of the Lead Borrower that is not an Excluded Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty Supplement pursuant to Section 6.12, and (~~v~~vi) each other Restricted Subsidiary of the Lead Borrower that elects in its sole and absolute discretion (on a voluntary basis, whether or not required under this Agreement) to execute and deliver a Guaranty or Guaranty Supplement pursuant to Section 6.12; provided that, for the avoidance of doubt, from and after the Amendment No. 2 Effective Date, the Revolving Loan Co-Borrower shall not be a Guarantor pursuant to clauses (iv), (v) or (vi) hereof .

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Guaranty Supplement” has the meaning specified in the Subsidiary Guaranty.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.

“Hedge Bank” means (i) solely with respect to Secured Hedge Agreements existing on the Closing Date, the Specified Hedge ~~Banks~~Bank, (ii) any Person that at the time it enters into a Secured Hedge Agreement is an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender, ~~and~~ (iii) any Person that is, as of the Closing Date, an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender and a party to a Secured Hedge Agreement, in each case, in its capacity as a party to such Secured Hedge Agreement and (iv) JPMorgan Chase Bank and its Affiliates. For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender after the date on which it entered into such Secured Hedge Agreement.

“Historical Financial Statements” means (a) audited consolidated balance sheets and related statements of operations, changes in stockholders’ equity and cash flows of the Company for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 and (b) unaudited consolidated balance sheets and related statements of operations, changes in stockholders’ equity and cash flows of the Company for each interim quarterly period after December 31, 2016 ended at least 45 days before the Closing Date.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means each Restricted Subsidiary that meets all of the following criteria calculated on a Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a): (a) the aggregate gross assets of any Restricted Subsidiary constituting an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the Consolidated EBITDA of any Restricted Subsidiary constituting an Immaterial Subsidiary and its Restricted Subsidiaries for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period; (c) the aggregate gross assets of all Restricted Subsidiaries constituting Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the Consolidated EBITDA of all Restricted Subsidiaries constituting Immaterial Subsidiaries and their respective Restricted Subsidiaries for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary constituting an Immaterial Subsidiary at such time, the aggregate gross assets of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the Consolidated EBITDA of such Restricted Subsidiary and its Restricted Subsidiaries exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries constituting Immaterial Subsidiaries at such time, the aggregate gross assets of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the Consolidated EBITDA of such Restricted Subsidiaries and their respective Restricted Subsidiaries exceed the threshold set forth in clause (d), then the Lead Borrower shall, not later than thirty (30) days after the date by which financial statements for the fiscal year in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary. All Immaterial Subsidiaries as of the Closing Date are set forth on Schedule II. Notwithstanding the foregoing, from and after the Amendment No. 2 Effective Date, the Revolving Loan Co-Borrower shall not be an Immaterial Subsidiary.

“Incentive Arrangements” means any (a) contingent earn-out arrangements calculated by reference to the revenues, sales, earnings or operations of the entity or the assets, divisions or product lines acquired, (b) share or stock appreciation rights or share or stock option plans, (c) “phantom” share or stock plans, (d) non-competition agreements, and (e) other incentive and bonus plans entered into by Holdings or any Restricted Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses in connection with the Transactions or any Permitted Acquisition of such Person or business after the Closing Date.

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Commitments Amendment” has the meaning specified in Section 2.14(d).

“Incremental Commitments Effective Date” has the meaning specified in Section 2.14(e).

“Incremental Equivalent Yield Differential” has the meaning specified in the definition of “Permitted Other Indebtedness.”

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Lender” has the meaning specified in Section 2.14(c).

“Incremental Loans” means Incremental Term Loans and Incremental Revolving Credit Loans.

“Incremental Revolving Credit Commitment” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Facility” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Loans” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Tranche” has the meaning specified in Section 2.14(a).

“Incremental Second Lien Commitments” means the “Incremental Commitments” as defined in the Second Lien Credit Agreement as in effect on the date hereof or amended or otherwise modified in accordance with the Closing Date Intercreditor Agreement.

“Incremental Second Lien Facilities” means the “Incremental Facilities” as defined in the Second Lien Credit Agreement as in effect on the date hereof or amended or otherwise modified in accordance with the Closing Date Intercreditor Agreement.

“Incremental Term Commitment” has the meaning specified in Section 2.14(a).

“Incremental Term Lender” means (a) at any time on or prior to the closing of any applicable Incremental Term Loan Facility, any Lender that has any Incremental Term Commitment in respect thereof at such time and (b) at any time after the closing of any applicable Incremental Term Loan Facility, any Lender that holds Incremental Term Loans in respect thereof at such time.

“Incremental Term Loan Facility” has the meaning specified in Section 2.14(a).

“Incremental Term Loan Tranche” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incremental Yield Differential” has the meaning set forth in Section 2.14(b)(v).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount of all Letters of Credit and other letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) expenses accrued in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness;

(g)    all obligations of such Person in respect of Disqualified Equity Interests; and

(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

Notwithstanding the foregoing, “Indebtedness” shall not include (x) non-secured non-interest bearing indebtedness arising in the ordinary course of business under corporate credit cards or similar instruments of payment and (y) obligations arising under agreements of Holdings or a Subsidiary providing for indemnification, Incentive Arrangements, adjustment of purchase price or other post-closing payment adjustments to the extent not constituting Incentive Arrangements, in each case incurred in connection with the disposition or acquisition of the assets of any Person, a business of any Person or the Equity Interests in any Person.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Ineligible Assignee” has the meaning specified in Section 10.07(b).

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means CS, GS, Jefferies and Royal Bank.

“Initial Revolving Credit Commitment” means the Revolving Credit Commitment of each Initial Lender on the Closing Date as increased by Amendment No. 1 on the Amendment No. 1 Effective Date and as amended by Amendment No. 2 on the Amendment No. 2 Effective Date.

“Initial Revolving Credit Facility” means the Revolving Credit Commitments initially made available by the Revolving Credit Lenders to the Borrower on the Closing Date as increased by Amendment No. 1 on the Amendment No. 1 Effective Date and as amended by Amendment No. 2 on the Amendment No. 2 Effective Date.

“Initial Revolving Credit Loans” means the Revolving Credit Loans made under the Initial Revolving Credit Facility.

“Initial Term Loans” means the Closing Date Term Loans and the Delayed Draw Term Loans.

“Inside Maturity Basket” means $25,000,000 in the aggregate for the principal amount of all Indebtedness incurred within the Inside Maturity Basket hereunder.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit Q evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.

“Intercreditor Agreement” means each of (a) the Closing Date Intercreditor Agreement and (b) any other intercreditor agreements executed in connection with the incurrence of any Indebtedness secured by Liens ranking (x) pari passu with the Liens securing the Obligations and/or (y) junior to the Liens securing the Obligations and senior to the Liens securing the Second Lien Obligations, in each case, requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, and one or more Senior Representatives of Indebtedness incurred under Section 2.14 or Section 7.03 or any other party, as the case may be, and acknowledged by the Borrower, Holdings and the other Loan Parties, conforming substantially to the Intercreditor Terms or otherwise reasonably acceptable to the Administrative Agent.

“Intercreditor Terms” shall mean (x) the terms set forth in Exhibit I-1 in respect of Indebtedness secured by Liens ranking pari passu with the Liens securing the Obligations (except to the extent otherwise reasonably agreed by the Borrower and the Administrative Agent) or otherwise on such terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) or (y) the terms set forth in Exhibit I-2 in respect of Indebtedness secured by Liens ranking junior to the Liens securing the Obligations and senior to the Liens securing the Second Lien Obligations (except to the extent otherwise reasonably agreed by the Borrower and the Administrative Agent) or otherwise on such terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Appropriate Lenders, twelve months thereafter, as selected by the Lead Borrower or the Revolving Loan Co-Borrower in its Committed Loan Notice; provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date of the Class of Loans under the Facility under which such Loan was made.

Notwithstanding the foregoing, to the extent the Borrower has elected to borrow Term Loans on the Closing Date or Incremental Term Loans on an Incremental Commitments Effective Date, as the case may be, as Eurodollar Rate Loans, the Interest Period may, at the election of the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), have a different duration (it being understood that any such Interest Period will be calculated based on the next longest Interest Period referred to above), such that such Interest Period ends on the next succeeding quarterly amortization date with respect to the Term Loans or Incremental Term Loans, as applicable.

“Interpolated Rate” means, in relation to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for deposits in Dollars) that is shorter than the Interest Period of that Eurodollar Rate Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for deposits in Dollars) that exceeds the Interest Period of that Eurodollar Rate Loan, in each case, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Borrower or a Restricted Subsidiary.

“Investors” has the meaning specified in the definition of “Transactions.”

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable L/C Issuer and in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the applicable Borrower (or any applicable Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Jefferies” means Jefferies Finance LLC.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Restricted Subsidiaries and (b) any Person in whom the Borrower or any of its Restricted Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“ JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning specified in Section 10.22(a).

“Judgment Currency Conversion Date” has the meaning specified in Section 10.22(a).

“Junior Financing” has the meaning specified in Section 7.14(a).

“Junior Financing Documentation” means the Second Lien Loan Documents and any documentation governing any other Junior Financing.

“Junior Financing Prepayment” has the meaning specified in Section 7.14(a).

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, an amendment or other modification thereto or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Fee” has the meaning specified in Section 2.03(h).

“L/C Issuer” means CS, GS, Jefferies and Royal Bank, and each other Lender reasonably acceptable to the Borrower and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Jefferies will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies for all purposes under the Loan Documents. Notwithstanding anything to the contrary herein, none of CS, GS, Jefferies or Royal Bank or their respective Affiliates shall be required to issue any Letters of Credit hereunder other than standby Letters of Credit denominated in Dollars.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed “outstanding” in the amount of such drawing. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments outstanding at such time, including, for the avoidance of doubt, the latest maturity date of any Class of Term Loans, Revolving Credit Commitments, Incremental

Term Loans or Incremental Revolving Credit Commitments established pursuant to any Incremental Commitments Amendment, in each case, as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment in accordance with Section 10.01).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Election” has the meaning set forth in Section 1.08(b).

“LCT Test Date” has the meaning set forth in Section 1.08(b).

“ Lead Borrower” means, from and after the Amendment No. 2 Effective Date, the Closing Date Borrower.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.

“Lender Participation Notice” has the meaning specified in Section 2.05(a)(iv)(C).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the applicable Borrower or Borrowers and the Administrative Agent.

“Letter of Credit” means (a) any standby letter of credit or, if provided by the applicable L/C Issuer in the ordinary course of its business, commercial or documentary letter of credit, bank guarantee, guarantee, performance bond, advance payment guarantee or bond, warranty, bid guarantee or bond, in each case, in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer, and (b) any other similar guarantees, indemnities or other financial accommodations requested by the applicable Borrower and consented to by the Administrative Agent and the applicable L/C Issuer. Letters of Credit may be issued in Dollars and other currencies mutually agreed between ~~the~~such Borrower and the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means (i) with respect to each L/C Issuer that is a Revolving Credit Lender under the Initial Revolving Credit Facility, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Initial Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (ii) with respect to any L/C Issuer that is a Revolving Credit Lender under any Incremental Revolving Credit Tranche, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for such Incremental Revolving Credit Tranche (or, if such day is not a Business Day, the next preceding Business Day); provided, however, that if an L/C Issuer is a Revolving Credit Lender under both the Initial Revolving Credit Facility and one or more Incremental Revolving Credit Tranches, then the Letter of Credit Expiration Date for such L/C Issuer will be the latest applicable Letter of Credit Expiration Date.

“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means a Permitted Acquisition or other permitted Investment or repayment or redemption of, or offer to purchase, any Indebtedness, in each case for which the consummation thereof is not conditioned on the availability of financing.

“Loan” means an extension of credit by a Lender to the applicable Borrower hereunder in the form of a Term Loan or a Revolving Credit Loan.

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) the Agent Fee Letter, (vii) each Letter of Credit Application or other Issuer Document, (viii) any Incremental Commitments Amendment, (ix) any Loan Modification Agreement, and (x) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application or other Issuer Document, (vi) the Fee Letter, (vii) the Agent Fee Letter, (viii) any Incremental Commitments Amendment, (ix) any Loan Modification Agreement, (x) each Secured Cash Management Agreement, and (xi) each Secured Hedge Agreement.

“Loan Modification Accepting Lender” has the meaning specified in Section 10.01.

“Loan Modification Agreement” has the meaning specified in Section 10.01.

“Loan Modification Offer” has the meaning specified in Section 10.01.

“Loan Parties” means, collectively, the ~~Borrower~~Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Management Shareholders” has the meaning specified in the definition of “Permitted Holders.”

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) (x) on the Closing Date, a Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the date hereof) and (y) after the Closing Date, a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which ~~the~~a Borrower or any of the Loan Parties is a party, or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $4,000,000) owned in fee by ~~the~~a Borrower or a Guarantor.

“Maturity Date” means: (a) with respect to the Initial Revolving Credit Facility, the earliest of (i) September 25, 2022, (ii) the date of termination in whole of the Revolving Credit Commitments or the obligation to issue, amend or extend Letters of Credit pursuant to Section 2.06(a) or 8.02 and (iii) the date that the Revolving Credit Loans under the Initial Revolving Credit Facility are declared due and payable pursuant to Section 8.02, (b) with respect to the Closing Date Term Facility and the Delayed Draw Term Facility, the earliest of (i) September 25, 2024 and (ii) the date that the Term Loans are declared due and payable pursuant to Section 8.02, and (c) with respect to any Incremental Term Loan Tranche or Incremental Revolving Credit Tranche, the maturity date set forth in the applicable Incremental Commitments Amendment with respect thereto.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger Sub” means TGP Holdings Merger Sub LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Properties” means each parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(a)(iii).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.

“Net Cash Proceeds” means:

(a)    with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

(b)    with respect to the issuance of any Equity Interest by the Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such issuance; and

(c)    with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (i) Holdings, (ii) any Subsidiary of Holdings, (iii) any Debt Fund Affiliate, and (iv) any natural person.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Guarantor Debt Cap” means an amount equal to the greater of (x) $12,500,000 and (y) 21.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and costs that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that the Obligations shall not include Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Loans” has the meaning specified in Section 2.05(a)(iv)(C).

“OID” has the meaning specified in the definition of “Yield”.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Designation” has the meaning specified in the definition of “Cumulative Credit.”

“Original Investment” has the meaning specified in the definition of “Cumulative Credit.”

“Other Equity” has the meaning specified in the definition of “Transactions.”

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), as the case may be, occurring prior to such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that, for all purposes of this Agreement, the Outstanding Amount of any Revolving Credit Loans or L/C Obligations in respect of Letters of Credit denominated in an Alternate Currency shall be the Dollar Equivalent thereof.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning set forth in Section 10.07(l).

“PATRIOT Act” has the meaning specified in Section 10.21(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (not including a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Permits” has the meaning specified in Section 5.01.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Acquisition Indebtedness” means Indebtedness that is incurred in connection with a Permitted Acquisition or other permitted Investment; provided that after giving effect on a Pro Forma Basis to the incurrence thereof, (i) in the case of any Permitted Acquisition Indebtedness that is secured by Liens that are (A) pari passu with the Liens securing any or all of the Obligations or (B) junior to the Liens securing any or all of the Obligations and senior to the Liens securing any or all of the Second Lien Obligations, the First Lien Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Acquisition Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 4.00:1.00, (ii) in the case of any Permitted Acquisition Indebtedness that is secured on a junior basis to any or all of the Liens securing the Obligations, the Secured Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Acquisition Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 6.00:1.00, (iii) in the case of any Permitted Acquisition Indebtedness that is unsecured, the Total Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Acquisition Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 6.00:1.00 and (iv) in the case of any Permitted Acquisition Indebtedness that is secured by Liens on assets not constituting Collateral, the Total Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Acquisition Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) to exceed 6.00:1.00; provided, further, in each case, that: (A) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, the maturity date of such Indebtedness shall not be earlier than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of any then outstanding Term Loans; (B) if the initial Yield on any Permitted Acquisition Indebtedness secured on a pari passu basis with the Obligations and incurred in the form of syndicated loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being herein referred to as the “Acquisition Indebtedness Yield Differential”) the Yield then in effect for any outstanding Initial Term Loans, then the Applicable Rate then in effect for such outstanding Initial Term Loans shall be automatically increased by the Acquisition Indebtedness Yield Differential, effective upon the incurrence of such Permitted Acquisition Indebtedness (and in respect of the Acquisition Indebtedness

Yield Differential in the form of an interest rate “floor,” at the option of the Borrower, such increase will be reflected solely as an increase to the interest rate floor applicable to the Initial Term Loans); provided that, for purposes of the foregoing calculation, any Permitted Acquisition Indebtedness that is fixed rate Indebtedness shall be swapped to a floating rate on a customary matched maturity basis; (C) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing; (D) if such Indebtedness is secured by any of the Collateral, the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to (1) the Closing Date Intercreditor Agreement and (2) in addition to the Closing Date Intercreditor Agreement, (x) if secured on a pari passu basis with the Obligations, a pari passu Intercreditor Agreement on terms consistent with the Intercreditor Terms and (y) if secured on a junior basis to the Obligations and a senior basis to the Liens securing the Second Lien Obligations, a junior lien Intercreditor Agreement on terms consistent with the Intercreditor Terms; (E) no such Indebtedness incurred pursuant to clause (i) or (ii) above shall be secured by assets other than Collateral; and (F) no such Indebtedness incurred pursuant to clause (i), (ii) or (iii) above shall be Guaranteed by any Person other than the Loan Parties.

“Permitted Amendments” has the meaning specified in Section 10.01.

“Permitted Encumbrances” means any Liens or other encumbrances on any Mortgaged Property permitted under the applicable mortgage policy.

“Permitted Equity” has the meaning specified in the definition of “Transactions.”

“Permitted Equity Issuance” means, without duplication, (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings after the Closing Date the proceeds of which are contributed to the common equity of the Lead Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Lead Borrower to Holdings after the Closing Date, or (c) any capital contribution to the Lead Borrower after the Closing Date.

“Permitted Holders” means (a) the Sponsor and the members of the management of Holdings and its Subsidiaries (the “Management Shareholders”) and (b) any person or entity with which the Sponsor and the Management Shareholders form a “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) so long as, in the case of this clause (b), the Sponsor either (i) beneficially owns more than 50% of the Voting Stock beneficially owned by such group or (ii) has the right or ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election directors to the Board of Directors of the Lead Borrower (or any direct or indirect parent of the Lead Borrower that holds directly or indirectly an amount of voting stock of the Lead Borrower such that the Lead Borrower is a Subsidiary of such holding company) with a majority of the voting power of such board of directors.

“Permitted Other Indebtedness” means Indebtedness incurred pursuant to documentation other than the Loan Documents, that is either unsecured or secured by Permitted Other Indebtedness Liens and/or Permitted Additional Liens (as defined below), and the aggregate principal amount of which shall not exceed the sum of (x) the Fixed Dollar Amount minus the aggregate principal amount of (i) all Incremental Commitments (assuming any such commitments are fully drawn) incurred under Section 2.14(a)(x), (ii) all Incremental Second Lien Commitments (assuming any such commitments are fully drawn) incurred under Section 2.14(a)(x) of the Second Lien Credit Agreement and (iii) all Permitted Other Second Lien Indebtedness incurred under clause (x) of the definition thereof, plus (y) (1) in respect of Pari Passu Permitted Other Indebtedness (as defined below), the aggregate principal amount of all voluntary terminations of any portion of the Revolving Credit Commitments pursuant to Section 2.06(a), all voluntary prepayments of Term Loans pursuant to Sections 2.05(a)(i) and (iv) and Section 10.07(i) (to the extent made by the Borrower or any of its Subsidiaries and such Loans have been cancelled), and all voluntary prepayments of Permitted Other Indebtedness that is secured by Permitted Other Indebtedness Liens that are pari passu with the Liens securing any or all of the Obligations and that constitute term loans that may not be reborrowed, in each case made at or prior to such time (in each case, other than (i) prepayments of Indebtedness incurred in reliance on clause (z) of Section 2.14(a) and (ii) prepayments funded with proceeds of Indebtedness) minus the aggregate principal amount of all Incremental Commitments (assuming the full funding thereof) incurred under Section 2.14(a)(y) and (2) in respect of Permitted Other Indebtedness other than Pari Passu Permitted Other Indebtedness, all voluntary prepayments of Second Lien Loans pursuant to Sections 2.05(a)(i) and (iv) and Section 10.07(i) (to the extent made by the Borrower or any of its Subsidiaries and such Second Lien Loans have been cancelled) of the Second Lien Credit Agreement, and all voluntary prepayments of Permitted Other Indebtedness that is secured by Permitted Other Indebtedness Liens that are junior to the Liens securing any or all of the Obligations and that constitute term loans that may not be reborrowed, in each case made at or prior to such time (in each case, other than (i) prepayments of Indebtedness incurred in reliance on clause (z) of Section 2.14(a) of the Second Lien Credit Agreement and (ii) prepayments funded with the proceeds of Indebtedness), minus the aggregate principal amount of all Incremental Commitments (as defined in the Second Lien Credit Agreement) (assuming the full funding thereof) incurred under Section 2.14(a)(y) of the Second Lien Credit Agreement plus (z) such additional amount so long as, after giving Pro Forma Effect to the incurrence thereof (assuming for such purposes that the entire amount of all such Incremental Commitments are fully funded) (i) in the case of any Permitted Other Indebtedness that is secured by Permitted Other Indebtedness Liens that are (A) pari passu with the Liens securing any or all of the Obligations or (B) junior to the Liens securing any or all of the Obligations and senior to the Liens securing any or all of the Second Lien Obligations (“Pari Passu Permitted Other Indebtedness”), the First Lien Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Other Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 4.00:1.00, (ii) in the case of any Permitted Other Indebtedness that is secured by Permitted Other Indebtedness Liens that are junior to the Liens securing any or all of the Obligations, the Secured Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Other Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 6.00:1.00 and (iii) in the case of any Permitted Other Indebtedness that is unsecured or secured by Liens on assets not constituting Collateral (such Liens, “Permitted Additional Liens”), the Total Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Permitted Other Indebtedness) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 6.00:1.00 (it being understood and agreed that the Lead Borrower may (I) incur such Indebtedness under clauses (x), (y) or (z) in such order as it may elect in its sole discretion at the time of such incurrence, without giving Pro Forma Effect to any Permitted Other Indebtedness (or any portion thereof) permitted to be incurred under clauses (x) and (y) of this definition that is being incurred concurrently when calculating the amount of Permitted Other Indebtedness (or any portion thereof) that may be incurred pursuant to clause (z) of this definition) and (II) later reclassify Indebtedness incurred under clause (x) or (y) of this definition as incurred pursuant to clause (z) of this definition, if at the time of such reclassification, the Lead Borrower would have been permitted to incur such Indebtedness under such clause (z); provided, in each case, that: (A) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, the maturity date of such Indebtedness shall not be earlier than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of any then outstanding Term Loans; (B) the covenants and events of default of such Indebtedness (x) when taken as a whole, are no more favorable to the lenders providing such Indebtedness than those set forth in this Agreement (as reasonably determined by the Borrower) or (y)

are customary for “high yield” securities (provided that, at the Borrower’s option in its sole discretion, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (B), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); provided that if the initial Yield on any Permitted Other Indebtedness secured on a pari passu basis with the Obligations and incurred in the form of syndicated term loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being herein referred to as the “Incremental Equivalent Yield Differential”) the Yield then in effect for any outstanding Initial Term Loans, then the Applicable Rate then in effect for such outstanding Initial Term Loans shall be automatically increased by the Incremental Equivalent Yield Differential, effective upon the incurrence of such Permitted Other Indebtedness (and in respect of the Incremental Equivalent Yield Differential in the form of an interest rate “floor,” at the option of the Borrower, such increase will be reflected solely as an increase to the interest rate floor applicable to the Initial Term Loans); provided, further, that for purposes of the foregoing calculation, any Permitted Other Indebtedness that is fixed rate Indebtedness shall be swapped to a floating rate on a customary matched maturity basis; (C) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing (limited in connection with Indebtedness incurred to finance a Limited Condition Transaction to Events of Default under Section 8.01(a), (f) or (g)); (D) if such Permitted Other Indebtedness is secured, the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to (1) the Closing Date Intercreditor Agreement and (2) in addition to the Closing Date Intercreditor Agreement, (x) if secured on a pari passu basis with the Obligations, a pari passu Intercreditor Agreement on terms consistent with the Intercreditor Terms and (y) if secured on a junior basis to the Obligations and a senior basis to the Liens securing the Second Lien Obligations, a junior lien Intercreditor Agreement on terms consistent with the Intercreditor Terms; (E) the Lead Borrower (or, in the case of Permitted Other Indebtedness incurred pursuant to clause (z)(iii) above, any Restricted Subsidiary that is not a Guarantor) shall be the obligor in respect of any such Indebtedness; (F) no such Indebtedness (other than Permitted Other Indebtedness incurred pursuant to clause (z)(iii) above) shall be secured by assets other than Collateral; and (G) no such Indebtedness (other than Permitted Other Indebtedness incurred pursuant to clause (z)(iii) above) shall be Guaranteed by any Person other than the Loan Parties.

“Permitted Other Indebtedness Liens” means Liens on the Collateral securing Permitted Other Indebtedness or Permitted Other Second Lien Indebtedness on a pari passu basis with or junior basis to any or all of the Liens securing the Obligations; provided that such Liens are granted under security documents to a collateral agent for the benefit of the holders of the Permitted Other Indebtedness and subject to (1) the Closing Date Intercreditor Agreement and (2) in addition to the Closing Date Intercreditor Agreement, (x) if secured on a pari passu basis with the Obligations, a pari passu Intercreditor Agreement on terms consistent with the Intercreditor Terms and (y) if secured on a junior basis to the Obligations and a senior basis to the Liens securing the Second Lien Obligations, a junior lien Intercreditor Agreement on terms consistent with the Intercreditor Terms, and that is entered into among the Collateral Agent, the Second Lien Collateral Agent (solely in the case of the Closing Date Intercreditor Agreement), such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu treatment of such Liens with the Liens securing, as applicable, the Obligations or Second Lien Obligations.

“Permitted Other Second Lien Indebtedness” means “Permitted Other Indebtedness” as defined in the Second Lien Credit Agreement.

“Permitted Prior Liens” means Liens permitted pursuant to Section 7.01 (other than Sections 7.01(a), (p)(ii), (w), (x) and (ll)).

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization, receivables finance, supplier finance or factoring finance transactions.

“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the earlier of (x) the maturity date of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (y) 91 days after the Latest Maturity Date of all Classes of Commitments and Loans then in effect; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by Liens that are junior to the Liens securing the Obligations, the Liens securing such modification, refinancing, refunding, renewal, replacement or extension are junior to the Liens securing the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (v) the terms and conditions (including, if applicable, as to collateral, but excluding in respect of interest, fees, call protection and other economic terms) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants), (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, or (z) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that, at the Borrower’s option in its sole discretion, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (vi) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (vii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subject to an Intercreditor Agreement, such modification, refinancing, refunding, renewal, replacement or extension is subject to an Intercreditor Agreement, (viii) no such Indebtedness shall be secured by assets other than the assets securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (ix) no such Indebtedness shall be Guaranteed by any person other than the persons Guaranteeing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (x) at the time thereof, no Event of Default shall have occurred and be continuing.

“Permitted Securitization and Receivables Financing” means any one or more securitization or receivables financings, factoring financings and supplier financings, in each case, on customary market terms (in the reasonable determination of the Borrower), in which the Borrower or any Restricted Subsidiary (i) sells (as determined in accordance with GAAP) any Receivables and/or Permitted Receivables Related Assets (collectively, together with certain property relating thereto and the right to collections thereon, being the “Transferred Assets”) in return for cash consideration at fair market value with a customary discount to face value (as reasonably determined by the Borrower) to any Person that is not a Subsidiary or Affiliate of the Lead Borrower (with respect to any such transaction, the “Receivables Financier”) and/or (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets; provided that any such Permitted Securitization and Receivables Financing shall be either non-recourse to the Borrower and its Restricted Subsidiaries or, if any such Permitted Securitization and Receivables Financing is recourse to the Borrower or any Restricted Subsidiary, the aggregate amount of Indebtedness arising in connection with all such recourse financing shall not exceed at any time outstanding the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Permitted Surviving Debt” has the meaning specified in the definition of “Transactions.”

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse AG, Cayman Islands Branch as its prime rate in effect at its principal office in New York, New York and notified to the Borrower. The prime rate is a rate set by Credit Suisse AG, Cayman Islands Branch based upon various factors including Credit Suisse AG, Cayman Islands Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement: (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.16), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(B).

“ PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QofE Report” means the Quality of Earnings Report of Ernst & Young dated August 8, 2017 provided by the Sponsor to the Arrangers.

“Qualified ECP Loan Party” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests which are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lenders” has the meaning specified in Section 2.05(a)(iv)(D).

“Qualifying Loans” has the meaning specified in Section 2.05(a)(iv)(D).

“RBCCM” means RBC Capital Markets2.

“Receivables” means any accounts receivable owed to the Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered, no matter how evidenced, whether or not earned by performance) or pursuant to any other contractual right, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and all proceeds of such accounts receivable.

“Receivables Financier” has the meaning specified in the definition of “Permitted Securitization and Receivables Financings.”

“Reduction Amount” has the meaning set forth in the definition of “Cumulative Credit.”

“Refinancing” has the meaning specified in the definition of “Transactions.”

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Indebtedness” has the meaning specified in the definition of “Repricing Transaction.”

“Repricing Transaction” means, other than in the context of a transaction involving a Qualifying IPO, a Change of Control or the financing of any Significant Acquisition, (i) the repayment, prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans under this Agreement with the incurrence of any Indebtedness (“Repricing Indebtedness”) the primary purpose of which is to implement an effective interest cost or weighted average yield (to be determined by the Administrative Agent, taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such Initial Term Loans and (B) four years), but excluding any arrangement, structuring, syndication, closing payments or other fees or payments payable in connection therewith that are not shared with all lenders or holders thereof generally and in their capacity as lenders or holders) that is less than the effective interest cost or weighted average yield of (to be determined by the Administrative Agent, on the same basis as above) such Initial Term Loans immediately prior to such refinancing, replacement or repricing of the Initial Term Loans, and (ii) any amendment, waiver, consent or modification to the Initial Term Loans (and any mandatory assignments thereof in connection therewith) the primary purpose of which relates to the lowering of the effective interest cost or weighted average yield applicable to the Initial Term Loans.

[2]	RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Delayed Draw Term Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the aggregate Outstanding Amount of all Delayed Draw Term Loans and (b) the aggregate unused Delayed Draw Term Commitments; provided that the unused Delayed Draw Term Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the sum of (a) the aggregate Outstanding Amount of all Term Loans, and (b) the aggregate unused Term Commitments; provided that the unused Term Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that (i) such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(b), 7.01(i), 7.01(o), 7.01(p), 7.01(w), 7.01(x) and 7.01(ll) (but, in the case of Sections 7.01(w), 7.01(x) and 7.01(ll), only to the extent the Obligations are secured by such cash and Cash Equivalents)) in favor of any Person other than the Collateral Agent, any Lender, the Second Lien Collateral Agent, or any Second Lien Lender or (ii) such cash or Cash Equivalents are proceeds of the Delayed Draw Term Loans or the 2018 Additional Term Loans, in each case, until the Earn-Out Payment has been paid in full in cash.

“Restricted Group” means the Borrower and its Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Proceeds” has the meaning specified in Section 2.05(b)(vii).

“Restricted Subsidiary” means any Subsidiary of the Lead Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” shall mean (a) with respect to any Revolving Credit Loan denominated in any Alternate Currency, each of the following: (i) the date of the Borrowing of such Revolving Credit Loan and (ii) each date of a continuation of such Revolving Credit Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Alternate Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Commitment Fee Percentage” means (i) in respect of the Initial Revolving Credit Facility, a percentage per annum equal to: (a) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	First Lien Net Leverage Ratio	Revolving Commitment Fee Percentage
1	> 3.75:1.00	0.50%
2	≤ 3.75:1.00	0.375%

and (ii) in respect of any Incremental Revolving Credit Tranche, the percentage per annum set forth in the Incremental Commitments Amendment with respect thereto.

Any increase or decrease in the Revolving Commitment Fee Percentage resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” shall apply (x) as of the first Business Day at any time after the date on which a Compliance Certificate was required to have been delivered but was not delivered (or was delivered but did not contain the calculations of the First Lien Net Leverage Ratio) until the first Business Day immediately following the date on which such Compliance Certificate (which includes calculations of the First Lien Net Leverage Ratio) is delivered and (y) at all times during the existence of an Event of Default.

Notwithstanding anything to the contrary contained in this definition, the determination of the Revolving Commitment Fee Percentage for any period shall be subject to the provisions of Section 2.10(b).

“Revolving Commitment Percentage” means, for each Revolving Credit Lender, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate amount of such Revolving Credit Lender’s Revolving Credit Commitments by (ii) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders, in each case as in effect on the relevant date of determination.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Class and Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to ~~the~~a Borrower pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on (i) at any time prior to the Amendment No. 1 Effective Date, Schedule 2.01 under the caption “Revolving Credit Commitment” and (ii) at any time on or after the Amendment No. 1 Effective Date, Schedule II of Amendment No. 1 or, in each case, in the Assignment and Assumption or Incremental Commitments Amendment pursuant to which such Lender becomes a party hereto or pursuant to which such commitment is created hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders shall be (x) $30,000,000 on the Closing Date and (y) $50,000,000 on the Amendment No. 1 Effective Date, in each case, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, and includes the Initial Revolving Credit Facility and each Incremental Revolving Credit Tranche.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means a loan made by any Revolving Credit Lender under any Revolving Credit Facility.

“Revolving Credit Note” means a promissory note of ~~the~~a Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of ~~the~~such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“ Revolving Loan Co-Borrower” has the meaning specified in the preliminary statements above.

“Royal Bank” means Royal Bank of Canada.

“S&P” means Standard & Poor’s Financial Services LLC, and any successor thereto.

“Sanctioned Country” means a country that is itself the target of territorial Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine).

“Sanctioned Entity” means (a) a government of a Sanctioned Country, (b) an agency of the government of a Sanctioned Country, (c) a Person directly or indirectly owned or controlled by the government of a Sanctioned Country, or (d) a Person organized under the Laws of, located or resident in, or determined to be located or resident in, a Sanctioned Country.

“Sanctioned Person” means (a) a Person named on (i) the list of Specially Designated Nationals and Blocked Persons or other Sanctions list maintained by OFAC or the U.S. Department of State, or (ii) any comparable sanctions-related list maintained by the United Nations Security Council, the European Union, or any European Union member state, or (b) a Person owned or controlled by one or more Persons named on the list of Specially Designated Nationals or Blocked Persons or other Sanctions list maintained by OFAC, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union, or any European Union member state.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement Cap” means the sum of (i) $115,000,000 plus (ii) the aggregate principal amount of Incremental Second Lien Facilities incurred under the Second Lien Credit Agreement as in effect on the date hereof.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the guarantors from time to time party thereto, the Second Lien Administrative Agent, the Second Lien Collateral Agent and the Second Lien Lenders party thereto.

“Second Lien Facility” means the second lien term loan facility pursuant to the Second Lien Credit Agreement.

“Second Lien Lender” means any “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement as in effect on the date hereof.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” means the “Obligations” as defined in the Second Lien Credit Agreement.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank and for which written notice substantially in the form of Exhibit P has been delivered by the Borrower or such Restricted Subsidiary or the Cash Management Bank to the Administrative Agent, which (i) specifies that such agreement is a Secured Cash Management Agreement and (ii) acknowledges and accepts such Cash Management Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank and for which written notice substantially in the form of Exhibit P has been delivered by the Borrower or such Restricted Subsidiary or the Hedge Bank to the Administrative Agent, which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other Obligations and is a Secured Hedge Agreement and (ii) acknowledges and accepts such Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

“Secured Net Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness that is secured by a Lien on any Collateral (net of (i) cash and Cash Equivalents on hand that are not Restricted and (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, or any Second Lien Lender (it being understood that cash shall not be deemed “restricted” as a result of the setoff rights of any Lender under this Agreement, any Second Lien Lender under the Second Lien Credit Agreement, or any lender under other permitted Indebtedness that is secured on a pari passu or junior basis therewith)) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b).

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks that are parties to Secured Hedge Agreements, the Cash Management Banks that are parties to Secured Cash Management Agreements, any Supplemental Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(c) and each other holder of the Obligations.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Security Agreement” means, collectively, the First Lien Security Agreement dated as of the Closing Date executed by the Loan Parties and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time and substantially in the form of Exhibit G, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.12 or 6.14.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any Specified Refinancing Debt or any other Indebtedness permitted hereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Significant Acquisition” means an acquisition that is either not permitted under this Agreement or which results in Consolidated EBITDA of the Borrower, determined on a Pro Forma Basis after giving effect thereto, being equal to or greater than 125% of Consolidated EBITDA of the Borrower immediately prior to the consummation of such acquisition.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Acquisition Agreement Representations” means those representations made by or with respect to the Company, its subsidiaries and their respective businesses in the Acquisition Agreement that are material to the interests of the Initial Lenders, but only to the extent that the Lead Borrower or an Affiliate thereof has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Specified Affiliate Indebtedness” has the meaning specified in Section 7.03(r).

“Specified Cash Management Bank” means (i) JPMorgan Chase Bank and (ii) Bank of the West, in each case together with their respective Affiliates.

“Specified Hedge Bank” means (i) JPMorgan Chase Bank and (ii) Bank of the West, in each case, together with their respective Affiliates.

“Specified Refinancing Debt” means Indebtedness (or unfunded commitments in respect thereof) that is either unsecured (if such Indebtedness is incurred pursuant to a document other than this Agreement) or secured by Specified Refinancing Liens; provided that: (A) an amount equal to the principal amount of such Indebtedness (or unfunded commitments in respect thereof) is applied concurrently with the incurrence thereof to prepay the Loans pursuant to Section 2.05(b)(iii) or any previously incurred Specified Refinancing Debt (or, in the case of unfunded commitments, to permanently reduce the commitments under the Revolving Credit Facility); (B) other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, the maturity date of such Indebtedness shall not be earlier than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (C) the covenants and events of default (excluding pricing and optional prepayment, repurchase or redemption terms) of such Indebtedness shall be substantially identical to, or no more favorable, when taken as a whole, to the lender providing such Specified Refinancing Debt than those set forth in this Agreement, except for those terms that are applicable only to periods after the Latest Maturity Date of all Classes of Commitments and Loans then in effect (provided that, at the Borrower’s option in its sole discretion, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such

Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; (E) there shall be no borrowers or guarantors in respect of such Indebtedness that are not the Lead Borrower or a Guarantor, and the borrower with respect to such Indebtedness shall be the Lead Borrower (provided that, if such Specified Refinancing Debt constitutes a refinancing of Revolving Credit Commitments and/or Revolving Credit Loans owing by the Revolving Loan Co-Borrower, the borrower in respect of such Indebtedness may include the Revolving Loan Co-Borrower); (F) if secured, such Indebtedness shall not be secured by any assets that do not constitute Collateral (and may not be secured pursuant to security documentation that is more restrictive to the Loan Parties than the Collateral Documents), and the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to (1) the Closing Date Intercreditor Agreement and (2) in addition to the Closing Date Intercreditor Agreement, (x) if secured on a pari passu basis with the Obligations, a pari passu Intercreditor Agreement on terms consistent with the Intercreditor Terms and (y) if secured on a junior basis to the Obligations and a senior basis to the Liens securing the Second Lien Obligations, a junior lien Intercreditor Agreement on terms consistent with the Intercreditor Terms; (G) the terms relating to the holding of loans under such Indebtedness by an Affiliated Lender shall be no less restrictive to such Affiliated Lender than those in Sections 10.01 and 10.07; and (H) the principal amount (or accreted value, if applicable) of any such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so subject to such refinancing except by an amount equal to accrued and unpaid interest, unpaid premium thereon and reasonable fees and expenses incurred, in connection with such Specified Refinancing Debt.

“Specified Refinancing Liens” means Liens on the Collateral securing Specified Refinancing Debt on a junior basis to, or a pari passu basis with, the Liens securing the Obligations; provided that, in the case of Specified Refinancing Debt incurred under this Agreement, such Liens are the same Liens with the same priority as the Liens securing the Obligations and are granted under the Collateral Documents and, otherwise, such Liens are granted under security documents to a collateral agent for the benefit of the holders of such Specified Refinancing Debt that are not more restrictive to Holdings, the Borrower and their Restricted Subsidiaries than the Collateral Documents (provided that, at the Borrower’s option in its sole discretion, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the security documents with respect to such Specified Refinancing Debt or drafts of such security documents, stating that the Borrower has determined in good faith that such security documents satisfy the requirement set forth in the first proviso above, shall be conclusive evidence that such security documents satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period) and are subject to (1) the Closing Date Intercreditor Agreement and (2) in addition to the Closing Date Intercreditor Agreement, (x) if secured on a pari passu basis with the Obligations, a pari passu Intercreditor Agreement on terms consistent with the Intercreditor Terms and (y) if secured on a junior basis to the Obligations and a senior basis to the Liens securing the Second Lien Obligations, a junior lien Intercreditor Agreement on terms consistent with the Intercreditor Terms, in each case, which provides for lien sharing and for the junior or pari passu treatment, as the case may be, of such Liens with and relative to the Liens securing the Obligations.

“Specified Representations” means those representations made in Sections 5.01(a) and (b)(ii), 5.02(a), 5.03(a), 5.04, 5.13, 5.17 (as evidenced by the certificate delivered pursuant to Section 4.01(a)(ix)), 5.19 (subject to the last paragraph of Section 4.01) and 5.20, and solely with respect to the use of proceeds of the Loans made on the Closing Date, Sections 5.21 and 5.22.

“Specified Second Lien Refinancing Debt” means “Specified Refinancing Debt” (as defined in the Second Lien Credit Agreement as in effect on the date hereof).

“Specified Second Lien Refinancing Liens” means, to the extent permitted by the Closing Date Intercreditor Agreement, “Specified Refinancing Liens” (as defined in the Second Lien Credit Agreement as in effect on the date hereof).

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes), any Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any material restructuring of the Lead Borrower or implementation of initiative not in the ordinary course of business.

“Sponsor” means (x) AEA Investors LP and (y) Ontario Teachers’ Pension Plan, together with their respective Affiliates, in each case other than any portfolio company of any of the foregoing.

“Sponsor Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among TGP Holdings I LLC, AEA Investors LP and the other parties thereto.

“Spot Rate” for a currency means, on any Revaluation Date or other relevant date of determination, the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with Dollars through its principal foreign exchange trading office; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Equivalent amount of Revolving Credit Loans and Letters of Credit that are denominated in any Alternate Currency. The Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amount between any Alternate Currency and Dollars until the next occurring Revaluation Date.

“Subordination Terms” shall mean the terms set forth in Exhibit J in respect of Indebtedness subordinated in right of payment to the Obligations (except to the extent otherwise reasonably agreed by the Borrower and the Administrative Agent) or otherwise on such terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Subsequent Transaction” has the meaning specified in Section 1.08(b).

“Subsidiary” of a Person means a corporation, partnership, Joint Venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Lead Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other Guaranty and Guaranty Supplement delivered pursuant to Section 6.12.

“Subsidiary Redesignation” has the meaning specified in the definition of “Unrestricted Subsidiary.”

“Successor Borrower” has the meaning specified in Section 7.04(a).

“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees, or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Closing Date Term Borrowing, a Delayed Draw Term Borrowing, an Incremental Term Loan Borrowing, or ~~both~~all of them collectively as the context may require.

“Term Commitment” means the Closing Date Term Commitment, the Delayed Draw Term Commitment, the Incremental Term Commitments or all of them collectively, as the context may require.

“Term Facility” means, at any time, the Closing Date Term Facility, the Delayed Draw Term Facility, any Incremental Term Loan Facility or all of them collectively, as the context may require.

“Term Lender” means the Closing Date Term Lenders, the Delayed Draw Term Lenders, the Incremental Term Lenders or all of them collectively, as the context may require.

“Term Loan” means a Closing Date Term Loan, a Delayed Draw Term Loan, an Incremental Term Loan or all of them collectively, as the context may require.

“Term Note” means a Closing Date Term Note, a Delayed Draw Term Note, or both of them collectively, as the context may require.

“Threshold Amount” means the greater of (x) $15,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

“Total Net Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted and (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, or any Second Lien Lender (it being understood that cash shall not be deemed “restricted” as a result of the setoff rights of any Lender under this Agreement, any Second Lien Lender under the Second Lien Credit Agreement or any lender under any other permitted Indebtedness that is secured on a pari passu or junior basis therewith)) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been (or are required to be) delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the sum of the aggregate Outstanding Amount of all Revolving Credit Loans and the aggregate Outstanding Amount of all L/C Obligations.

“Transaction Costs” has the meaning specified in the definition of “Transactions.”

“Transactions” means the acquisition of the Company by the Sponsor and associated funds and certain other investors (collectively, the “Investors”), together with each of the following transactions consummated or to be consummated in connection therewith:

(a)    the Acquisition;

(b)    equity contributions in the form of (x) common equity and (y) preferred equity having terms reasonably acceptable to the Arrangers (together with equity described in the foregoing clause

(x), “Permitted Equity”) being made in cash directly or indirectly to Holdings (which shall be contributed in cash by Holdings to the Borrower in the form of common equity or invested in the Borrower in the form of common equity) by the Investors (the “Equity Contribution”), in an aggregate amount that, when taken together with all Permitted Equity rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings issued to, or otherwise directly or indirectly held or acquired by, any existing shareholders and management of the Company and its Subsidiaries (the “Other Equity”) will be not less than 35% of the sum of (i) the aggregate principal amount of the Facilities made available on the Closing Date, (ii) the aggregate principal amount of the commitments in respect of the Delayed Draw Term Facility on the Closing Date, (iii) the aggregate principal amount of Second Lien Loans made available on the Closing Date, (iv) the aggregate amount of Permitted Surviving Debt, (v) the Equity Contribution, and (vi) the Other Equity; provided that on the Closing Date the Sponsor shall have the right or ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election directors to the board of directors of the Borrower (or any direct or indirect parent of the Company that holds directly or indirectly an amount of voting stock of the Company such that the Company is a Subsidiary of such holding company) with a majority of the voting power of such board of directors;

(c)    substantially all existing Indebtedness for borrowed money of the Company and its Subsidiaries (including, for the avoidance of doubt, all Indebtedness outstanding under the Existing Credit Agreements) other than intercompany Indebtedness and existing Capitalized Leases, other Indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and Indebtedness that the Arrangers and Holdings reasonably agree may remain outstanding after the Closing Date (collectively, the “Permitted Surviving Debt”), will be refinanced by the Facilities and the Second Lien Facility, terminated or discharged and satisfied and all liens securing any such indebtedness will be released (the “Refinancing”) at the closing of the Acquisition; provided that, for the avoidance of doubt, letters of credit outstanding on the Closing Date no longer available to the Company and its Subsidiaries may be backstopped or replaced by Letters of Credit issued under the Revolving Credit Facility on the Closing Date;

(d)    the Borrower obtaining the Facilities;

(e)    the Borrower obtaining the Second Lien Facility in an aggregate principal amount of $115,000,000;

(f)    the Borrower or one or more of its Affiliates making the Earn-Out Payment as and when due and utilizing the Delayed Draw Term Facility in connection therewith; and

(g)    all fees, premiums and expenses (including any “original issue discount”, “upfront fees” or similar fees) incurred in connection with the Transactions (the “Transaction Costs”) being paid.

“Transferred Assets” has the meaning specified in the definition of “Permitted Securitization and Receivables Financings.”

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the ‘Uniform Customs and Practice for Documentary Credits’, as most recently published by the International Chamber of Commerce in its Publication No. 600 (or such later version thereof as may be acceptable to the applicable L/C Issuer and in effect at the time of issuance of such Letter of Credit).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Lead Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Lead Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s or any Restricted Subsidiary’s Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the Second Lien Credit Agreement and any then outstanding Permitted Other Indebtedness, Permitted Other Second Lien Indebtedness, Permitted Acquisition Indebtedness and Specified Refinancing Debt and Specified Second Lien Refinancing Debt, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (f) the Lead Borrower shall be in compliance with the financial covenant contained in Section 7.11 (whether or not such covenant is otherwise applicable at such time) following the designation of such Unrestricted Subsidiary on a Pro Forma Basis, and (g) the Lead Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of the preceding clauses (a) through (f), and (2) any subsidiary of an Unrestricted Subsidiary. The Lead Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation, (iv) the Lead Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of the preceding clauses (i) through (iii) ~~and~~, (v) none of Traeger Pellet Grills~~,~~ LLC or any direct or indirect parent of Traeger Pellet Grills~~,~~ LLC may be designated as an Unrestricted Subsidiary and (vi) none of the Revolving Loan Co-Borrower or any direct or indirect parent of the Revolving Loan Co-Borrower may be designated as an Unrestricted Subsidiary. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. As of the Closing Date, all Subsidiaries of the Borrower are Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that are at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means ~~the~~any Borrower, any Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” for any Indebtedness (whether in the form of loans or notes) as of any date of determination, means the sum of (x) the interest rate margin for such Indebtedness that bears interest based on a eurodollar rate on such date and (y) if such Indebtedness is originally advanced at a discount or the lenders or holders making the same receive an “upfront” or similar fee (excluding for the avoidance of doubt, reasonable and customary arrangement, underwriting, syndication, structuring and commitment fees or other fees payable to any arrangers or underwriters in connection therewith) directly or indirectly from Holdings or ~~the~~a Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the principal amount of such Indebtedness, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Indebtedness as of the date such Indebtedness is incurred and (B) four; provided that for purposes of determining the Incremental Yield Differential, the Incremental Equivalent Yield Differential or the Acquisition Indebtedness Yield Differential, any difference between the “eurodollar rate floors” with respect to the relevant Indebtedness shall be equated to interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Facility shall be required, to the extent an increase in the interest rate floor in the existing Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term Facility shall be increased to the extent of such differential between interest rate floors; provided, further, that any Indebtedness that constitutes fixed-rate Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis. The Yield of any Indebtedness shall be determined after taking into account any repricing of such Indebtedness that has become effective prior to such date of determination (it being understood that if any such repricing was effected as a refinancing tranche, the OID applicable to the refinanced loans shall be taken into account in addition to any OID applicable to the refinancing loans). The Yield shall be determined by the Administrative Agent in consultation with the Borrower.

1.02    Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)    The term “including” is by way of example and not limitation.

(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Loan Document shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b)    If at any time any change in GAAP or the application thereof affects the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders), but without any fees being payable in connection therewith; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

(c)    Notwithstanding anything to the contrary in this Section 1.03, the adoption, issuance or coming into effect of any accounting standards after the Closing Date shall not cause any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Closing Date to be treated as a Capitalized Lease or Attributable Indebtedness.

1.04    Rounding. Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or any Intercreditor Agreement; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York Time.

1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.08    Pro Forma Calculations.

(a)    Notwithstanding anything to the contrary herein, for purposes of this Agreement and the other Loan Documents, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and Consolidated EBITDA shall be calculated (including, but not limited to, for purposes of Section 2.14) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio and the Secured Net Leverage Ratio, as applicable, for purposes of determining (a) the applicable percentage of Excess Cash Flow set forth in Section 2.05, (b) actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the maximum First Lien Net Leverage Ratio pursuant to Section 7.11 and (c) the Applicable Rate and the Revolving Commitment Fee Percentage, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

(b)    Notwithstanding anything to the contrary herein, in connection with any action required to be taken in connection with a Limited Condition Transaction, for purposes of:

(i)    calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio and other financial calculations (including, but not limited to, for purposes of Section 2.14);

(ii)    determining compliance with representations, warranties, Defaults or Events of Default; or

(iii)    testing availability under covenant baskets set forth in this Agreement (including covenant baskets measured as a percentage of Consolidated EBITDA);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions required to be entered into in connection therewith (including any incurrence or repayment of Indebtedness and the use of proceeds thereof) as of the LCT Test Date, the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with; provided that availability under any ratio and the determination of whether the relevant condition is satisfied calculated on the applicable LCT Test Date may in any event be recalculated, at the option of the Borrower, on the closing date of the Limited Condition Transaction. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction required to be entered into in connection with such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether any such required transaction is permitted under this Agreement, any such ratio, test or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and such other required transaction (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any other ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary, in each case, not required to be entered into in connection with the applicable Limited Condition Transaction (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated or (y) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction (or the date on which the Lead Borrower demonstrates to the Administrative Agent that it has elected not to pursue such Limited Condition Transaction), for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions required to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(c)    Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

1.09    Basket Calculations.

(a)    If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that for purposes of determining compliance with any Dollar denominated restrictions on the incurrence of Liens, Investments, Indebtedness, Dispositions, Restricted Payments or Junior Financing Prepayments, the Dollar Equivalent principal amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Junior Financing Prepayment shall be calculated based on the relevant currency exchange rate in effect on the date of such incurrence, granting, making or application, as applicable; provided, further, that the maximum amount of any Liens, Investments, Indebtedness, Dispositions, Restricted Payments or Junior Financing Prepayment shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(b)    With respect to the calculation of any leverage ratio herein or in any other Loan Document prior to the first date that financial statements have been delivered pursuant to Section 6.01(a) or (b), such leverage ratio shall be tested with respect to the four (4) consecutive fiscal quarter period ending on or around June 30, 2017 (and Consolidated EBITDA, as used in any such ratio, shall be determined in accordance with the last paragraph of the definition of “Consolidated EBITDA”).

(c)    For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or Junior Financing Prepayment meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time, and if such exceptions and baskets in a given covenant include a combination of fixed amounts (including any component thereof based on a percentage of Consolidated EBITDA) and amounts permitted under incurrence-based tests in concurrent transactions, any utilization of an incurrence-based basket in such covenant concurrently with a fixed basket in such covenant shall be calculated without giving effect to the concurrent utilization of such fixed amounts. Furthermore, the Lead Borrower may, in its sole discretion, divide, classify or, solely in connection with Sections 7.01 and 7.03, reclassify, or at any later time divide, classify or, solely in connection with Sections 7.01 and 7.03, reclassify, any such transaction (or any portion thereof) and will only be required to include the amount and type of such transaction in any one category; provided that (w) all Indebtedness outstanding under the Loan Documents (including any Incremental Facilities) will at all times be deemed to be outstanding in reliance on Section 7.03(a)(i), (x) all Indebtedness outstanding under the Second Lien Loan Documents (including any Incremental Second Lien Facilities) will at all times be deemed to be outstanding in reliance on Section 7.03(a)(ii), (y) all Indebtedness under Swap Contracts will at all times be deemed to be outstanding in reliance on Section 7.03(g) and (z) no such classification or reclassification shall obviate the requirement for any Indebtedness secured by any of the Collateral to be subject to one or more Intercreditor Agreements.

1.10    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “Eurodollar Rate Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    The Loans.

(a)    The Closing Date Term Loans and Incremental Term Loans. Subject to the terms and conditions set forth herein, (i) each Closing Date Term Lender severally agrees to make a single term loan denominated in Dollars to the Borrower on the Closing Date in an amount not to exceed such Closing Date Term Lender’s Closing Date Term Commitment and (ii) each Incremental Term Lender agrees to make a Term Loan to the Borrower as and when set forth in the applicable Incremental Commitments Amendment. The Closing Date Term Borrowing shall consist of Closing Date Term Loans made simultaneously by the Closing Date Term Lenders in accordance with their respective Closing Date Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Closing Date Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    The Delayed Draw Term Loans.

(i)    Subject to the terms and conditions set forth herein, each Delayed Draw Term Lender severally agrees to make a single term loan (a “Delayed Draw Term Loan”) denominated in Dollars to the Borrower on the Delayed Draw Funding Date in an amount not to exceed such Delayed Draw Term Lender’s Delayed Draw Term Commitment. Each Delayed Draw Term Borrowing shall consist of Delayed Draw Term Loans made simultaneously by the applicable Delayed Draw Term Lenders in accordance with their respective applicable Delayed Draw Term Commitments. Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed. Delayed Draw Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(ii)    The Borrower shall be entitled to request Delayed Draw Term Loans pursuant to this Section 2.01(b) on not more than one (1) occasion.

From and after the Amendment No. 2 Effective Date, the 2018 Refinancing Term Loans shall be deemed to be “Term Loans” and “Initial Term Loans” for all purposes of this Agreement and the other Loan Documents.

(c)    Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to ~~the~~each Borrower denominated in Dollars from time to time, on any Business Day until the Maturity Date of the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (a) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments and (b) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, ~~the~~each Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(d)     The Amendment No. 2 Borrowing and Refinancing(e) . Subject to the terms and conditions set forth herein, (i) each 2018 Additional Term Lender severally agrees to make a single term loan denominated in Dollars to the Borrower on the Amendment No. 2 Effective Date in an amount not to exceed such 2018 Additional Term Lender’s 2018 Additional Term Commitment and (ii) each 2018 Refinancing Term Lender severally agrees to make a single term loan denominated in Dollars to the Borrower on the Amendment No. 2 Effective Date in an amount not to exceed such 2018 Refinancing Term Lender’s 2018 Refinancing Term Commitment. Amounts borrowed under this Section 2.01(d) and subsequently repaid or prepaid may not be reborrowed. Immediately upon the funding of the 2018 Additional Term Loans and the 2018 Refinancing Term Loans and without further action from any Person, (i) such 2018 Additional Term Loans and 2018 Refinancing Term Loans shall automatically constitute “Term Loans” and “Initial Term Loans” for all purposes of this Agreement and the other Loan Documents and (ii) such 2018 Additional Term Lender and 2018 Refinancing Term Lender shall, in each case, automatically constitute a “Term Lender”, for all purposes of this Agreement and the other Loan Documents. For the avoidance of doubt, immediately following the effectiveness of the Amendment No. 2 Effective Date, there shall not exist under this Agreement any tranche of Term Loans other than a single tranche of Term Loans consisting of the 2018 Refinancing Term Loans and the 2018 Additional Term Loans.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each Borrowing of Term Loans, each conversion of Term Loans from one Type to the other and each continuation of Eurodollar Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, prior to the applicable time specified in the immediately succeeding sentence. Each such notice must be received by the Administrative Agent not later than (A) with respect to Borrowings of Term Loans consisting of Eurodollar Rate Loans on the Closing Date, 12:00 noon (New York Time) one (1) Business Day prior to the Closing Date (it being understood that the Eurodollar Base Rate applicable to such initial Interest Period will be the higher of (x) the Eurodollar Base Rate determined two (2) Business Days prior to the Closing Date and (y) the Eurodollar Base Rate determined on the Closing Date), (B) with respect to other Borrowings of Term Loans consisting of Eurodollar Rate Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Borrowing, or (C) with respect to Borrowings of Base Rate Loans, 12:00 noon (New York Time) on the date of the proposed Borrowing; provided, however, that if the Borrower wishes to request a Term Loan that is a Eurodollar Rate Loan having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon (New York Time) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon (New York Time) three (3) Business Days prior to the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether the Borrower is requesting a Borrowing of Term Loans, a conversion of Term Loans from one Type to the other, if applicable, or a continuation of Eurodollar Rate Loans, (2) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Term Loans to be borrowed, converted or continued, (4) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, if applicable, and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans or automatic continuation as Eurodollar Rate Loans with an Interest Period of one (1) month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.

(b)    Each Borrowing of Revolving Credit Loans, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Revolving Credit Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of ~~the~~such Borrower, prior to the applicable time specified in the immediately succeeding sentence. Each such notice must be received by the Administrative Agent not later than (A) with respect to Borrowings of Revolving Credit Loans consisting of Eurodollar Rate Loans on the Closing Date, 12:00 noon (New York Time) two (2) Business Days prior to the Closing Date, (B) with respect to other Borrowings of Revolving Credit Loans consisting of Eurodollar Rate Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Borrowing, or (C) with respect to Borrowings of Base Rate Loans, 12:00 noon (New York Time) on the date of the proposed Borrowing; provided, however, that if ~~the~~such Borrower wishes to request a Revolving Credit Loan that is a Eurodollar Rate Loan having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon (New York Time) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon (New York Time) three (3) Business Days prior to the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of Revolving Credit Loans upon less than three Business Days’ notice shall be made as Base Rate Loans only. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; provided that Base Rate Loans may be made in a lesser aggregate amount that is equal to the entire undrawn amount of Revolving Credit Commitments. Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether ~~the~~such Borrower is requesting a Borrowing of Revolving Credit Loans, a conversion of Revolving Credit Loans from one Type to the other, if applicable, or a continuation of Eurodollar Rate Loans, (2) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (4) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, ~~and~~ (5) if applicable, the duration of the Interest Period with respect thereto and (6) the Borrower of such Revolving Credit Loans. If ~~the~~a Borrower fails to specify a Type of Revolving Credit Loan in a Committed Loan Notice or if ~~the~~a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. If ~~the~~a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. If the Committed Loan Notice does not specify the Borrower of the Revolving Credit Loans, it will be deemed to have specified the Lead Borrower. Any such automatic conversion to Base Rate Loans or automatic continuation as Eurodollar Rate Loans with an Interest Period of one (1) month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. Each Borrowing and payment of Revolving Credit Loans denominated in Dollars (other than pursuant to Section 2.07(d) or as a result of the voluntary reduction of Revolving Credit Commitments on a non-pro rata basis as between different Classes of the Revolving Credit Facility) will be made on a pro rata basis among all Classes of Revolving Credit Commitments denominated in Dollars.

(c)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or automatic continuation as Eurodollar Rate Loans with an Interest Period of one (1) month described in Sections 2.02(a) and (b).

(d)    In the case of a Borrowing of Term Loans, each Appropriate Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York Time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(e)    In the case of a Borrowing of Revolving Credit Loans, each Appropriate Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York Time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by ~~the~~such Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by ~~the~~a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, and second, to ~~the~~such Borrower as provided above.

(f)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the applicable Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans may be converted to or continued as Eurodollar Rate Loans and the Required Lenders may demand that any or all of the then outstanding Loans be prepaid and/or any or all of the then outstanding Eurodollar Rate Loans be converted into Base Rate Loans on the last day of the then current Interest Period with respect thereto or on such other day as the Required Lenders may demand.

(g)    The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate and the Spot Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(h)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(i)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders and the ~~Borrower~~Borrowers and the Guarantors set forth in this Section 2.03 and elsewhere in the Loan Documents and subject to the conditions precedent set forth in Section 4.02, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date applicable to such L/C Issuer, to issue Letters of Credit at the request of and for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts or other demands for payment presented under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (v) the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments of all Revolving Credit Lenders, (w) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Credit Commitment, (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, (y) the face amount of Letters of Credit issued by such L/C Issuer would exceed the Applicable L/C Sublimit of such L/C Issuer, or (z) the conditions precedent set forth in Section 4.02 are not satisfied with respect to such L/C Credit Extension as of the date of such L/C Credit Extension. Within the foregoing limits, and subject to the terms and conditions hereof, ~~the~~a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly ~~the~~such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The applicable Borrower may, in its discretion, select which L/C Issuer is to issue any particular Letter of Credit, subject to the Applicable L/C Sublimit of each L/C Issuer. Upon the Maturity Date of any Class of Revolving Credit Commitments, the Applicable L/C Sublimit of each L/C Issuer shall be reduced on a pro rata basis with that of each other L/C Issuer to the extent the Applicable L/C Sublimits collectively exceed the amount of the remaining Revolving Credit Commitments after any such Maturity Date. Notwithstanding anything to the contrary herein, in no event may the Applicable L/C Sublimit of any L/C Issuer be increased under this Agreement without the consent of such L/C Issuer. If the Maturity Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the Maturity Date shall not have so occurred are then in effect, the Revolving Credit Lenders holding Revolving Credit Commitments under such non-maturing Classes shall be required to purchase ratable participations in such Letter of Credit to cover the participations of the Revolving Credit Lenders under such maturing Class up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments under such non-maturing Classes at such time and (ii) to the extent not fully reallocated pursuant to the immediately preceding clause (i), the applicable Borrower shall Cash Collateralize any such Letter of Credit. If ~~the~~a Borrower is required to Cash Collateralize any Letter of Credit as provided in the immediately preceding sentence and fails to do so, such Letter of Credit will be deemed to be drawn and the provisions of Section 2.03(c), including the provisions relating to a request for a Revolving Credit Borrowing and the funding of Lenders’ participations, will be applicable as if such Letter of Credit were drawn.

(ii)    No L/C Issuer shall be under any obligation to make any L/C Credit Extension if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from making such L/C Credit Extension, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit or financial accommodations generally or such L/C Credit Extension in particular;

(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (other than a Letter of Credit which may have a longer expiry date as agreed by the applicable L/C Issuer and, if such longer expiry date is after the Letter of Credit Expiration Date for the applicable L/C Issuer, the Administrative Agent and the Revolving Credit Lenders) would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders, the Administrative Agent and such L/C Issuer have approved such expiry date;

(C)    the expiry date of any requested Letter of Credit would occur after the Letter of Credit Expiration Date for the applicable L/C Issuer, unless all of the Revolving Credit Lenders, the Administrative Agent and such L/C Issuer have approved such expiry date;

(D)    such L/C Credit Extension would violate one or more policies of such L/C Issuer now or hereafter in effect or ~~the~~a Borrower shall not have complied with Section 10.21(b) with respect to such L/C Credit Extension;

(E)    such Letter of Credit is in an initial stated amount less than $5,000, in the case of a commercial or documentary Letter of Credit or a Letter of Credit in the form of a guarantee, warranty, bond or a similar instrument, or $100,000, in the case of a standby Letter of Credit, or such Letter of Credit is to be denominated in an Alternate Currency;

(F)    the conditions precedent set forth in Section 4.02 are not satisfied with respect to such L/C Credit Extension as of the date of such L/C Credit Extension;

(G)    any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the applicable L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate the applicable L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the applicable L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(H)    such Letter of Credit is not a standby Letter of Credit, unless consented to by the applicable L/C Issuer.

(iii)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to each L/C Issuer.

(v)    It is agreed that, in the case of the issuance of any commercial or documentary Letter of Credit, such commercial or documentary Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

(vi)    Notwithstanding anything to the contrary herein, it is agreed that the conditions precedent to the issuance of those Letters of Credit listed on Schedule 2.03(a)(vi) which shall be issued on the Closing Date (the “Existing Letters of Credit”) shall be limited to the conditions precedent set forth in Section 4.01. For the avoidance of doubt, the issuance (or “grandfathering” into this Agreement) of Existing Letters of Credit shall not be subject to the procedures set forth in Section 2.03(b).

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application appropriately completed and signed by a Responsible Officer of ~~the~~such Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:30 p.m. (New York Time) at least three (3) Business Days (or such later date and time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the type thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the currency in which such Letter of Credit is to be denominated; (I) whether the Letter of Credit is issued for the account of the Borrower or a Restricted Subsidiary (and identifying such Restricted Subsidiary); provided that the ~~Borrower~~Lead Borrower or Revolving Loan Co-Borrower, as applicable, shall be a co-applicant, and shall be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary (other than the Revolving Loan Co-Borrower); and (J) such other matters as the applicable L/C Issuer may reasonably request

(including the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably request.

(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested L/C Credit Extension is permitted in accordance with the terms hereof (including the satisfaction of the conditions precedent set forth in Section 4.02), then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of ~~the~~such Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share of the Revolving Credit Facilities times the amount of such Letter of Credit.

(iii)    If ~~the~~a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, ~~the~~such Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date of the applicable L/C Issuer; provided, however, that such L/C Issuer shall have no obligation to permit any such extension if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise) or (B) it has received notice (which may be by telephone (if promptly confirmed in writing) or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent or, if no Default or Event of Default is continuing, ~~the~~such Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower a true and complete copy of such Letter of Credit or such amendment and furnish to the Administrative Agent details of such Letter of Credit or such amendment. The Administrative Agent will promptly notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein, and upon a specific request by any Revolving Credit Lender, furnish to such Revolving Credit Lender details of such Letter of Credit or such amendment.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. If such L/C Issuer notifies ~~the~~such Borrower of such payment prior to 11:00 a.m. (New York Time) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), ~~the~~such Borrower shall reimburse on such day (or the next succeeding Business Day, as provided below) the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such notice is not provided to ~~the~~such Borrower prior to 11:00 a.m. (New York Time) on the Honor Date, then ~~the~~such Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees and interest (including interest accruing from and after the date of drawing to but excluding the date of reimbursement (if not reimbursed on the date of drawing)) at the per annum rate of interest applicable to a Revolving Credit Loan that is a Base Rate Loan in respect of any such Letter of Credit. If ~~the~~such Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, ~~the~~such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans with respect to each Letter of Credit to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02, but subject to (x) the amount of the unutilized portion of the Revolving Credit Commitments and (y) the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York Time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan with respect to each Letter of Credit to the applicable Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans with respect to each Letter of Credit because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, ~~the~~any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of ~~the~~a Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.

(i)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such

L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of such L/C Issuer or the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by the Administrative Agent or such L/C Issuer, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of ~~the~~each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that ~~the~~any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other Guarantee, for all or any of the Obligations of ~~the~~any Borrower in respect of such Letter of Credit;

(vi)    any adverse change in the relevant exchange rates or in the availability of the relevant currency to ~~the~~any Borrower or in the relevant currency markets generally; or

(vii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, ~~the~~any Borrower.

(f)    Role of L/C Issuer. Each Lender and ~~the~~each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction in a final, non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. ~~The~~Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or any proceeds thereof; provided, however, that this assumption is not intended to, and shall not, preclude ~~the~~such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, ~~the~~such Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to ~~the~~such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by ~~the~~such Borrower which have been determined by a court of competent jurisdiction in a final, non-appealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, whether or not the same may prove to be invalid or ineffective for any reason.

(g)    Applicability of ISP98, UCP and Other Rules. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower or when it is amended with the consent of the beneficiary thereof, (i) with respect to each Letter of Credit that is a standby letter of credit, the rules of the ISP shall apply to such Letter of Credit that is a standby letter of credit and (ii) with respect to each Letter of Credit that is a commercial or documentary letter of credit, the rules of the UCP shall apply to such Letter of Credit that is a commercial or documentary letter of credit. Such rules as determined by the L/C Issuer in consultation with the applicable Borrower shall apply to each Letter of Credit that is a bank guarantee, guarantee, performance bond, advance payment guarantee or bond, warranty, bid guarantee or bond or any other similar guarantee, indemnity or other financial accommodation requested by ~~the~~such Borrower and consented to by the Administrative Agent and the applicable L/C Issuer.

(h)    Letter of Credit Fees. ~~The~~Each Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee (the “L/C Fee”) for each Letter of Credit for which such Borrower is the applicant or co-applicant, as applicable, equal to the Applicable Rate then in effect for Eurodollar Rate Loans with respect to the Revolving Credit Facility in respect of which such Revolving Credit Lender holds Revolving Credit Commitments times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit), in each case, without duplication; provided that the L/C Fee shall be increased by 2.00% per annum following the occurrence and during the continuation of an Event of Default arising pursuant to Section 8.01(a), (f) or (g); provided, however, that (i) any L/C Fee otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 and Section 2.15 and as to which the Fronting Exposure of such Defaulting Lender has been reallocated to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such L/C Fee, if any, payable to the applicable L/C Issuer for its own account and (ii) for the avoidance of doubt, the L/C Fee shall be due and payable in full regardless of whether all or a portion of the Letters of Credit outstanding have been Cash Collateralized. Such L/C Fee shall be computed on a quarterly basis in arrears. Such L/C Fee shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)    Fronting Fee Payable to an L/C Issuer. ~~The~~Each Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee in Dollars with respect to each Letter of Credit issued by such L/C Issuer for which such Borrower is the applicant or co-applicant, as applicable, at a rate of 0.125% per annum of the daily face amount of such Letter of Credit, in each case, without duplication. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, ~~the~~each Borrower shall pay directly to the applicable L/C Issuer for its own account and to each of its correspondents in relation to any such Letter of Credit or any drawing thereunder the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer or such correspondent relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(j)    Other Letters of Credit. ~~The~~A Borrower shall request a Letter of Credit pursuant to clause (b) of the definition thereof by notifying each of the Administrative Agent and the applicable L/C Issuer in writing not later than 11:00 a.m. (New York Time) at least ten (10) Business Days (or such later date and time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date of such Letter of Credit of its request for such issuance and specifying in such notice (i) the proposed issuance date of such Letter of Credit (which shall be a Business Day); (ii) the proposed amount thereof; (iii) the proposed type of such Letter of Credit; (iv) the proposed expiry date thereof; (v) the proposed name and address of the beneficiary thereof; (vi) the proposed documents to be presented by such beneficiary in case of any drawing thereunder; (vii) the proposed full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (viii) the proposed currency in which such Letter of Credit is to be denominated. Each of the Administrative Agent and the applicable L/C Issuer may, in its sole discretion, agree to such Letter of Credit by notifying ~~the~~such Borrower in writing not later than 11:00 a.m. (New York Time) at least five (5) Business Days prior to the proposed issuance date of such Letter of Credit (or such later date and time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion); provided that (A) the consent of each of the Administrative Agent and the applicable L/C Issuer shall be required with respect to each such Letter of Credit, which consent may be withheld in the Administrative Agent’s and the applicable L/C Issuer’s discretion and (B) if the Administrative Agent or the applicable L/C Issuer shall not have notified ~~the~~such Borrower within such time period, the Administrative Agent or the applicable L/C Issuer shall be deemed to have declined to consent to such Letter of Credit. None of the Administrative Agent or any L/C Issuer shall be obligated to consent to such Letter of Credit, unless it so consents in its sole discretion.

(k)    [Reserved].

(l)    Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(m)    Additional L/C Issuers. The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender, designate one or more additional Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement. Any Revolving Credit Lender designated as an L/C Issuer pursuant to this Section 2.03(m) shall be deemed to be an “L/C Issuer” (in addition to being a Revolving Credit Lender) in respect of Letters of Credit issued or to be issued (or, in the case of Letters of Credit issued by such Revolving Credit Lender to Persons acquired by the Lead Borrower in Permitted Acquisitions, rolled over into this Agreement) by such Revolving Credit Lender, and, with respect to such Letters of Credit, the term “L/C Issuer” shall thereafter apply to the other L/C Issuers and such Revolving Credit Lender. The acceptance of any designation as an L/C Issuer hereunder by a Revolving Credit Lender shall be evidenced by an agreement entered into by such Revolving Credit Lender, in a form reasonably satisfactory to the Lead Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the interests, rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to refer to such Revolving Credit Lender in addition to any other L/C Issuers, as the context shall require. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer. The definition of “Applicable L/C Sublimit” shall be amended by the Lead Borrower, the Revolving Loan Co-Borrower and the Administrative Agent to reflect the share of the Letter of Credit Sublimit of such newly designated L/C Issuer and (if applicable) the corresponding proportionate decrease in the share of the Letter of Credit Sublimit of the other L/C Issuers.

(n)    Resignation or Replacement of an L/C Issuer. Any L/C Issuer may resign at any time by giving thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and ~~the~~each Borrower. An L/C Issuer may be replaced at any time by written agreement among ~~the~~each Borrower, the Administrative Agent, the replaced L/C Issuer (provided that the replaced L/C Issuer shall not be required to execute or deliver any written agreement if the replaced L/C Issuer has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor L/C Issuer. On the date of effectiveness of such resignation, the applicable Borrower shall pay all accrued and unpaid fees to the resigning L/C Issuer pursuant to Section 2.03(i). After its resignation as an L/C Issuer hereunder, (i) the resigning L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer set forth in this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but, after receipt by the Administrative Agent, the Lenders and ~~the~~each Borrower of notice of resignation from an L/C Issuer, such L/C Issuer shall not be required, and shall be discharged from its obligations, to issue additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it, and (ii) the provisions of Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an L/C Issuer under this Agreement. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer or any such additional L/C Issuer.

2.04    [Reserved].

2.05    Prepayments.

(a)    Optional.

(i)    Generally. The applicable Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class of Loans in whole or in part without premium or penalty (subject to Section 2.05(d)); provided that (a) such notice must be received by the Administrative Agent not later than (x) 2:00 p.m. (New York Time) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) 10:00 a.m. on the date of prepayment of Base Rate Loans; (b) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share of the relevant Facility). If such notice is given by the applicable Borrower, ~~the~~such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied in direct order of maturities to the principal repayment installments (or proportional fractions thereof) applicable to each of the Term Loans pursuant to Section 2.07(a) of the applicable Class or as otherwise directed by the Borrower, and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares. All prepayments under this Section 2.05(a)(i) shall be subject to Section 2.05(d).

(ii)    [Reserved].

(iii)    Notice. Notwithstanding anything to the contrary contained in this Agreement, ~~the~~a Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of the Facilities or other contingent transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed.

(iv)    Voluntary Non-Pro-Rata Prepayments.

(A)    Notwithstanding anything to the contrary herein, any Borrower Purchasing Party shall have the right at any time and from time to time to prepay any Class of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) without premium or penalty (but subject to Section 3.05) pursuant to the procedures described in this Section 2.05(a)(iv); provided that, on the date of any such Discounted Voluntary Prepayment, such Borrower Purchasing Party shall deliver to the Administrative Agent a certificate of a Responsible Officer stating (1) that no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(a)(iv) has been satisfied, (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Discounted Voluntary Prepayment, and (4) that such Borrower Purchasing Party shall not use the proceeds of any Credit Extension under the Revolving Credit Facility to acquire such Term Loans.

(B)    To the extent any Borrower Purchasing Party seeks to make a Discounted Voluntary Prepayment, such Borrower Purchasing Party will provide written notice to the Administrative Agent substantially in the form of Exhibit L hereto (each, a “Discounted Prepayment Option Notice”) that such Borrower Purchasing Party desires to prepay Term Loans in each case in an aggregate principal amount specified therein by such Borrower Purchasing Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for the Term Loans, (B) a discount range (which may be a single percentage) selected by such Borrower Purchasing Party with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”); provided that such Borrower Purchasing Party may elect not to include a Discount Range in the Discounted Prepayment Option Notice, and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(C)    Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify all Term Lenders. On or prior to the Acceptance Date, each such Term Lender may specify by written notice substantially in the form of Exhibit M hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”), which Acceptable Discount shall be within the Discount Range, if a Discount Range is specified in the Discounted Prepayment Option Notice (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid), and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (the “Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Offered Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent and the applicable Borrower Purchasing Party, acting jointly, shall determine the applicable discount for the Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by such Borrower Purchasing Party if such Borrower Purchasing Party has selected a single percentage pursuant to Section 2.05(a)(iv)(B) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such Borrower Purchasing Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be (x) the highest Acceptable Discount within the Discount Range or (y) if no Discount Range was specified in the Discounted Prepayment Option Notice, the highest Acceptable Discount acceptable to such Borrower Purchasing Party. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(D)    The applicable Borrower Purchasing Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay all Qualifying Loans. In connection with each Discounted Voluntary Prepayment pursuant to this Section 2.05(a)(iv), each Qualifying Lender acknowledges and agrees that in connection therewith, (1) such Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment and (2) none of the Borrower, the other Loan Parties or the Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of material non-public information regarding Holdings, the Sponsor and their respective Affiliates.

(E)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent and the applicable Borrower Purchasing Party shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 3.05), upon irrevocable notice substantially in the form of Exhibit N hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 noon (New York Time), one (1) Business Day prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Qualifying Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(F)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of the Applicable Discount in accordance with clause (C) above) established by the Administrative Agent in consultation with the applicable Borrower Purchasing Party.

(G)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (1) the applicable Borrower Purchasing Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (2) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(H)    For the avoidance of doubt, each Discounted Voluntary Prepayment shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of the Term Loans prepaid. With respect to each Discounted Voluntary Prepayment, (1) the applicable Borrower Purchasing Party shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of the Discounted Voluntary Prepayment and, if any Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, such Borrower Purchasing Party shall also pay any amounts owing pursuant to Section 3.05 and (2) such Discounted Voluntary Prepayment shall not change the scheduled amortization of the Term Loans required by Section 2.07, except to reduce the amount outstanding and due and payable on the Maturity Date of the Class of Term Loans subject to such Discounted Voluntary Prepayment (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such Discounted Voluntary Prepayment).

In connection with any voluntary prepayment of any Class of Loans pursuant to this Section 2.05(a), such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by ~~the~~a Borrower pursuant to Section 3.05.

(b)    Mandatory.

(i)    Excess Cash Flow. Within ten (10) Business Days after financial statements have been (or were required to be) delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been (or was required to be) delivered pursuant to Section 6.02(a), the Borrower shall, subject to Section 2.05(c), prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the final proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ended on or around December 31, 2018 minus (B) the aggregate amount of voluntary principal prepayments of the Loans pursuant to Section 2.05(a)(i) (except prepayments of Revolving Credit Loans unless accompanied by a corresponding permanent commitment reduction of the Revolving Credit Facility), minus (C) the aggregate discounted amount actually paid in cash by the Borrower Purchasing Parties in connection with all Discounted Voluntary Prepayments pursuant to Section 2.05(a)(iv) and all open market repurchases of Term Loans pursuant to Section 10.07(i) (in the case of clauses (B) and (C), to the extent such payments and/or prepayments are made prior to the date of such Excess Cash Flow payment (but without including in clauses (B) and (C) any amount included therein in any prior period) except to the extent financed with the proceeds of long-term indebtedness) minus (D) $5,000,000; provided that such amount shall not be less than zero; provided, further, that such percentage shall be reduced to 25% or 0% if the Secured Net Leverage Ratio as of the last day of such fiscal year was not greater than 5.75:1.00 or 5.25:1.00, respectively.

(ii)    Dispositions and Casualty Events.

(A)    If (x) Holdings or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets by Holdings or any of its Restricted Subsidiaries permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (p), (q), (r), (s), (t), (v), (w), (x), (y) or (z)) or (y) any Casualty Event occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the realization or receipt by the Borrower and its Restricted Subsidiaries of Net Cash Proceeds in excess of (1) $2,500,000 in any such transaction or series of related transactions or (2) $5,000,000 in the aggregate for such transactions in any fiscal year, the Borrower shall, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with clause (B) below, subject to Section 2.05(c), prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Cash Proceeds within five (5) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary.

(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event (other than as specifically excluded in clause (A) above), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower or the applicable Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within 18 months following receipt of such Net Cash Proceeds (or, if Holdings, the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 18 months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds in the Borrower or a Restricted Subsidiary, 24 months following receipt of such Net Cash Proceeds); provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after receipt thereof or are not reinvested by the end of such period, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii)    Indebtedness. Upon the incurrence or issuance by Holdings or any of its Restricted Subsidiaries of any Specified Refinancing Debt or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the applicable Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Restricted Subsidiary.

(iv)    Revolving Credit Commitments. If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the ~~Borrower~~Borrowers shall immediately prepay Revolving Credit Loans of each Class on a pro rata basis (unless the Total Revolving Credit Outstandings of a given Class of Revolving Credit Commitments exceeds the aggregate Revolving Credit Commitments of such Class as a result of a non-pro rata voluntary reduction of Revolving Credit Commitments of such Class, in which case such prepayment of Revolving Credit Loans shall be applied first to such Class) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the ~~Borrower~~Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment in full of the Revolving Credit Loans, the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect.

(v)    Application of Payments. Subject to Sections 2.14(b)(iii) and 2.16, each prepayment of Loans pursuant to this Section 2.05(b) (other than Section 2.05(b)(iv))

shall be applied pro rata among (A) each Term Facility (including, unless otherwise provided in the documentation governing any Incremental Term Loans, any Incremental Term Loans (or, in the case of Specified Refinancing Debt, to a Facility or Facilities designated by the Borrower to be refinanced with the proceeds thereof and allocated among such Facilities, as specified by the Borrower)) (and within any Class of Term Loans on a pro rata basis to the applicable Term Lenders or Incremental Term Lenders of such Class) and (B) at the option of the Borrower, any other Indebtedness secured on a pari passu basis with the Obligations if and to the extent required by the terms thereof (and any amount not so required to be used to prepay such other Indebtedness or not so opted by the Borrower shall instead be allocated to the Loans pursuant to the preceding clause (A)), and (i) in the case of the Initial Term Loans, to the remaining principal repayment installments of the Initial Term Loans, in direct order of maturities, or as otherwise directed by the Borrower to the remaining installments of the Initial Term Loans, and (ii) in the case of each Incremental Term Loan Tranche, as set forth in the Incremental Commitments Amendment with respect to such Incremental Term Loan Tranche, and each such prepayment shall be paid to the Term Lenders and the Incremental Term Lenders in accordance with their respective Pro Rata Shares.

(vi)    Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.05(b)(i) or (ii) other than on the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from ~~the~~such Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from ~~the~~such Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in respect of which such Cash Collateral was deposited in accordance with this Section 2.05(b).

(vii)    Foreign Dispositions. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local Law from being repatriated to the United States, the portion of such Net Cash Proceeds or such Excess Cash Flow so affected (any such portion being “Restricted Proceeds”) will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local Law to permit such repatriation), and once such repatriation of any of such Restricted Proceeds is permitted under the applicable local Law, such repatriation will be immediately effected and such repatriated Restricted Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05(b) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax cost consequences with respect to such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, such Net Cash Proceeds or portion of the Excess Cash Flow, as the case may be, so affected may be retained by the applicable Foreign Subsidiary, and the amount equal to such Net Cash Proceeds or such portion of Excess Cash Flow subject to clauses (i) and (ii) above otherwise required to be applied to prepayments pursuant to Section 2.05(b) shall not be required to be applied to such prepayments unless and until such amounts are no longer Restricted Proceeds or such material adverse tax cost consequences no longer exist.

(viii)    Order of Payments. Subject to adjustment for Declining Lenders pursuant to Section 2.05(c), in connection with any prepayment of any Class of Term Loans pursuant to this Section 2.05(b), such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c)    Term Opt-out. With respect to any prepayment of any Term Facility pursuant to Section 2.05(b)(i) or (ii), any Term Lender, at its option, may elect not to accept such prepayment; provided that, for the avoidance of doubt, no such Term Lender may elect to accept a partial prepayment. Upon receipt by the Administrative Agent of any such prepayment of any Term Facility, the Administrative Agent shall promptly notify the Term Lenders of the amount available to prepay the Term Loans (the “Prepayment Amount”) and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be five (5) Business Days after the date of such receipt. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (New York Time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans owing to such Accepting Lenders shall be applied ratably to prepay Term Loans owing to such Accepting Lenders in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders (x) shall instead be offered to the holders of the Second Lien Loans (or any Specified Second Lien Refinancing Debt or any other Junior Financing ranking pari passu with the Second Lien Loans) to the extent required at such time pursuant to Section 2.05(b) of the Second Lien Credit Agreement (or comparable documentation governing any Specified Second Lien Refinancing Debt or any Junior Financing ranking pari passu with the Second Lien Loans) and (y) to the extent declined by the holders of the Second Lien Loans (and any Specified Second Lien Refinancing Debt and any Junior Financing ranking pari passu with the Second Lien Loans) shall instead be retained by the Borrower and used for general corporate purposes (such amounts, “Declined Amounts”).

(d)    Prepayment Premium. (x) Any optional prepayment of any portion of the outstanding Term Loans made pursuant to Section 2.05(a)(i) in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 in connection therewith) and (y) any prepayment of Term Loans pursuant to Section 2.05(b)(iii) in connection with a Repricing Transaction or any amendment to this Agreement in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 in connection therewith), in the case of each of clauses (x) and (y), on or prior to the date that is six months following the ~~Closing~~Amendment No. 2 Effective Date shall be subject to a premium equal to the principal amount of Term Loans subject to such prepayment or the principal amount of Term Loans affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1%. Any prepayment of all or any portion of the outstanding Term Loans on or after the date that is six months following the ~~Closing~~Amendment No. 2 Effective Date shall not be subject to a premium.

2.06    Termination or Reduction of Commitments.

(a)    Optional. The Lead Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Letter of Credit Sublimit, the Revolving Credit Commitments or the Delayed Draw Term Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit, the Revolving Credit Commitments or the Delayed Draw Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Lead Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Each termination or reduction in the Revolving Credit Commitments or Delayed Draw Term Commitments under this Section 2.06(a) shall be made, at the Lead Borrower’s option, to any Class of Revolving Credit Commitments or Delayed Draw Term Commitments outstanding on such date ratably among the applicable Lenders in accordance with their Pro Rata Shares of such Class. The applicable Borrower shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Revolving Credit Commitments or Delayed Draw Term Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(b)    Mandatory.

(i)    The aggregate Closing Date Term Commitments shall be automatically and permanently reduced to zero after the making of the Closing Date Term Loans on the Closing Date.

(ii)    The aggregate Delayed Draw Term Commitments shall be automatically and permanently reduced to zero on the earlier of (x) the Delayed Draw Funding Date, after the making of any Delayed Draw Term Loans on such date and (y) the Delayed Draw Term Commitment Termination Date.

(iii)    The aggregate Revolving Credit Commitments in respect of each Class under the Revolving Credit Facility shall be automatically and permanently reduced to zero on the Maturity Date for such Class under the Revolving Credit Facility.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Delayed Draw Term Commitments, the Revolving Credit Commitments and/or the Letter of Credit Sublimit under this Section 2.06. Upon any reduction of unused Revolving Credit Commitments under any Class of the Revolving Credit Facility, the Commitment of each Revolving Credit Lender under such Class of the Revolving Credit Facility shall be reduced by such Revolving Credit Lender’s Pro Rata Share of the amount by which such Class of the Revolving Credit Facility is reduced (other than the termination of the Revolving Credit Commitments of any Revolving Credit Lender as provided in Section 3.07). All Revolving Commitment Fees in respect of any Class of Revolving Credit Commitments accrued until the effective date of any termination of such Class of Revolving Credit Commitments shall be paid on the effective date of such termination. All Delayed Draw Term Commitment Fees in respect of the Delayed Draw Term Commitments accrued until the effective date of any termination of such Delayed Draw Term Commitments shall be paid on the effective date of such termination.

2.07    Repayment of Loans.

(a)    Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable accounts of the applicable Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05, or be increased as a result of the incurrence of any Delayed Draw Term Loans pursuant to Section 2.05(b) or any increase in the amount of the Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Closing Date), with each such installment due and payable on each date set forth below (or, if such day is not a Business Day, on the immediately preceding Business Day)); provided, that, for the avoidance of doubt, the installments have been increased pursuant to Amendment No. 2 as follows:

Date	Term Loan Principal Amortization Payment
~~12/31/2017~~		~~$637,500~~
~~3/31/2018~~		~~$637,500~~
6/30/2018	~~$~~	~~637,500~~$751,812.50
9/30/2018	~~$~~	~~637,500~~$751,812.50
12/31/2018	~~$~~	~~637,500~~$751,812.50
3/31/2019	~~$~~	~~637,500~~$751,812.50
6/30/2019	~~$~~	~~637,500~~$751,812.50
9/30/2019	~~$~~	~~637,500~~$751,812.50
12/31/2019	~~$~~	~~637,500~~$751,812.50
3/31/2020	~~$~~	~~637,500~~$751,812.50
6/30/2020	~~$~~	~~637,500~~$751,812.50
9/30/2020	~~$~~	~~637,500~~$751,812.50
12/31/2020	~~$~~	~~637,500~~$751,812.50
3/31/2021	~~$~~	~~637,500~~$751,812.50
6/30/2021	~~$~~	~~637,500~~$751,812.50
9/30/2021	~~$~~	~~637,500~~$751,812.50
12/31/2021	~~$~~	~~637,500~~$751,812.50
3/31/2022	~~$~~	~~637,500~~$751,812.50
6/30/2022	~~$~~	~~637,500~~$751,812.50
9/30/2022	~~$~~	~~637,500~~$751,812.50
12/31/2022	~~$~~	~~637,500~~$751,812.50
3/31/2023	~~$~~	~~637,500~~$751,812.50
6/30/2023	~~$~~	~~637,500~~$751,812.50
9/30/2023	~~$~~	~~637,500~~$751,812.50
12/31/2023	~~$~~	~~637,500~~$751,812.50
3/31/2024	~~$~~	~~637,500~~$751,812.50
6/30/2024	~~$~~	~~637,500~~$751,812.50
Maturity Date of the Initial Term Loans		Remaining Balance

(b)    Delayed Draw Term Loan Adjustments. Upon the making of any Delayed Draw Term Loan following the Amendment No. 2 Effective Date, the amortization schedule set forth in Section 2.07(a) shall be automatically updated (and without any action on the part of any party hereto) to increase the remaining scheduled installments set forth therein in such amount as is necessary to cause such Delayed Draw Term Loans to be entitled to scheduled amortization payments that represent the same percentage of the principal amount of such Delayed Draw Term Loans at the time of the Borrowing thereof as the amortization percentage that is applicable at such time to all Closing Date Term Loans outstanding immediately prior to such Borrowing of Delayed Draw Term Loans (without giving effect to any reduction thereof as a result of any prepayments of any Closing Date Term Loans on or prior to such date) (it being understood that (A) the Administrative Agent shall make appropriate notations in its records to reflect such updates to the amortization schedule and will provide the Borrower with a copy of such updated amortization schedule and (B) for the avoidance of doubt, no such updates to the amortization schedule shall result in a decrease in the amortization applicable to any Term Loans outstanding immediately prior to such Borrowing of Delayed Draw Term Loans).

(c)    Incremental Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term Lenders the aggregate principal amount of all Incremental Term Loans outstanding of each Incremental Term Loan Tranche effected following the Amendment No. 2 Effective Date in such installments as set forth in the Incremental Commitments Amendment with respect to such Incremental Term Loan Tranche (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or be increased as a result of any increase in the amount of Incremental Term Loans of such Incremental Term Loan Tranche pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth in the applicable Incremental Commitments Amendment with respect to the Incremental Term Loans made as of the Incremental Commitments Effective Date with respect to such Incremental Term Loan Tranche)).

(d)    Revolving Credit Loans. The applicable Borrower shall repay to the applicable Revolving Credit Lenders on the Maturity Date for each Class of Revolving Credit Loans under the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans of such Class outstanding on such date.

(e)    Maturity Date Payments. Notwithstanding the foregoing, the final principal repayment installment of each Class of Term Loans shall be repaid on the Maturity Date for such Class of Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period, plus (B) the Applicable Rate for Eurodollar Rate Loans that are Term Loans; (ii) each Eurodollar Rate Loan that is a Revolving Credit Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period, plus (B) the Applicable Rate for Eurodollar Rate Loans that are Revolving Credit Loans; (iii) each Base Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans that are Term Loans; and (iv) each Base Rate Loan that is a Revolving Credit Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans that are Revolving Credit Loans.

(b)    The applicable Borrower shall pay interest on the principal amount of all overdue Obligations hereunder (including, for the avoidance of doubt, all Obligations following the occurrence of an Event of Default pursuant to Section 8.01(f) or (g)) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees with respect to Letters of Credit described in Sections 2.03(h) and (i):

(a)    Revolving Commitment Fee. The Lead Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender of a given Class in accordance with its Pro Rata Share of such Class, a commitment fee (the “Revolving Commitment Fee”) in Dollars equal to the Revolving Commitment Fee Percentage applicable to such Class times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the Total Revolving Credit Outstandings for the immediately preceding quarter, subject to adjustment as provided in Section 2.16. The Revolving Commitment Fee shall accrue at all times from the Closing Date until the Latest Maturity Date of all Classes of Revolving Credit Commitments under the Revolving Credit Facility, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for each Class of Revolving Credit Commitments. The Revolving Commitment Fee shall be calculated quarterly in arrears.

(b)    Delayed Draw Term Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Delayed Draw Term Lender in accordance with its Pro Rata Share, a commitment fee (the “Delayed Draw Term Commitment Fee”) in Dollars equal to the Delayed Draw Term Commitment Fee Percentage times the aggregate principal amount of Delayed Draw Term Commitments, subject to adjustment as provided in Section 2.16. The Delayed Draw Term Commitment Fee shall accrue at all times from the ~~Closing~~Amendment No. 2 Effective Date until the date that is the earlier of (i) the Delayed Draw Funding Date and (ii) the Delayed Draw Term Commitment Termination Date, upon which date the Delayed Draw Term Commitment Fee shall become due and payable.

(c)    Other Fees.

(i)    The Borrower shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and the Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)     ~~The~~Each Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)    All computations of interest for Base Rate Loans when based on the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Lead Borrower or the Lenders determine that (i) the First Lien Net Leverage Ratio or the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the First Lien Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, would have resulted in higher pricing or fees for such period, (A) the Lead Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for the applicable period, (B) the Applicable Rate and the Revolving Commitment Fee Percentage shall each be recalculated with the First Lien Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, at the corrected level, and (C) the applicable Borrower shall immediately and retroactively pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any applicable Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h), 2.03(i) or 2.08(b) or under Article VIII. ~~The~~Each Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11    Evidence of Indebtedness.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence of the amount of the Credit Extensions made by the Lenders to the applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of ~~the~~such Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

(c)    Entries made in good faith by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from ~~the~~a Borrower to such Lender under this Agreement and the other Loan Documents; provided that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of ~~the~~such Borrower under this Agreement and the other Loan Documents.

2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. Subject to Section 3.01, all payments to be made by ~~the~~a Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by ~~the~~such Borrower hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars (provided that, with respect to any payment in respect of Revolving Credit Loans and Letters of Credit denominated in an Alternate Currency, the Dollar Equivalent thereof will be determined by the Administrative Agent or the applicable L/C Issuer, as applicable, at the Spot Rate for the purchase of Dollars with such Alternate Currency on the date of such payment) in immediately available funds not later than 2:00 p.m. (New York Time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by after 2:00 p.m. (New York Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by ~~the~~a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)    Funding and Payments.

(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York Time) on the date of such Borrowing, in the case of each of clauses (1) and (2), that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount). In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to ~~the~~such Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by ~~the~~such Borrower, the interest rate applicable to Base Rate Loans. If ~~the~~such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to ~~the~~such Borrower the amount of such interest paid by ~~the~~such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by ~~the~~a Borrower shall be without prejudice to any claim ~~the~~such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from ~~the~~a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that ~~the~~such Borrower will not make such payment, the Administrative Agent may assume that ~~the~~such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if ~~the~~such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or ~~the~~a Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)    Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its participation or to make its payment under Section 9.07.

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g)    Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. ~~The~~Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of ~~the~~such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the prepayments pursuant to Section 2.05(a)(iv) or Section 2.05(b)(iii) (out of proceeds of Specified Refinancing Debt), the implementation of any Incremental Commitments Amendment, the application of Cash Collateral provided for in Section 2.15 or the assignments and participations described in Section 10.07.

2.14    Incremental Facilities.

(a)    Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, (i)  the Lead Borrower may request ~~(i)~~ one or more additional tranches of term loans or increases in any then-existing Term Facility (other than the Delayed Draw Term Facility) (each an “Incremental Term Commitment” and all of them, collectively, the “Incremental Term Commitments”) and (ii) each Borrower may request one or more additional tranches of revolving commitments or increases in the aggregate amount of any Class of Revolving Credit Commitments, including increases in the Letter of Credit Sublimit to the extent consented to by each affected L/C Issuer (each an “Incremental Revolving Credit Commitment” and all of them, collectively, the “Incremental Revolving Credit Commitments” and, together with the Incremental Term Commitments, the “Incremental Commitments”); provided that no Lender shall be required to participate in any Incremental Facility; provided, further, that after giving effect to any such addition, the aggregate principal amount of Incremental Commitments that have been added pursuant to this Section 2.14 shall not exceed the sum of (x) the Fixed Dollar Amount minus the aggregate principal amount of (i) all Incremental Second Lien Commitments that have been added pursuant to clause (x) of Section 2.14 of the Second Lien Credit Agreement, (ii) all Permitted Other Indebtedness incurred under clause (x) of the definition thereof and (iii) all Permitted Other Second Lien Indebtedness incurred under clause (x) of the definition thereof, plus (y) the aggregate principal amount of all voluntary terminations of any portion of the Revolving Credit Commitments pursuant to Section 2.06(a) and all voluntary prepayments of Term Loans pursuant to Section 2.05(a)(i) and (iv) and Section 10.07(i) (to the extent made by the Borrower or any of its Subsidiaries), in each case made at or prior to such time (in each case, other than (i) prepayments of Indebtedness incurred in reliance on clause (z) of this Section 2.14(a) and (ii) prepayments funded with proceeds of Indebtedness) minus the aggregate principal amount of all Permitted Other Indebtedness incurred under clause (y) of the definition thereof, plus (z) such additional amount so long as, after giving effect on a Pro Forma Basis to the incurrence thereof (assuming for such purposes that the entire amount of any such Incremental Commitments and all previous Incremental Commitments were fully funded) cause the First Lien Net Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Incremental Facilities) as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) would not exceed 4.00:1.00, and any such addition shall be in an aggregate amount of not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The applicable Borrower may (I) incur Incremental Commitments under clause (x), (y) or (z) of the second proviso of the immediately preceding sentence in such order as it may elect in its sole discretion and shall be allowed to classify under which clause such Incremental Commitments are being incurred at the time of such incurrence, without giving Pro Forma Effect to any Incremental Facilities or any increases of the Term Facility (or any portion thereof) in each case permitted to be incurred under such clauses (x) and (y) that is being incurred concurrently with an incurrence under such clause (z) when calculating the amount of Incremental Commitments (or any portion thereof) that may be incurred pursuant to such clause (z) at such time and (II) later reclassify Indebtedness incurred under clauses (x) or (y) of the second proviso of the immediately preceding sentence as incurred pursuant to clause (z) of the second proviso of the immediately preceding sentence, if at the time of such reclassification, the Lead Borrower would have been permitted to incur such Indebtedness under such clause (z). Any loans made in respect of any such Incremental Term Commitments (the “Incremental Term Loans” and any such facility an “Incremental Term Loan Facility” and, together with any Incremental Revolving Credit Facility, the “Incremental Facilities”) may be made, at the option of the Borrower, by either (i) increasing a given Class of Term Commitments with the same terms (including pricing) as the existing Term Loans of such Class, in which case such Incremental Term Loans shall constitute Term Loans of such Class for all purposes hereunder and under the other Loan Documents or (ii) creating a new tranche of term loans (an “Incremental Term Loan Tranche”). Any loans made in respect of any such Incremental Revolving Credit Commitments (the “Incremental Revolving Credit Loans” and any such facility an “Incremental Revolving Credit Facility”) may be made, at the option of the Borrower, by either (i) increasing a given Class of Revolving Credit Commitments with the same terms (including pricing) as the existing Revolving Credit Commitments of such Class, in which case such Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall constitute Revolving Credit Commitments and Revolving Credit Loans of such Class for all purposes hereunder and under the other Loan Documents or (ii) creating a new tranche of revolving credit commitments (an “Incremental Revolving Credit Tranche”). The Incremental Facilities shall rank pari passu in right of payment and in respect of lien priority as to the Collateral with the Revolving Credit Commitments and the outstanding Term Loans. The proceeds of the Incremental Facilities shall be used for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries.

(b)    The Incremental Term Loans comprising each Incremental Term Loan Tranche and the Incremental Revolving Credit Commitments comprising each Incremental Revolving Credit Tranche, as applicable:

(i)    other than customary “bridge” facilities which by their terms will be converted into a facility that has, or extended such that they have, a maturity date later than the Latest Maturity Date of all Classes of Commitments and Loans then in effect and Indebtedness in an aggregate principal amount not in excess of the Inside Maturity Basket, in the case of Incremental Term Loans, shall have a maturity date that is not prior to the Latest Maturity Date of all Classes of Term Loans then in effect and shall have a Weighted Average Life to Maturity that is not shorter than that of any Class of Term Loans;

(ii)    in the case of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans, shall have a maturity date that is not prior to the Latest Maturity Date of all Classes of Revolving Credit Commitments then in effect and shall not require any scheduled commitment reduction;

(iii)    in the case of Incremental Term Loans, (A) may share ratably, more than ratably or less than ratably in any voluntary prepayments of the Term Facility and (B) shall share ratably (and may not share more than ratably) in any mandatory prepayments of the Term Facility (unless the Incremental Lenders with respect to such Incremental Term Loans agree to receive prepayments after the prepayments of the Initial Term Loans or any other Incremental Term Loans);

(iv)    may be denominated in Dollars or any other currency reasonably acceptable to the applicable Incremental Lenders and the Administrative Agent; provided that, in the case of any Incremental Revolving Credit Tranche denominated in an Alternate Currency, the Revolving Credit Commitments and Revolving Credit Loans thereunder shall constitute a separate Class from any Class of Revolving Credit Commitments and Revolving Credit Loans denominated in a different currency, and each Borrowing and payment of Revolving Credit Loans denominated in an Alternate Currency (other than pursuant to Section 2.07(d) or as a result of the voluntary reduction of Revolving Credit Commitments on a non-pro rata basis as between different Classes of the Revolving Credit Facility) will be made on a pro rata basis among all Classes of Revolving Credit Commitments denominated in that same Alternate Currency;

(v)    in the case of Incremental Term Loans, except as set forth in Section 2.14(a) and this Section 2.14(b) with respect to prepayment events, maturity date, interest rate, yield, fees and original issue discounts and except with respect to the amortization schedule for the Incremental Term Loans and the permitted use of proceeds thereof, shall have terms not materially more restrictive to the Borrower (as determined by the Borrower) than the terms of the Initial Term Loans (except for any terms beneficial to the Incremental Lenders that are either (1) also added for the benefit of the existing Lenders or (2) only applicable to periods after the Latest Maturity Date of all Classes of Commitments and Loans then in effect) (and to the extent materially more restrictive than the terms of the outstanding Initial Term Loans, shall be reasonably satisfactory to the Administrative Agent); provided that if the initial Yield on any Incremental Term Loan Tranche exceeds by more than 50 basis points (the amount of such excess above 50 basis points being herein referred to as the “Incremental Yield Differential”) the Yield then in effect for any outstanding Initial Term Loans, then the Applicable Rate then in effect for such outstanding Initial Term Loans shall automatically be increased by the Incremental Yield Differential, effective upon the making of the Incremental Term Loans under the Incremental Term Loan Tranche (and in respect of the Incremental Yield Differential in the form of an interest rate “floor,” at the option of the Borrower, such increase will be reflected solely as an increase to the interest rate floor applicable to the Initial Term Loans); provided, further, that for purposes of the foregoing calculation, any Incremental Term Loan Tranche that is fixed rate Indebtedness shall be swapped to a floating rate on a customary matched maturity basis; and

(vi)    in the case of Incremental Revolving Credit Commitments, except as set forth in subsection (a) above and this subsection (b) with respect to maturity date, interest rate, yield and fees, all terms of such Incremental Revolving Credit Tranche shall be identical to the terms of the Revolving Credit Facility (except for any terms beneficial to the Incremental Lenders that are either (1) (x) in the case of any financial covenant, also added for the benefit of the existing Revolving Credit Lenders or (y) in the case of any other covenant or provision, also added for the benefit of the existing Lenders or (2) only applicable to periods after the Latest Maturity Date of all Classes of Commitments and Loans then in effect).

(c)    Incremental Term Loans (or any portion thereof) may be made, and Incremental Revolving Credit Commitments, as applicable, may be provided, by any existing Lender or by any other bank, investing entity or other Person (but in no case by (i) any Loan Party, (ii) except in compliance with the proviso of Section 2.14(i) below solely with respect to Incremental Term Commitments and Incremental Term Loans, an Affiliated Lender, (iii) any Defaulting Lender or any of its Subsidiaries, (iv) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clause (iii), or (v) any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent; provided that the Administrative Agent (and, in the case of Incremental Revolving Credit Commitments, the L/C Issuers) shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental Lender’s, as the case may be, making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments if such consent would be required under Section 10.07 for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Lender, as the case may be. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, in each case, unless it so agrees.

(d)    Incremental Commitments and the loans made thereunder shall become Commitments and Loans, respectively, under this Agreement pursuant to an amendment (an “Incremental Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the applicable Borrower or Borrowers, each Incremental Lender and the Administrative Agent. An Incremental Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14, including any amendments that are not adverse to the interests of any Lender.

(e)    If any Incremental Commitments are added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such addition and the Incremental Commitments Effective Date.

(f)    The effectiveness of any Incremental Commitments Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions:

(i)    the Administrative Agent shall have received on or prior to the Incremental Commitments Effective Date each of the following, each dated the applicable Incremental Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Commitments Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental Commitments Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date; (C) to the extent requested by the Administrative Agent, a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), which Mortgage modification, new Mortgage and related documents, agreements and instruments (including legal opinions) may, if agreed to by the Administrative Agent in its sole discretion, be delivered within ninety (90) days of the date of effectiveness of the applicable Incremental Commitments Amendment (or such longer period as agreed to by the Administrative Agent in its sole discretion); (D) delivery of all items contemplated by Section 6.14(a)(ii); and (E) a favorable opinion of counsel for the Loan Parties dated the Incremental Commitments Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(ii)    (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental Commitments Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, and (C) at the time that any such Incremental Term Loan is made or any such Incremental Revolving Credit Commitments are effective (and after giving effect thereto) no Default or Event of Default shall exist; and

(iii)    there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Incremental Lenders, as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Commitments Effective Date.

Notwithstanding the foregoing, if the proceeds of any Incremental Commitments will be used to consummate a Limited Condition Transaction and the Borrower has made an LCT Election with respect to such Limited Condition Transaction, (x) the condition that upon the effectiveness of any Incremental Commitments Amendment and at the time that any such Incremental Loans are made (and after giving effect thereto), no Default or Event of Default shall exist, may be tested and satisfied as of the LCT Test Date so long as upon the effectiveness of such Incremental Commitments and the making of such Incremental Loans, no Event of Default under Section 8.01(a), (f) or (g) shall exist, (y) the condition that upon the effectiveness of any Incremental Commitments Amendment and at the time that any such Incremental Loans are made (and after giving effect thereto), the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), may be tested and satisfied as of the LCT Test Date so long as upon the effectiveness of such Incremental Commitments and the making of such Incremental Loans, the Specified Representations shall be true and correct in all material respects, and (z) the First Lien Net Leverage Ratio set forth in Section 2.14(a)(z) may, at the Borrower’s election, be tested and satisfied as of the LCT Test Date and will not be tested upon the effectiveness of such Incremental Commitments and the making of such Incremental Loans (but may be recalculated and retested, at the option of the Borrower, at such time).

(g)    On each Incremental Commitments Effective Date, each Incremental Lender (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have an Incremental Commitment which shall become a “Commitment” hereunder, (iii) in the case of an Incremental Term Commitment, shall make an Incremental Term Loan to the Borrower in a principal amount equal to such Incremental Term Commitment, and such Incremental Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents and (iv) in the case of an Incremental Revolving Credit Commitment, shall make an Incremental Revolving Credit Loan to the applicable Borrower pursuant to such Incremental Revolving Credit Commitment, and such Incremental Revolving Credit Loans shall be “Revolving Credit Loans” for all purposes of this Agreement and the other Loan Documents.

(h)    Upon the effectiveness of any Incremental Revolving Credit Commitment, (i) each Revolving Credit Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Incremental Lender providing a portion of such Incremental Revolving Credit Commitment, and each such Incremental Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participation interests hereunder in outstanding Letters of Credit such that, after giving effect to such Incremental Revolving Credit Commitment and each such deemed assignment and assumption of participation interests, the percentage of the aggregate outstanding participation interests hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Incremental Lender), will equal such Revolving Credit Lender’s Revolving Commitment Percentage and (ii) if, on the date of the effectiveness of such Incremental Revolving Credit Commitment, there are any Classes of Revolving Credit Loans denominated in the same currency as such Incremental Revolving Credit Commitment outstanding, the Administrative Agent shall take those steps which it deems, in its sole discretion and in consultation with the Borrower, necessary and appropriate to result in each Revolving Credit Lender holding Revolving Credit Loans denominated in such currency (including each such Incremental Lender) having a pro rata share of the outstanding Revolving Credit Loans denominated in such currency based on the aggregate amount of each such Revolving Credit Lender’s Revolving Credit Commitments denominated in such currency divided by the aggregate Revolving Credit Commitments denominated in such currency of all Revolving Credit Lenders, in each case, immediately after giving effect to such Incremental Revolving Credit Commitment; provided that any prepayment made in connection with the taking of any such steps shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any transaction that may be effected pursuant to the immediately preceding sentence.

(i)    This Section 2.14 shall supersede any provision of Section 2.13, 4.02 or 10.01 to the contrary; provided that, notwithstanding the foregoing, any Affiliated Lender providing any Incremental Term Commitments or Incremental Term Loans pursuant to this Section 2.14 shall be subject to the restrictions with respect to Affiliated Lenders set forth in clauses (i) and (j) of Section 10.07.

2.15    Cash Collateral.

(a)    Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable L/C Issuer, ~~the~~such Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)    All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Cash Collateral Accounts. ~~The~~Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral (including cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing) as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.03, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)    Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of ~~the~~a Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.04), and (y) subject to Section 2.16, the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16    Defaulting Lenders.

(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Lenders,” “Required Delayed Draw Term Lenders” and “Required Term Lenders” in Section 1.01 and in Section 10.01; and

(ii)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder;

third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to ~~the~~a Borrower as a result of any judgment of a court of competent jurisdiction obtained by ~~the~~such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Borrowings are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii)    that Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) or (b) for any period during which that Lender is a Defaulting Lender (and the ~~Borrower~~Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive L/C Fees as provided in Section 2.03(h); and

(iv)    during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, between (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b)    If the Lead Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders (and pay any amounts due under Section 3.05 to the extent such purchase occurs other than on the last day of an Interest Period) or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of ~~the~~any Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend or increase any Letter of Credit unless the participations in the L/C Obligations related to any existing Letters of Credit as well as the new, extended or increased Letter of Credit has been or will be fully allocated among the non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without withholding or deduction for any Taxes, except as required by applicable Law; provided that, if any Taxes are required by applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) to be withheld or deducted from such payments, then (i) the sum payable by the Borrower or such Loan Party shall be increased as necessary so that after all required withholdings or deductions of Indemnified Taxes or Other Taxes (including any such withholdings or deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the applicable Withholding Agent shall be entitled to make such withholdings or deductions and (iii) the applicable Withholding Agent shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law. For purposes of this Section 3.01, the term “Lender” shall include each L/C Issuer.

(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrower pursuant to Section 3.07.

(c)    The Loan Parties shall, jointly and severally, indemnify each Agent and Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to the Lead Borrower by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Lead Borrower pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant Governmental Authority with respect to such refund) to the Lead Borrower (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority ) in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Lead Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to the Lead Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due under this Section 3.01, which may include the designation of another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Lead Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

(g)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the

Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii), 3.01(h) and 3.01(i) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Lead Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete executed copies of (A) IRS Form W-8BEN or Form W-8BEN-E (or successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (B) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (C) IRS Form W-8EXP (or successor form), (D) to the extent a Foreign Lender is not the beneficial owner, W-8IMY (or successor form), together with required attachments (including a certification substantially in the form of the applicable Exhibit O, if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption), certifying exemption from or reduction in the rate of United States federal withholding tax, or (E) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or Form W-8BEN-E (or successor form) together with a statement substantially in the form of the applicable Exhibit O. Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(iii)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)    Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

(i)    If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the

Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for ~~the~~each Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(i), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(j)    Each Lender and Agent shall, to the extent it is legally able to do so, deliver such forms and/or certification as required by this Section 3.01 promptly upon the obsolescence or invalidity of any such form and/or certification previously delivered by such Lender and Agent. In addition, each Lender and Agent shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (and/or any other form of certification).

(k)    Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender. For purposes of this Section 3.01 and Section 9.15, the term “applicable Law” includes FATCA.

3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert (or cause to be so prepaid or converted) all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay (or cause to be paid) accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03    Inability to Determine Rates.

(a)    If the Required Term Lenders or the Required Revolving Lenders, as applicable, determine that for any reason in connection with any request for a Eurodollar Rate Loan under the applicable Facility or a conversion to or continuation of any of the foregoing that (i) deposits are not being offered to banks in the European interbank market, the London interbank Eurodollar market or other offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter (and subject to clause (b) below), (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    If the Administrative Agent determines that the circumstances set forth in clause (a)(ii) above have arisen and such circumstances are unlikely to be temporary (which determination shall be conclusive absent manifest error), and (i) if there is no comparable successor rate that is, at such time, broadly accepted by the syndicated loan market for loans denominated in US dollars in lieu of the Eurodollar Base Rate as reasonably determined by the Administrative Agent and accepted by the Borrower in writing (such acceptance not to be unreasonably withheld, conditioned or delayed), then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate and shall enter into an amendment (with the consent of the Required Lenders) to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and (ii) if there is a comparable successor rate that is, at such time, broadly accepted by the syndicated loan market for loans denominated in US dollars in lieu of the Eurodollar Base Rate as reasonably determined by the Administrative Agent and accepted by the Borrower in writing (such acceptance not to be unreasonably withheld, conditioned or delayed), then such comparable successor rate shall replace, mutatis mutandis, the Eurodollar Base Rate; provided, that in no event shall a successor rate be less than zero.

3.04    Increased Cost and Reduced Return; Capital Adequacy.

(a)    If any Lender determines that as a result of the introduction of or any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or in the case of any Change in Law with respect to Taxes, any Loan) or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes (other than clause (a) of the definition of Excluded Taxes), (iii) Connection Income Taxes, and (iv) reserve requirements reflected in the Eurodollar Rate), then from time to time within fifteen (15) Business Days after written demand of such Lender setting forth in reasonable detail (which need not include any information the disclosure of which by such Lender is prohibited by applicable Laws) such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Lead Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that such increased costs may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the ~~Borrower~~Borrowers under syndicated credit facilities comparable to those provided hereunder.

(b)    If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or L/C Issuer or any holding company of such Lender or L/C Issuer, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Lead Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction or increase suffered.

(c)     The Lead Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Lead Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05    Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Lead Borrower shall promptly (within 30 days) compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any assignment pursuant to Section 3.07, continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise); or

(b)    any failure by ~~the~~a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by ~~the~~such Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

3.06    Matters Applicable to All Requests for Compensation.

(a)    A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)    With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, ~~the~~a Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Lead Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by ~~the~~a Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)    If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03(a) or 3.04 hereof that gave rise to such conversion no longer exist:

(i)    to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)    If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03(a) or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.07    Replacement of Lenders under Certain Circumstances.

(a)    If at any time (i)  ~~the~~a Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03(a), (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.07), or (iv) any Lender is an Ineligible Assignee, then the Borrower may, at its sole expense and effort, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Lead Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to ~~the~~a Borrower to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Loans (or, in the case of the preceding clause (iv), the lesser of (x) the purchase price paid by such Ineligible Assignee for its Term Loans and (y) the outstanding principal thereof) and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.05(d) (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter, (D) such assignment does not conflict with applicable Law, and (E) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the applicable Borrower or the Administrative Agent. If such replaced Lender fails to execute and deliver such Assignment and Assumption within one (1) Business Day after the receipt of notice referred to in the foregoing clause (a), such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption on such date as provided in this Section 3.07. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all obligations of the ~~Borrower~~Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption, and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the applicable Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)    Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letters of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letters of Credit and (ii) the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)    In the event that (i) ~~the~~a Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans or all Lenders, and (iii) the Required Lenders, the Required Revolving Lenders or the Required Term Lenders, as the case may be, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.08    Survival. All of the ~~Borrower~~Borrowers’ ~~s~~ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01    Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i)    executed counterparts of this Agreement, a Guaranty from each Guarantor and the Intercompany Note, as applicable;

(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Closing Date;

(iii)    the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)    certificates (including original share certificates and/or original certificates of title) representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)    copies of financing statements, filed or duly prepared for filing, under the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C)    evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)    the Intellectual Property Security Agreement, duly executed by each applicable Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)    the Closing Date Intercreditor Agreement duly executed by the Loan Parties;

(vi)    the Collateral Assignment (Blocker) duly executed by Holdings;

(vii)    certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(viii)    documents and certifications (including, without limitation, Organization Documents and good standing certificates) to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing and in good standing (where such concept is applicable) in its jurisdiction of formation;

(ix)    an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties;

(x)    a certificate, substantially in the form of Exhibit K, from the chief financial officer of Holdings;

(xi)    the Closing Financial Statements;

(xii)    a Committed Loan Notice and/or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

(xiii)    a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4.01(c), (d), (e), (i) and (j) have been satisfied as of the Closing Date; and

(xiv)    evidence that the Second Lien Loan Documents shall have been executed and delivered by all of the Loan Parties stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the Second Lien Credit Agreement) will occur on the Closing Date.

(b)    Holdings and the Borrower shall have received the Equity Contribution and Other Equity in the manner described in the definition of “Transactions.”

(c)    On the Closing Date, after giving effect to the Closing Transactions, neither Holdings nor the Borrower nor any of their Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Facilities, the Second Lien Loans in an aggregate principal amount of $115,000,000 and Permitted Surviving Debt and all Liens securing and any Guarantees of any Indebtedness for borrowed money not permitted by this Section 4.01(c) shall have been released.

(d)    The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the initial funding of the Facilities, without giving effect to any amendments thereto, waivers thereof or consents with respect thereto that are materially adverse to the Arrangers, in their capacity as Lenders, and the other Initial Lenders, without the consent of the Initial Lenders, such consent not to be unreasonably withheld or delayed.

(e)    Since August 6, 2017, there shall not have been a Company Material Adverse Effect (as defined in the Acquisition Agreement) that would result in a failure of a condition precedent under the Acquisition Agreement or would provide the Borrower the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result thereof.

(f)    The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

(g)    All fees, closing payments and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the initial funding under the Facilities, to the extent, in the case of expenses, a reasonably detailed invoice has been delivered to Holdings at least three (3) Business Days prior to the Closing Date.

(h)    All actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Prior Liens) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(i)    The Specified Acquisition Agreement Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect,” “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(j)    The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect,” “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) customary Uniform Commercial Code Lien searches with respect to Holdings, the Borrower and the other Guarantors, in each case, in an entity’s jurisdiction of organization, (ii) the execution and delivery of the Security Agreement, (iii) the perfection of Liens on Collateral that may be perfected by the filing of financing statements under the Uniform Commercial Code or by intellectual property filings with the United States Patent and Trademark Office and the United States Copyright Office, and (iv) the pledge and perfection of security interests in the Equity Interests of the

Borrower and its Restricted Subsidiaries (other than Immaterial Subsidiaries) with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate, but, with respect to subsidiaries of the Company, only to the extent received after use of commercially reasonable efforts to do so without undue burden or expense) after your use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but may instead be provided within (x) with respect to stock or equivalent certificates of subsidiaries of the Company, forty-five (45) days after the Closing Date and (y) otherwise, ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Collateral Agent pursuant to arrangements to be mutually agreed between the Collateral Agent and the Borrower.

4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)    the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(b)    no Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom;

(c)    the Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof; and

(d)    solely in the case of Borrowing of the 2018 Refinancing Delayed Draw Term Loans, a certificate, dated as of the date of such Borrowing, duly executed by a Responsible Officer of Holdings ~~(I) setting forth calculations in reasonable detail demonstrating compliance with (A) a First Lien Net Leverage Ratio of 4.25:1.00 and (B) a Total Net Leverage Ratio of 6.25:1.00, in each case after giving effect on a Pro Forma Basis to the Delayed Draw Term Loans to be borrowed on such date (without netting the cash and Cash Equivalents constituting proceeds of such Delayed Draw Term Loans) and (II)~~ certifying that, upon the application of the proceeds of the Delayed Draw Term Loans (together with any other proceeds applied at such time to pay the Earn-Out Payment), the Earn-Out Payment shall have been paid in full, provided that, in the case of Incremental Facilities, the conditions specified in Sections 4.02(a) and (b) shall be limited in accordance with Section 2.14(f) if such Request for Credit Extension is in connection with a Limited Condition Transaction.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) (and, in the case of the Delayed Draw Term Loans, Section 4.02(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

5.01    Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person (i) duly organized or formed and validly existing and (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted, except in each case referred to in clause (a)(ii), (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or, to the best of the Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any Permits that would reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) the Second Lien Credit Agreement (or any Specified Second Lien Refinancing Debt), (ii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (~~ii~~iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b) of this Section 5.02, to the extent that such conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), or (d) the exercise by an Agent, an L/C issuer or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

5.05    Financial Statements; No Material Adverse Effect.

(a)    During the period from December 31, 2016 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Company and its Subsidiaries of any material part of the business or property of the Company and its Subsidiaries and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, which is not reflected in the Historical Financial Statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date. The Historical Financial Statements have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods covered thereby (taking into account the notes thereto), in the case of the unaudited financial statements included in the Historical Financial Statements, subject to normal year-end adjustments, and the absence of footnotes.

(b)    The Closing Financial Statements delivered pursuant to Section 4.01(a)(x) present fairly, in all material respects, the consolidated financial position, statements of operations and cash flows of the Company and its Subsidiaries, at the respective dates set forth therein and for the respective periods covered thereby, and were prepared in accordance with GAAP, consistently applied.

(c)    Since December 31, 2016, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect; provided that the representation in this Section 5.05(c) shall only be made after the Closing Date.

(d)    The forecasted financial information of the Company and its Subsidiaries delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Company and its Subsidiaries for the periods stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06    Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transactions, or (b) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.07    No Default. Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08    Ownership of Property; Liens.

(a)    Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.

(b)    Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries as of the Closing Date, showing as of the Closing Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

5.09    Environmental Matters. Except as disclosed on Schedule 5.09 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)    There are no pending or, to the knowledge of the Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

(b)    (i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported or caused any Environmental Release of Hazardous Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either clause (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to, liability against Holdings or any of its Subsidiaries under, Environmental Laws.

(c)    Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.

5.10    Taxes. Holdings and its Subsidiaries have filed all federal and state and other Tax returns and reports required to be filed, and have paid all federal and state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

5.11    ERISA Compliance. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing, or reasonably expected to occur, that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher.

5.12    Capitalization and Subsidiaries; Equity Interests. Schedule 5.12 sets forth, as of the Closing Date (after giving effect to the Closing Transactions), (a) a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, (b) the type of entity of the Borrower and each of its Subsidiaries, and (c) any Joint Venture or partnership of the Borrower and its Subsidiaries, and all of the outstanding Equity Interests therein have been validly issued, are fully paid and non-assessable and are free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or any Lien permitted under Section 7.01(o), (p)(ii), (cc) or (ll).

5.13    Margin Regulations; Investment Company Act.

(a)    ~~The~~Neither Borrower is ~~not~~ engaged ~~and~~nor will ~~not~~any Borrower engage in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)    None of Holdings, the Borrower or any other Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14    Disclosure. Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variations may be material.

5.15    Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.16    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses. Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration in the United States Patent and Trademark Office and the United States Copyright Office of any IP Rights owned or exclusively licensed by a Loan Party or any of its Restricted Subsidiaries as of the Closing Date. To the knowledge of Holdings and the Borrower, (i) the conduct of the business of the Loan Parties and their Restricted Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Restricted Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings and the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, no Person is infringing, misappropriating, diluting or otherwise violating any IP Rights except, in each case, for any such infringement, misappropriation, dilution or violation, that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17    Solvency. As of the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.18    Labor Matters. Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Restricted Subsidiaries as of the Closing Date and neither Holdings nor any Restricted Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Restricted Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organization activity that is taking place.

5.19    Perfection, Etc. Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations (subject to Permitted Prior Liens). The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

5.20    PATRIOT Act and Anti-Money Laundering Compliance. To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) applicable Laws relating to anti-money laundering.

5.21    Anti-Corruption Compliance. Each Loan Party, each Subsidiary thereof and, to the knowledge of the Borrower, each of their respective directors, officers, agents and employees is in compliance in all material respects with all applicable anti-corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, as of any date that is at least 90 days after the Closing Date, each Loan Party and each Subsidiary thereof maintains policies and procedures designed to ensure that each such Loan Party and each Subsidiary will continue to be in compliance in all material respects with all applicable anti-corruption Laws. No part of the proceeds of the Loans has been or will be used, directly or indirectly, by any Loan Party for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

5.22    OFAC. The Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents that act in any capacity in connection with the Facility, are in compliance with applicable Sanctions in all material respects. No Loan Party or Subsidiary thereof and none of their respective directors, officers, and to the knowledge of the Borrower, their respective agents or employees (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, (c) derives revenue from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities or (d) is owned or controlled by a Sanctioned Person or a Sanctioned Entity. The proceeds of any Loan will not be used to fund any activities or business of or with, or operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity in violation of any applicable Sanctions, or in any manner that would constitute or give rise to a violation by any party hereto of any applicable Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions.

5.23    Designation as Senior Debt. The Obligations constitute “Designated Senior Debt” or any similar term under and as defined in the agreements relating to any Indebtedness of the Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.

5.24    Broker Fees. Other than as set forth on Schedule 5.24, the Borrower has not paid or agreed to pay, or to reimburse any other Person (in each case, other than the Agents and the Lenders) with respect to, any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions evidenced by the Loan Documents.

5.25    Acquisition Documents. The Borrower has delivered to the Administrative Agent complete and correct copies of (i) the Acquisition Agreement, together with all schedules and exhibits thereto, as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of the Acquisition Agreement entered into prior to the date hereof.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)    as soon as available, but in any event within one hundred twenty (120) days (or one hundred thirty-five (135) days in the case of the fiscal year ending on or around December 31, 2017) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case, commencing with the fiscal year ending on or around December 31, 2017 (it being understood that comparative financial statements with respect to the fiscal year ending on or around December 31, 2017 and the previous fiscal year need not be included in the audit), in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of RSM US LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness (including that set forth in Section 7.11) on a future date or in a future period), together with a Narrative Report with respect thereto;

(b)    as soon as available, but in any event (x) for each of the first three fiscal quarters ended after the Closing Date (commencing with the fiscal quarter ending on or around September 30, 2017) within sixty (60) days and (y) thereafter, within forty-five (45) days, in each case, after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, commencing with the fiscal quarter ending on or around September 30, 2017, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto; and

(c)    as soon as available, but in any event no later than ninety (90) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of income or operations and statements of cash flow of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.

To the extent the Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by unaudited reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes and which Compliance Certificate need not include financial ratio calculations unless such calculations are required under Section 7.11 or necessary for determining compliance with any financial ratio requirement set forth herein or in any Loan Document); provided that, for the avoidance of doubt, no calculation of financial ratios shall be required in a Compliance Certificate in connection with any incurrence test unless specifically set forth elsewhere herein;

(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)    promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d)    promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(e)    reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(f)    together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all Material Real Property disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street (if available), county or other relevant jurisdiction, state and record owner) and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

(g)    copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, the Second Lien Credit Agreement;

(h)    promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them; and

(i)    promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing and anything herein to the contrary, to the extent that a direct or indirect parent of the Lead Borrower becomes a public company that files periodic reports with the SEC in accordance with Section 13 or 15(d) of the Exchange Act, the documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) shall be deemed to have been delivered on the date the Forms 10-K (in the case of Sections 6.01(a) and 6.02(b)), 10-Q (in the case of Sections 6.01(b) and 6.02(b)) or 8-K (in the case of Section 6.02(b)) are filed with the SEC.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders, the L/C Issuers and the Collateral Agent materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower and its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each of Holdings and the Borrower hereby (i) acknowledges and agrees that no Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers, the L/C Issuers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States federal and state securities Laws and as suitable for distribution to Public Lenders.

6.03    Notices. Promptly upon any Responsible Officer of the Borrower obtaining knowledge thereof, notify the Administrative Agent for further distribution to each Lender:

(a)    of the occurrence of any Default or Event of Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material or in respect of IP Rights, or (iv) the occurrence of any ERISA Event, either alone or together with all other ERISA Events;

(c)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(d)    of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii) and (ii) incurrence or issuance of any Indebtedness for which ~~the~~a Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04    Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, except as expressly permitted by this

Agreement or where the failure to maintain such properties or make such renewals, replacements, modifications, improvements, upgrades, extensions and additions would not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Each general liability, umbrella liability and commercial excess liability policy of insurance shall name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and each casualty and property insurance policy shall, within forty-five (45) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder).

6.08    Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and the Collateral Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent may exercise rights under this Section 6.10 and the Collateral Agent shall not exercise such rights more often one (1) time during any calendar year absent the existence of an Event of Default, which shall be at the Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent or the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and with reasonable advance notice. The Administrative Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants; provided, further that nothing in this Agreement or in any other Loan Document shall require any Loan Party to provide information (i) that constitutes nonfinancial trade secrets or nonfinancial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Laws or (iii) that is subject to attorney client privilege or constitutes attorney work product.

6.11    Use of Proceeds.

(a)    Use the proceeds of the Closing Date Term Borrowings on the Closing Date solely (i) to finance the Acquisition and the Refinancing and to pay Transaction Costs in connection therewith and (ii) to the extent of any excess after the uses described in clause (i), for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.

(b)    Use the proceeds of the Delayed Draw Term Loans ~~within one (1) Business Day of the Delayed Draw Funding~~on or after the Amendment No. 2 Effective Date ~~(i)~~ to ~~make~~finance a portion of the Earn-Out Payment and ~~(ii)~~ to pay related fees and expenses in connection therewith and, after the Earn-Out Payment is paid in full in cash, for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.

(c)    Use the proceeds of the Revolving Credit Borrowings (A) on the Closing Date, (i) to Cash Collateralize letters of credit issued under any Existing Credit Agreement and (ii) in an amount not to exceed $15,000,000, including for working capital and working capital adjustments, and (B) after the Closing Date, (i) to finance or refinance the working capital and capital expenditures needs of the Borrower and its Restricted Subsidiaries and (ii) for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.

(d)     Use the proceeds of the 2018 Refinancing Term Loans on the Amendment No. 2 Effective Date to prepay in full the Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date.

(e)    Use to proceeds of the 2018 Additional Term Loans on the Amendment No. 2 Effective Date to finance a portion of the Earn-Out Payment and to pay related fees and expenses in connection therewith and after the Earn-Out Payment is paid in full in cash, for general corporate purposes (including any actions permitted by Article VII) of the Restricted Group.

6.12    Covenant to Guarantee Obligations and Give Security.

(a)    Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary, and (iii) any voluntary election pursuant to clause (iv) of the definition of “Guarantors” shall be deemed to constitute the acquisition of a Restricted Subsidiary that is not an Excluded Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property,” as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower’s expense:

(i)    in connection with the formation or acquisition of a Restricted Subsidiary, on or prior to the later to occur of (i) the date that is thirty (30) days following the date of such formation or acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is forty-five (45) days after the end of the most recently ended fiscal quarter after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty or Guaranty Supplement,

in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, (B) cause each such Restricted Subsidiary to deliver a counterpart signature page to the Intercompany Note and, in the case of any such Restricted Subsidiary that is not an Excluded Subsidiary, related endorsement, and (C) (if not already so delivered) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Restricted Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the Security Agreement, the Intellectual Property Security Agreement and the other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement, the Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting perfected Liens on all such properties;

(ii)    on or prior to the later to occur of (i) the date that is thirty (30) days following the date of such formation or acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is forty-five (45) days after the end of the most recently ended fiscal quarter after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent (A) a description of the personal property of each such Restricted Subsidiary (other than Excluded Subsidiaries) in detail provided in the Security Agreement Supplement or otherwise reasonably satisfactory to the Administrative Agent and the Collateral Agent and (B) a description of the real property of each such Restricted Subsidiary (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(iii)    on or prior to the later to occur of (i) the date that is thirty (30) days following the date of such formation or acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is forty-five (45) days after the end of the most recently ended fiscal quarter after such formation or acquisition (or ninety (90) days with respect to Mortgages), or such longer period as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent Mortgages (with respect to Material Real Properties only) and other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and any existing Mortgages), securing payment of the Obligations under the Loan Documents and constituting Liens on all such properties;

(iv)    on or prior to the later to occur of (i) the date that is thirty (30) days following the date of such formation or acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is forty-five (45) days after the end of the most recently ended fiscal quarter after such formation or acquisition (or ninety (90) days with respect to Mortgages), or such longer period as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)    as promptly as practicable (but in any event no later than ninety (90) days after such formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent with respect to each Material Real Property owned in fee by a Loan Party that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the Material Real Properties covered thereby), American Land Title Association/American Congress on Surveying and Mapping form surveys and environmental assessment reports, in each case in scope, form and substance reasonably satisfactory to the Administrative Agent, and favorable opinions of local counsel to the Loan Parties in each state in which the applicable Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)    at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.

(b)    Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Borrower and the Administrative Agent shall determine, in their reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

(c)    For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that on or prior to the later to occur of (i) the date that is thirty (30) days following the date of such change in organization and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such change in organization and the date that is forty-five (45) days after the end of the most recently ended fiscal quarter after such change in organization (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.

(d)    No later than five (5) days prior to the date on which a Mortgage with respect to a Material Real Property is executed and delivered pursuant to this Agreement (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received (or, in the case of clause (B), shall have furnished) (A) a completed standard “life of loan” flood hazard determination form, (B) if the improvements to the applicable improved property are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Borrower (a “Flood Notice”), (C) the Borrower’s written acknowledgment of receipt of a Flood Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (D) if a Flood Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy and proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Secured Parties.

6.13    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

6.14    Further Assurances; Post-Closing Obligations.

(a)    Promptly upon request by the Administrative Agent, the Collateral Agent or an L/C Issuer, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent or an L/C Issuer may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, including but not limited to, in the event of any amendment or modification that has the effect of making, increasing, renewing or extending any extension of credit hereunder (including the entering into of any Incremental Commitments), delivery of all items set forth in Section 6.12(d) with respect to any existing Mortgaged Property to the extent such items are required under any federal banking regulation no later than five (5) days prior to such making, increasing, renewing or extending any extension of credit hereunder.

(b)    Within two Business Days after the Closing Date (which time period may be extended to three Business Days at the reasonable discretion of the Administrative Agent, or to such later date as may be agreed by the Requisite Lead Arrangers (as defined in the Fee Letter) in their reasonable discretion), (x) the Borrower shall have contributed Equity Interests of the Company to the Blocker, as a result of which the Blocker will hold 50% of the outstanding Equity Interests of the Company (the “Blocker Equity Contribution”) and (y) the Blocker shall have duly executed and delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (A) a Guaranty Supplement, (B) a Security Agreement Supplement and (C) a counterpart signature to the Intercompany Note and related endorsement.

(c)    Deliver each document and take each action set forth on Schedule 6.14 within the applicable time limit specified therein.

6.15    Maintenance of Ratings. Use commercially reasonable efforts to maintain and refresh on an annual basis a public credit rating of the Facilities from each of S&P and Moody’s, a public corporate family rating of the Lead Borrower from Moody’s and a public corporate credit rating of the Lead Borrower from S&P (but, in each case, not any specific credit rating).

6.16    Anti-Corruption Laws; Sanctions.

(a)    Comply in all material respects with the Laws referred to in Sections 5.20, 5.21 and 5.22.

(b)    Not use the proceeds of any Loan, directly or indirectly, for payments to any Person, including any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of any applicable anti-corruption Laws, or otherwise take any action, directly or indirectly, that would result in a violation of any applicable anti-corruption Laws.

(c)    Not directly, or to their knowledge, indirectly, use the proceeds of any Loan, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities of or with any Sanctioned Person or Sanctioned Entity in violation of any applicable Sanctions, or in any other manner that will result in a violation by any Person participating in the transaction of any applicable Sanctions.

6.17    ERISA. Comply with the requirements of all appropriate Laws, rules, regulations and orders of any Governmental Authority in respect of ERISA, except to the extent the failure of the Borrower or its Restricted Subsidiaries to comply would not reasonably be expected to have a Material Adverse Effect.

6.18    Lender Calls. Upon the request of the Administrative Agent or the Required Lenders, participate in a conference call (which call may include the Second Lien Lenders) with the Administrative Agent and the Lenders once during each fiscal quarter of the Borrower at such times as may be agreed to by the Borrower and the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), (A) (except with respect to Section 7.15) the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, and (B) (with respect to Section 7.15) Holdings shall not:

7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document securing the Obligations;

(b)    Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03 and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)    Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole, (y) not overdue for a period of more than thirty (30) days, or (z) which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts (x) not overdue for a period of more than thirty (30) days or (y) which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)    pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f)    deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) in each case incurred in the ordinary course of business;

(g)    easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)    Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)    Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(k)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) on cash incurred in connection with a cash management program established in the ordinary course of business;

(n)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i), (j), (o), (t) or (u) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)    Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary permitted under Section 7.03(f), (k), (n) or (s);

(p)    (i) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary”; provided that the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted Subsidiary) after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (x) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (y) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (z) the Indebtedness secured thereby is permitted under Section 7.03(k)(ii), and (ii) Liens securing Permitted Acquisition Indebtedness that is permitted by the terms of the definition of “Permitted Acquisition Indebtedness” to be secured by such Liens;

(q)    Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)    any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business not prohibited by this Agreement;

(s)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement or (ii) by operation of law under Article 2 of the Uniform Commercial Code;

(t)    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)    Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to Section 2.03(a)(ii)(G), 2.05(b)(iv), 2.05(b)(vi), 2.15 or 2.16;

(w)    Permitted Other Indebtedness Liens and Permitted Additional Liens;

(x)    Specified Refinancing Liens and Specified Second Lien Refinancing Liens, in each case, to the extent permitted by the Closing Date Intercreditor Agreement and any other applicable Intercreditor Agreement;

(y)    Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(z)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(aa)    Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(bb)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc)    (i) Liens (including put and call arrangements) on Equity Interests or other securities of any Unrestricted Subsidiary or Joint Venture that are excluded from the Collateral and that secure Indebtedness of such Unrestricted Subsidiary or Joint Venture and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(dd)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ee)    other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(ff)    Liens (i) in favor of ~~the~~a Borrower or any Subsidiary Guarantor granted by a Restricted Subsidiary that is not a Loan Party and (ii) granted by any Restricted Subsidiary that is not a Loan Party in favor of any other Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 7.03;

(gg)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(hh)    Liens on cash securing Swap Contracts of the type described in Section 7.03(g);

(ii)    Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order in the nature of a condemnation or eminent domain proceeding affecting real property;

(jj)    Liens on Receivables and/or Permitted Receivables Related Assets arising under Permitted Securitization and Receivables Financings;

(kk)    Liens arising out of sale-leaseback transactions permitted under Section 7.05(g); and

(ll)    Liens on the Collateral securing the Second Lien Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(ii); provided, that such Liens shall be subordinated to the Liens securing the Obligations pursuant to the Closing Date Intercreditor Agreement.

7.02    Investments. Make or hold any Investments, except:

(a)    Investments held by the Borrower or such Restricted Subsidiary in the form of cash or Cash Equivalents;

(b)    loans or advances to officers, directors, employees, managers or consultants of Holdings and its Restricted Subsidiaries (i) for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business) and (ii) in connection with such Person’s (or their estate, family members, spouse and/or former spouse) purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed at any one time outstanding the greater of (x) $5,000,000 and (y) 9.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(c)    Investments (i) by any Loan Party in ~~the~~a Borrower or any Subsidiary Guarantor (including, following its acquisition, any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Borrower that is not a Loan Party in any

Loan Party (other than Holdings) or in any other Restricted Subsidiary that is not a Loan Party, and (iii) by any Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (iii) shall not exceed the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at any one time outstanding;

(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)    Investments arising out of transactions permitted under Sections 7.01 (other than Sections 7.01(n)(i) and (t)), 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), (c)(ii) and (d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.14(a);

(f)    Investments existing on, or contractually committed to as of, the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)    Investments in Swap Contracts permitted under Section 7.03(g);

(h)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f)(C));

(i)    the purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or a majority of the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(i)    each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall comply with the requirements of Section 6.12 within the time periods specified therein; and

(ii)    the aggregate amount of consideration paid by a Loan Party in respect of any purchase or other acquisition (in one transaction or series of related transactions) of (x) any Person that does not become a Guarantor or (y) any assets that do not become Collateral shall not exceed the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(j)    Investments in Joint Ventures or Unrestricted Subsidiaries, such Investments not to exceed at any one time outstanding the greater of (x) $20,000,000 and (y) 33.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(k)    Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary trade arrangements with customers, and (iii) loans or advances made to contractors, vendors and landlords, in each case consistent with past practices;

(l)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)    the licensing, sublicensing or contribution of IP Rights pursuant to joint research, development or marketing arrangements with Persons other than Holdings, the Borrower and its Subsidiaries in the ordinary course of business;

(n)    loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06(c), (e), (f), (g), (h), (i), (j), (k), (l) or (m) (so long as such amounts are counted as Restricted Payments for purposes of such sections);

(o)    other Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in Sections 7.02(c)(iii) and (i)(ii), respectively) not to exceed at any time outstanding the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA of the Borrower for the immediately preceding four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(a) or (b); provided, however, that such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount or amounts applied to incur Contribution Indebtedness), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or Junior Financing Prepayments pursuant to Section 7.14(a) or to make previous Investments pursuant to this Section 7.02(o);

(p)    pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;

(q)    (i) loans or advances made to suppliers or customers in the ordinary course of business and consistent with past practice and (ii) de minimis investments in the Equity Interests of competitors or customers;

(r)    Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(s)    Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t)    Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of the limitations set forth in Sections 7.02(c)(iii) and (i)(ii), respectively) made with the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.02(t); provided that immediately before and immediately after giving effect to any such Investment, no Event of Default shall have occurred and be continuing;

(u)    in addition to the foregoing Investments, additional Investments, so long as, after giving effect on a Pro Forma Basis to any such Investments, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) does not exceed 5.50:1.00;

(v)    (i) Guarantees of leases (other than Capitalized Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and its Restricted Subsidiaries, in each case in the ordinary course of business;

(w)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Law and would not cause an Event of Default under Section 8.01(i);

(x)    Investments consisting of earnest money deposits made in connection with a letter of intent, purchase agreement or other acquisition;

(y)    Investments in the form of loans, advances or contributions to Traeger (Shanghai) Business Information Consultancy Co., Ltd. and Intercontinental Supply Chain Management Co., Ltd (so long as each such Subsidiary is a Restricted Subsidiary of the Borrower) for the payment of payroll, rent, business related travel, overhead expenses, product development, testing and other similar or related expenses of such Subsidiary;

(z)    the Transactions; and

(aa)    Investments in connection with Permitted Securitization and Receivables Financings.

7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    (i) Indebtedness of the Loan Parties in respect of the Obligations and (ii) Indebtedness of the Loan Parties in respect of the Second Lien Obligations and Specified Second Lien Refinancing Debt in an aggregate amount at any one time outstanding under this clause (ii) not to exceed the Second Lien Credit Agreement Cap;

(b)    Indebtedness outstanding or committed to be incurred on the Closing Date and listed on Schedule 7.03;

(c)    Guarantees of any Loan Party in respect of Indebtedness of the Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(d)    Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02 and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note, (3) if owed to a Loan Party, subject to the Collateral Agent’s first-priority security interest pursuant to the Collateral Documents, and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the Obligations on the terms set forth in the Intercompany Note or otherwise reasonably satisfactory to the Administrative Agent;

(e)    Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of any fixed or capital assets, in each case within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding, including all Attributable Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (e), shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(f)    Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed the greater of (x) $12,500,000 and (y) 21.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b); provided that all such Indebtedness outstanding under this Section 7.03(f), when aggregated with the outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 7.03(k) and (s), shall not exceed the Non-Guarantor Debt Cap;

(g)    Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(h)    Guarantees incurred by the Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations of the Borrower or a Restricted Subsidiary (not for borrowed money) to a supplier, customer, franchisee, lessor or licensee;

(i)    Indebtedness representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of the Borrower or any Restricted Subsidiary (and their respective estates, spouses and former spouses) in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(j)    Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to current or former officers, directors and employees (and their respective estates, family members, spouses or former spouses) to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(k)    (i) Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments, (ii) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p);

provided that such Indebtedness was not incurred in contemplation of such Permitted Acquisition, and (iii) Permitted Acquisition Indebtedness; provided that (x) in the case of each of the foregoing clauses, immediately before and immediately after giving effect thereto, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing and (y) all such Indebtedness outstanding under clauses (ii) and (iii) of this Section 7.03(k) of any Restricted Subsidiary that is not a Subsidiary Guarantor, when aggregated with the outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to Sections 7.03(f) and (s), shall not exceed the Non-Guarantor Debt Cap;

(l)    Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder; provided that, with respect to Dispositions, the maximum liability of the Borrower and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such Disposition;

(m)    Indebtedness in respect of (i) netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts and (ii) credit card and purchase card services;

(n)    Indebtedness in an aggregate principal amount not to exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at any one time outstanding;

(o)    Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (ii) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

(p)    (i) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (ii) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within sixty (60) days following the due date thereof;

(q)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)    Indebtedness (“Specified Affiliate Indebtedness”) in an aggregate principal amount not to exceed the greater of (x) $20,000,000 and (y) 33.0% of Consolidated EBITDA

of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at any time outstanding; provided that (A) the borrower with respect to such Indebtedness shall be the Lead Borrower; (B) the lender with respect to such Indebtedness shall be the Sponsor or any of its Affiliates other than Holdings, the Borrower and their Restricted Subsidiaries or any other portfolio company of the Sponsor; (C) the all-in interest rate per annum with respect to such Indebtedness shall not exceed a market interest rate as determined by the Borrower, and in any event shall not exceed the Eurodollar Rate for a one-month interest period plus 4.50% per annum; (D) the fees with respect to such Indebtedness shall not exceed the fees payable by the ~~Borrower~~Borrowers with respect to the Revolving Credit Facility; (E) no premiums shall be payable with respect to such Indebtedness; (F) such Indebtedness shall be unsecured; (G) if guaranteed, such Indebtedness shall be guaranteed by one or more of the Guarantors only and there shall be no additional guarantors with respect to such Indebtedness other than the Sponsor or any of its Affiliates (other than Holdings, the Borrower, or its Restricted Subsidiaries or other portfolio companies of the Sponsor); (H) such Indebtedness shall not be subject to any amortization or scheduled prepayments of principal; (I) the covenants, events of default, Guarantees and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and their Restricted Subsidiaries than those set forth in this Agreement (provided that, at the Borrower’s option in its sole discretion, a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (I), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (J) such Indebtedness shall not have any financial covenants; (K) the proceeds of such Indebtedness shall be used solely to fund working capital needs of the Restricted Group; (L) such Indebtedness shall be subordinated on terms consistent with the Subordination Terms or otherwise reasonably satisfactory to the Administrative Agent; and (M) any repayment or prepayment of such Indebtedness shall be conditioned upon (i) the Total Net Leverage Ratio on the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) not exceeding 5.25:1.00 and (ii) the absence of a Default or Event of Default;

(s)    Indebtedness constituting Permitted Other Indebtedness or Permitted Other Second Lien Indebtedness; provided that all such Indebtedness outstanding under this Section 7.03(s) of any Restricted Subsidiary that is not a Loan Party, when aggregated with the outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 7.03(f) and (k), shall not exceed the Non-Guarantor Debt Cap;

(t)    [reserved];

(u)    Indebtedness constituting Specified Refinancing Debt;

(v)    Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(w)    Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any L/C Issuer to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;

(x)    Indebtedness of the Borrower or any Restricted Subsidiary supported by a Letter of Credit in an aggregate principal amount not to exceed the face amount of such Letter of Credit (but which face amount may include the amount of any anticipated premiums, expenses (including upfront fees and original issue discount) and any accretion in the principal amount thereof);

(y)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that the unfunded amounts are permitted to remain unfunded under applicable Law and would not otherwise cause an Event of Default under Section 8.01(i);

(z)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(aa)    Indebtedness incurred in connection with sale-leaseback transactions permitted under Section 7.05(g);

(bb)    Contribution Indebtedness;

(cc)    Indebtedness pursuant to Permitted Securitization and Receivables Financings in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(dd)    any Permitted Refinancing of Indebtedness outstanding pursuant to Section 7.03(a)(ii), (b), (d), (e), (f), (k)(ii), (k)(iii), (n), (r), (s), (u), (aa), (bb) or (cc); provided that such Permitted Refinancing shall in each case be deemed to be a utilization of the basket under which the Indebtedness that it refinances, modifies, refunds, renews, replaces or extends was incurred such that it shall not free up capacity under such basket; and

(ee)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder.

7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)    any Restricted Subsidiary may merge with (i) the Lead Borrower (including a merger, the purpose of which is to reorganize the Lead Borrower into a new jurisdiction), provided that the Lead Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the Laws of the United States or any state thereof and shall expressly assume the obligations of the Lead Borrower pursuant to documents reasonably acceptable to the Administrative Agent (any such Person, the “Successor Borrower”); provided, further, that each Loan Party other than the Lead Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of Liens as security for, the Obligations shall apply to such Successor Borrower’s obligations under this Agreement or (ii) any one or more other Restricted Subsidiaries; provided that when any Guarantor is merging with another Restricted Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) such merger shall be treated as if it is an Investment, and such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.02; provided that in the case of clause (i) of this Section 7.04(a),

(x) the Lead Borrower or Successor Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Lead Borrower stating that (1) such merger or consolidation complies with this Agreement and (2) if the surviving Person is a Successor Borrower and the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Lead Borrower under this Agreement and the other Loan Documents and (y) the Lead Borrower shall have delivered to the Administrative Agent and each Lender any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by the Administrative Agent or such Lender that the Administrative Agent or such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(b)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary (other than the Revolving Loan Co-Borrower) may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that (x) in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Restricted Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor and (y) in the case of any change in legal form, (A) a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder and (B) a Borrower will remain a Borrower);

(c)    any Restricted Subsidiary (other than the Revolving Loan Co-Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be ~~the~~a Borrower or a Guarantor or (ii) such Disposition shall be treated as if it is an Investment, and such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.02;

(d)    any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (x) (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12, or (ii) such merger shall be treated as if it is an Investment, and such Investment must be a permitted Investment in accordance with Section 7.02 and (y) if such merger is with the Revolving Loan Co-Borrower, the Revolving Loan Co-Borrower is the surviving entity; and

(e)    a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)); provided, that if a merger, dissolution, liquidation, consolidation or Disposition involves the Revolving Loan Co-Borrower, the Revolving Loan Co-Borrower shall survive such merger, dissolution, liquidation, consolidation or Disposition.

7.05    Dispositions. Make any Disposition, except:

(a)    Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b)    (i) the abandonment of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent the Borrower determines in its reasonable business judgment that (x) such IP Rights are not commercially reasonable to maintain under the circumstances or (y) such abandonment would not reasonably be expected to materially and adversely affect the business of the Borrower or any of its Restricted Subsidiaries and (ii) other Dispositions of IP Rights to the extent the Borrower determines in its reasonable business judgment that such Disposition would not reasonably be expected to materially and adversely affect the business of the Borrower or any of its Restricted Subsidiaries;

(c)    Dispositions of inventory and goods held for sale in the ordinary course of business;

(d)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(f)    (A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) (with respect to Dispositions under this Section 7.05) and Section 7.02(h)), and (D) Restricted Payments permitted by Section 7.06;

(g)    Dispositions by the Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that the fair market value of all property disposed of pursuant to this Section 7.05(g) shall not exceed in the aggregate the greater of (x) $~~15,0 00,000~~15,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(h)    Dispositions of Cash Equivalents;

(i)    Dispositions or discounting of accounts receivable in connection with the collection, compromise or factoring (on a non-recourse basis) thereof;

(j)    licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(k)    sales of property and issuances and sales of Equity Interests (i) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Lead Borrower of its Equity Interests to Holdings shall be permitted, (ii) among or between Restricted Subsidiaries that are not Loan Parties, (iii) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings), or (iv) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this clause (iv) shall not exceed the greater of (x) $12,500,000 and (y) 21.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) in the aggregate;

(l)    leases, subleases, licenses or sublicenses of property (other than IP Rights) in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(m)    transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(n)    Dispositions of non-core assets acquired in connection with an acquisition permitted hereunder; provided that (i) no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed and (ii) the aggregate amount of such Dispositions shall not exceed 25% of the fair market value of the acquired entity or business;

(o)    Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) such Disposition is for fair market value as reasonably determined by the Borrower, and (iii) not less than 75% of the purchase price for the asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with (A) any senior secured debt secured by such property (other than any debt that is secured by such asset on a basis junior to the Lien on such asset securing the Obligations) assumed by the purchaser of such property, (B) any consideration received in the form of Indebtedness that is converted into cash within 180 days after the Disposition of such property, and (C) aggregate non-cash consideration received by the applicable Borrower or Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed in the aggregate the greater of (x) $15,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in each case deemed to be cash for purposes of this provision);

(p)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as the exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that within ninety (90) days of any such exchange or swap, in the case of any Loan Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on any property so exchanged or swapped;

(q)    Dispositions of Investments in Joint Ventures or any Restricted Subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the Joint Venture or similar parties set forth in joint venture agreements and similar binding arrangements;

(r)    (i) termination of leases in the ordinary course of business and (ii) the expiration of any option agreement in respect of real or personal property;

(s)    Dispositions of property subject to casualty, foreclosure, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(t)    the unwinding or settling of Swap Contracts;

(u)    Dispositions of Equity Interests of, or sale of Indebtedness or other securities of, Unrestricted Subsidiaries;

(v)    Dispositions of real estate and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any the Borrower or any Restricted Subsidiary;

(w)    Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and its Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such Disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(x)    the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(y)    Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) consisting of the cancellation thereof in the ordinary course of business in exchange for cash and/or Cash Equivalents; and

(z)    Dispositions by the Borrower or any Restricted Subsidiary of Receivables and Permitted Receivables Related Assets under Permitted Securitization and Receivables Financings;

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (b)(i), (e), (f), (h), (k)(i)-(iii), (l), (m), (q), (r), (s), (t), (w), (x) and (y)), shall be for no less than the fair market value of such property at the time of such Disposition.

To the extent any Collateral is Disposed to any Person that is not a Loan Party as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a Restricted Subsidiary that is not Wholly-Owned by the Borrower or one of the Borrower’s Wholly-Owned Restricted Subsidiaries, to the Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)     the Lead Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount or amounts applied to incur Contribution Indebtedness), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to Section 7.02(o) or Junior Financing Prepayments pursuant to Section 7.14(a) or to make previous Restricted Payments pursuant to this Section 7.06(c);

(d)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02 (other than Sections 7.02(e), (n), (t) and (u)), 7.04 or 7.08(e), (g) or (p);

(e)     the Lead Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of clause (iv) below, to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to clause (iv), (vii) or (viii) below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)    so long as the Lead Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, federal, state, provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, federal, state, provincial or local jurisdiction in respect of which such a consolidated, combined, unitary or affiliated income tax return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (A) such taxes that would have been payable by the Borrower and its Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings) consolidated, combined, unitary or affiliated group, reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries;

(ii)    the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus customary salary, bonus, severance and other benefits payable to current or former directors, officers, managers, employees or consultants (or, solely with respect to benefits, any family member thereof) of any such parent company, to the extent such salary, bonuses, severance and other benefits or claims in respect of any of the foregoing are directly attributable and reasonably allocated to the ownership or operations of the Borrower and its Restricted Subsidiaries, (B) insurance premiums to the extent relating to the ownership or operations of the Borrower or any of its Restricted Subsidiaries, and (C) the fees and other amounts described in Section 7.08(d) to the extent that the Lead Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)    the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) its franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;

(iv)    the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from current and former officers, directors, employees, managers or consultants of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of (x) the greater of (x) $7,500,000 and (y) 13.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) in any calendar year (which shall increase to the greater of (x) $12,500,000 and (y) 21.0% of Consolidated EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) in any calendar year following a Qualifying IPO); provided that the Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Lead Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Lead Borrower’s or its direct or indirect parent companies, in each case to officers, directors, employees, managers or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)    the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, if such purchase or other acquisition had been made by the Borrower, would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;

(vi)    to repurchase Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;

(vii)    the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, management fees permitted by Section 7.08(d);

(viii)    the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks or Debt Fund Affiliates), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Borrower and its Restricted Subsidiaries; and

(ix)    the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary;

(f)    in addition to the foregoing Restricted Payments, additional Restricted Payments in an aggregate amount not to exceed the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.06(f); provided that (a) immediately before and immediately after giving effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing and (b) solely in the case of Restricted Payments made in reliance on clause

(b) of the definition of Cumulative Credit, the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) does not exceed 6.00:1.00;

(g)    after a Qualifying IPO, Restricted Payments per annum of up to the greater of (x) 6% of the Net Cash Proceeds contributed to the common equity of the Lead Borrower from such Qualifying IPO and (y) 5% of the market capitalization of the Borrower and its Restricted Subsidiaries; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing;

(h)    Restricted Payments (including payments on stock appreciation rights) made in connection with the Transactions and in accordance with the Acquisition Agreement to satisfy any payment obligations owing under the Acquisition Agreement and the payment of any Transaction Costs;

(i)    repurchases of Equity Interests of Holdings, the Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options;

(j)    so long as no Event of Default under Section 8.01 shall have occurred and be continuing or would result therefrom, in addition to the foregoing Restricted Payments, additional Restricted Payments in an aggregate amount not to exceed, together with the amount of Junior Financing Prepayments pursuant to Section 7.14(a)(iv), $10,000,000;

(k)    in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, after giving effect on a Pro Forma Basis to any such Restricted Payment, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) does not exceed 4.75:1.00;

(l)    Restricted Payments to any direct or indirect parent entity to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such parent entity;

(m)    the Borrower or any Restricted Subsidiary may repurchase (or make Restricted Payments to any direct or indirect parent entity to enable it to repurchase) Equity Interests upon the exercise of options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities as part of a “cashless” exercise; and

(n)    the Borrower or any Restricted Subsidiary may pay any dividend or consummate any redemption within sixty (60) days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof.

7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Lead Borrower with a value in excess of $2,000,000, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) (i) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the direct or indirect payment of fees (including termination payments) and/or other payments to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement (which fees and/or payments shall not exceed (A) in respect of annual fees and/or payments, up to 1% of the aggregate amount of the cash equity contributions (including the Equity Contribution) directly or indirectly made to Holdings and further contributed to the Lead Borrower (other than any cash equity contributions constituting a Cure Amount, included in the Cumulative Credit, used to incur Contribution Indebtedness or used to make Investments, Restricted Payments or Junior Financing Prepayments), (B) in respect of the fees and/or payments payable in connection with the Acquisition, the amount disclosed to the Administrative Agent on or prior to the Closing Date, and (C) in respect of fees payable in connection with transactions permitted by this Agreement, in amounts that are usual, customary and market for such transactions); provided that such fees and/or payments under this clause (d)(i) shall continue to accrue during the continuance of any Event of Default under Section 8.01(a), (f) or (g) and may be paid once such Event of Default is no longer continuing, and (ii) the payment of related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Borrower and its Restricted Subsidiaries and reasonable out of pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Borrower and its Restricted Subsidiaries, (f) employment, severance or collective bargaining, consultant or employee benefit arrangements with current or former officers, employees, directors, managers and consultants in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) payments pursuant to tax sharing agreements among Holdings, the Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Lead Borrower’s Subsidiaries and Joint Ventures to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Lead Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) Guarantees permitted by Section 7.02 or Section 7.03; (m) pledges of Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; (n) the provision of Cash Collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; (o) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (p) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; (q) (i) any purchase by Holdings of Qualified Equity Interests of (or contribution to the qualified equity capital of) the Lead Borrower and (ii) the making of any intercompany loans by Holdings to the Borrower or any Restricted Subsidiary; (r) any transaction in respect of which the Lead Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Lead Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; and (s) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by a majority of the disinterested members of the Board of Directors of the Lead Borrower in good faith; provided that nothing in this Section 7.08 shall prohibit the Borrower or its Restricted Subsidiaries from engaging in the following transactions: (i) the performance of the Borrower’s or any Restricted Subsidiary’s obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (ii) the payment or reimbursement of compensation of and reimbursement of expenses of employees, officers, directors, managers or consultants in the ordinary course of business, including pursuant to any compensation agreement and phantom stock program existing on the Closing Date, (iii) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business, (iv) the performance by the Borrower or any Restricted Subsidiary or payments by the Borrower or any Restricted Subsidiary under any joint venture agreement for a Joint Venture permitted under Section 7.02, and (v) payments to the Sponsor in respect of compensation of employees and partners of the Sponsor and its affiliated partnerships who are officers or directors of the Borrower and its Restricted Subsidiaries, or whose responsibilities relate to the Borrower and its Restricted Subsidiaries and its directors, and reimbursement of expenses of the Sponsor and its affiliated partnerships related to officers and directors of the Lead Borrower.

7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability:

(a)    of any Restricted Subsidiary of the Borrower to make Restricted Payments to ~~the~~any Borrower or any Guarantor which is a Restricted Subsidiary of the Borrower or to otherwise transfer property to or invest in ~~the~~any Borrower or any Guarantor, except (i) any agreement in effect on the Closing Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided that ~~(x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the Obligations and (y)~~ the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in the Second Lien Credit Agreement, Permitted Other Indebtedness, Permitted Acquisition Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Contribution Indebtedness and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Borrower in good faith) than similar restrictions contained in this Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (ix) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business, (x) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis and (xi) restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those prior to such amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing; or

(b)    of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or (k)(ii) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto, (iii) restrictions arising in connection with cash or other deposits permitted under Section 7.01 or 7.02 and limited to such cash or deposit, (iv) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (v) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (vi) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business, (vii) customary restrictions included in any agreement governing Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03 in respect of the assets of such Restricted Subsidiary, (viii) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Equity Interests of which is the subject of such agreement), (ix) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person, (x) any agreement in effect on the Closing Date and listed on Schedule 7.09, and (xi) any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those prior to such amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing.

7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (c) other than pursuant to and in accordance with Section 6.11.

7.11    Maximum First Lien Net Leverage Ratio. Without the prior written consent of the Required Revolving Lenders, permit the First Lien Net Leverage Ratio (calculated on a Pro Forma Basis), as of the last day of any fiscal quarter (but only if, on the last day of such fiscal quarter, the Total Revolving Credit Outstandings (exclusive of (x) all Cash Collateralized L/C Obligations and (y) the aggregate amount available to be drawn under all Letters of Credit that have not been Cash Collateralized in an amount not exceeding $2,500,000) is in excess of the Covenant Trigger Amount), to be greater than ~~6.60:1.00~~7.40:1.00 .

7.12    Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.

7.13    Fiscal Year. Make any change in the Borrower’s fiscal year.

7.14    Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments.

(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and, in connection with the amendment of any Junior Financing, the payment of fees shall be permitted) (1) the Second Lien Loans, (2) any Specified Refinancing Debt, Permitted Other Indebtedness or other Indebtedness that, in each case, is subordinated in right of payment or secured on a junior basis to the Obligations, (3) any Specified Second Lien Refinancing Debt that is subordinated in right of payment or secured on a junior basis to the Obligations, or (4) any Specified Affiliate Indebtedness (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”; the repayment, redemption, purchase, defeasance or satisfaction prior to the scheduled maturity of any Junior Financing, a “Junior Financing Prepayment”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except:

(i)    Junior Financing Prepayments made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.14(a)(i); provided that (a) immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Event of Default shall have occurred and be continuing and (b) solely in the case of Junior Financing Prepayments made in reliance on clause (b) of the definition of Cumulative Credit, the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) does not exceed 6.00:1.00;

(ii)    (A) the repayment, prepayment or refinancing of the Second Lien Loans or any other Junior Financing (other than with respect to Specified Affiliate Indebtedness) with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount or amounts applied to incur Contribution Indebtedness) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make Junior Financing Prepayments pursuant to this Section 7.14(a)) and (B) the refinancing of the Second Lien Loans or any other Junior Financing with the proceeds of any Permitted Refinancing in respect thereof (or, in the case of the Second Lien Loans, Specified Second Lien Refinancing Debt);

(iii)    the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests);

(iv)    so long as no Event of Default under Section 8.01 shall have occurred and be continuing or would result therefrom, Junior Financing Prepayments in an aggregate amount not to exceed, together with the amount of Restricted Payments made pursuant to Section 7.06(j), an amount equal to the greater of (x) $30,000,000 and (y) 50.0% of Consolidated

EBITDA of the Borrower for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(v)    additional Junior Financing Prepayments, so long as, after giving effect on a Pro Forma Basis to any such prepayment, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio of the Borrower as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) does not exceed ~~5.00:1.00~~5.50:1.00 ;

(vi)    (A) any repayment or prepayment of Specified Affiliate Indebtedness that is subordinated in accordance with clause (M) of Section 7.03(r) and (B) the refinancing of Specified Affiliate Indebtedness with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount or amounts applied to incur Contribution Indebtedness) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make Junior Financing Prepayments pursuant to this Section 7.14(a));

(vii)    any repayment or prepayment of the Second Lien Loans as contemplated by clause (x) of the last sentence of Section 2.05(c) of this Agreement; and

(viii)    payments as part of an “applicable high yield discount obligation” (AHYDO) catch-up payment; or

(b)    Amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders, or in any manner inconsistent with the Closing Date Intercreditor Agreement or any other applicable Intercreditor Agreement, any term or condition of (x) the Second Lien Loan Documents or (y) any other Junior Financing Documentation in excess of the Threshold Amount; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit (i) any Specified Second Lien Refinancing Debt or the Permitted Refinancing of any other Junior Financing, (ii) any amendment or change to the terms of any agreement governing the Second Lien Loan Documents or any other Junior Financing Documentation that is permitted under the Closing Date Intercreditor Agreement and any other applicable Intercreditor Agreement, or (iii) any amendment or change that would be permitted as a Permitted Refinancing.

7.15    Holding Companies.

(a)    In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Lead Borrower and the performance of the Loan Documents, the Second Lien Loan Documents, any Specified Refinancing Debt, or any Specified Second Lien Refinancing Debt; (ii) incur any Indebtedness (other than (x) the Obligations and the Second Lien Obligations, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i), (j), (k)(i), (l), (m), (o), (p), (r), (w) and (y) (and, in each case, any Permitted Refinancing thereof) and (z) Guarantees of Indebtedness permitted under Section 7.03(a), (g), (k)(iii), (m), (n), (s), (u), (v), (aa) or (bb) (and, in each case, any Permitted Refinancing thereof)); (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Lead Borrower (other than Liens pursuant to any Loan Document, Second Lien Loan Document, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Debt, Liens securing Permitted Acquisition Indebtedness or non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x)

Investments in the Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted under Section 7.02(a), (b), (c), (g), (h), (k), (m), (v), (w) or (z)).

(b)    Nothing in this Section 7.15 shall prevent Holdings from (i) maintaining its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) performing its obligations with respect to the Transactions, (iii) making any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Lead Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Lead Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to current or former officers, managers, directors, employees, advisors or consultants, (viii) any activities incidental to compliance with the provisions of the Securities Act and the Exchange Act, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders, (ix) in connection with, and following the completion of, a public offering, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings’ common stock and the continued existence of Holdings as a public company, (x) obtaining, and paying any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (xi) Guaranteeing ordinary course obligations not constituting Indebtedness and incurred by the Borrower and any of its Restricted Subsidiaries, (xii) establishing and maintaining bank accounts, (xiii) entering into employment agreements and other arrangements with officers, directors and employees, (xiv) activities required to comply with applicable Laws, (xv) concurrently with any issuance of Qualified Equity Interests, the redemption, purchase or retirement of any Equity Interests of Holdings using the proceeds of, or conversion or exchange of any Equity Interests of Holdings for, such Qualified Equity Interests, (xvi) performing its obligations under the Sponsor Management Agreement, (xvii) changing its form of organization (but not jurisdiction), so long as its Guaranty of the Obligations and the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, and (xviii) any activities incidental to the foregoing.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)    Non-Payment. ~~The~~A Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.03(a), 6.05(a) (solely with respect to ~~the~~each Borrower), 6.14(b) or Article VII (subject to, in the case of the financial covenant contained in Section 7.11, the cure rights contained in Section 8.03) or (ii) the final paragraph of Section 10.01 and, solely in the case of this clause (ii), such failure continues for five (5) Business Days after notice thereof by the Administrative Agent or the Collateral Agent to the Borrower; provided that a Default or an Event of Default that results from a failure of the Borrower to comply with Section 7.11 shall not constitute a

Default or an Event of Default for purposes of the Term Facility or any other Facility other than the Revolving Credit Facility unless and until the date upon which the Required Revolving Lenders have actually terminated all Revolving Credit Commitments and declared all Revolving Credit Loans and other related Obligations to be immediately due and payable in accordance with this Agreement; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Collateral Agent to the Borrower; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any (x) Indebtedness under the Second Lien Credit Agreement or any refinancing thereof secured by any or all of the Collateral or (y) any other Indebtedness (other than Indebtedness hereunder or the Second Lien Credit Agreement) having (in the case of this clause (y)) an aggregate principal amount of more than the Threshold Amount (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and which is not as a result of any default thereunder by any Loan Party or any Restricted Subsidiary), (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to in clause (i)(A), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by an indemnification obligation or independent third-party insurance as to which the indemnifying party or insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs, either alone or together with all other ERISA Events, with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

(k)    Change of Control. There occurs any Change of Control; or

(l)    Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral covered thereby, subject to Permitted Prior Liens, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, 6.12 or 6.14 or results from the failure of the Collateral Agent to file continuation statements or to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f) or (g), any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided, however, that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the ~~Borrower~~Borrowers;

(c)    require that the applicable Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)     exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to ~~the~~any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the ~~Borrower~~Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Lender may take any action with respect to an Event of Default arising out of Section 8.01(b) resulting solely from the breach of Section 7.11, without (and based solely on) express instruction from the Required Revolving Lenders.

8.03    Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Lead Borrower fails to comply with the requirements of the financial covenant set forth in Section 7.11, then:

(a)    until the expiration of the 15th Business Day subsequent to the date the relevant financial statements are required to be delivered with respect to such fiscal quarter pursuant to Section 6.01(a) or 6.01(b), the Lead Borrower shall have the right to issue common equity to Holdings for cash (the “Cure Right”), and upon the receipt by the Lead Borrower of such cash, in an amount no greater than the amount required to cause the Lead Borrower to be in compliance with the financial covenant set forth in Section 7.11 with respect to such fiscal quarter (the “Cure Amount”) pursuant to the exercise by the Lead Borrower of such Cure Right, the calculation of Consolidated EBITDA of the Borrower as used in the financial covenant set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:

(i)    Consolidated EBITDA of the Borrower shall be increased for such fiscal quarter and each subsequent period containing such fiscal quarter, solely for the purpose of measuring the financial covenant set forth in Section 7.11 for such fiscal quarter and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or the Applicable Rate or Revolving Commitment Fee Percentage or reducing any outstanding Indebtedness (or increasing cash or Cash Equivalents) (provided that such limitation on the reduction of outstanding Indebtedness shall not apply in subsequent fiscal quarters)), by an amount equal to the Cure Amount; and

(ii)    if, after giving effect to the foregoing recalculations, the Lead Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, the Lead Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and

(b)    upon receipt by the Administrative Agent of written notice, prior to the expiration of the 15th Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 6.01 (the “Anticipated Cure Deadline”), that the Lead Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Administrative Agent and the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 7.11 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline; provided that, for the avoidance of doubt, no Credit Extension under the Revolving Credit Facility shall be made for so long as the Lead Borrower is not in compliance with the financial covenant set forth in Section 7.11 and such non-compliance has not been cured in accordance with the provisions of this Section 8.03.

Notwithstanding anything herein to the contrary, (i) in each four (4) fiscal quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five (5) fiscal quarters in respect of which the Cure Right is exercised during the term of the Revolving Credit Facility, and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the financial covenant set forth in Section 7.11.

8.04    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Collateral Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts arising under the Loan Documents (other than principal, interest and L/C Fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees, interest on the Loans and L/C Borrowings and periodic payments due in respect of Secured Hedge Agreements, ratably among the Lenders, the L/C Issuers and the Hedge Banks, in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings, the Swap Termination Value then owing under Secured Hedge Agreements which are not otherwise paid pursuant to clause Third above and the Obligations then owing under Secured Cash Management Agreements, and to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the applicable Borrower pursuant to Section 2.15, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, as required by any Intercreditor Agreement then in effect and, thereafter, to the Lead Borrower or as otherwise required by Law.

Subject to Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing thereon, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section 8.04.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01    Appointment and Authorization of Agents.

(a)    Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and as additionally provided herein with respect to such L/C Issuer.

(c)    The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02    Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.

9.03    Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04    Reliance by Agents.

(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or group of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number or group of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. In no event shall any Agent be required to take any action (or omit to take any action) that, in its opinion or the opinion of its counsel, may expose any Agent to liability, or that is contrary to the terms of any Loan Document or applicable Law.

(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05    Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders, unless it shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” Each of the Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (or such other number or group of Lenders as may be expressly required hereby in any instance) in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the ~~Borrower~~Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the ~~Borrower~~Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own bad faith, gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or group of Lenders as may be expressly required hereby in any instance) shall be deemed to constitute bad faith, gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for such Lender’s ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the ~~Borrower~~Borrowers . The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent.

9.08    Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09    Successor Agents.

(a)    The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent. If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. With effect from the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.

(b)    Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as an L/C Issuer. Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or the retiring Collateral Agent, (ii) the retiring L/C Issuer or the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding, except as set forth in clause (A)(z) of the third to last paragraph of Section 10.01.

9.11    Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential or actual Hedge Banks and potential or actual Cash Management Banks) and each L/C Issuer irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders (or such other number or group of Lenders as may be expressly required hereby in any instance);

(b)    to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

(c)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor is an obligor or a guarantor in respect of the Second Lien Obligations, Permitted Other Indebtedness, Permitted Other Second Lien Indebtedness, Permitted Acquisition Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt or any Permitted Refinancing; provided, further, that any release of guarantee obligations as a result of the circumstances set forth in Section 9.11(a)(i) shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of ~~the~~any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, ~~the~~any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent will, at the Lead Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

9.12    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such Obligations, together with such supporting documentation as the Administrative Agent or the Collateral Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each holder of Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be deemed to have appointed the Administrative Agent and the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a beneficiary and Secured Party, subject to the limitations set forth in this Section 9.12. For the avoidance of doubt, no Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreement or Secured Cash Management Agreement.

9.13    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrunner” shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders, but only to the extent acting in such capacity as a Lender. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Sections 9.06, 9.07 and 9.08 shall apply to the Arrangers to the same extent as each applies to the Agents and/or the Agent-Related Persons, mutatis mutandis. Each Agent and Arranger shall be an intended third party beneficiary of the provisions set forth in this Agreement that are applicable thereto.

9.14    Appointment of Supplemental Administrative Agents.

(a)    Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)    In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Lenders to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)    Should any instrument in writing from ~~the~~a Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, ~~the~~a Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.

9.15    Withholding. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding Tax applicable to such payment. Without limiting or expanding the provisions of Section 3.01, if the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective) and whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, or the Administrative Agent has paid over to the IRS applicable withholding Tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.15. The agreements in this Section 9.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 9.15, the term “Lender” includes each L/C Issuer.

9.16    Agency for Perfection. The Collateral Agent hereby appoints, authorizes and directs each Secured Party to act as collateral sub-agent for the Collateral Agent and the other Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Secured Party, and may further authorize and direct such Secured Party to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Collateral Agent, and each Secured Party hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

ARTICLE X

MISCELLANEOUS

10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (~~x~~w) the Administrative Agent and the ~~Borrower~~Borrowers may, with the consent of the other (and no other Person), amend, modify or supplement this Agreement and any other Loan Document (i) to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any L/C

Issuer or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents, (ii) to make any change that would provide any additional rights or benefits to the Agents or the Lenders, and (iii) to the extent necessary, in the reasonable judgment of the Administrative Agent, to give effect to the inclusion of additional currencies other than Dollars, (x) only the consent of ~~the~~each Borrower and the Required Revolving Lenders shall be necessary to amend, waive or modify (I) any provision that affects solely the Revolving Credit Facility and (II) the terms and provisions of Sections 4.02 (with respect to the Credit Extensions under the Revolving Credit Facility, other than any L/C Credit Extension for which the consent of each applicable L/C Issuer shall also be required), 7.11, 8.01(b) (to the extent arising from the breach of Section 7.11) or the application of the proviso thereto and the last sentence of Section 8.02 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement), and no such amendment, waiver or modification shall become effective without the consent of the Required Revolving Lenders, (y) only the consent of the Lead Borrower and the Required Delayed Draw Term Lenders shall be necessary to amend, waive or modify (I) any provision that affects solely the Delayed Draw Term Facility and (II) the terms and provisions of Section 4.02 (with respect to Borrowings of the Delayed Draw Term Loans), and no such amendment, waiver or modification shall become effective without the consent of the Required Delayed Draw Term Lenders and (z) no such amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)    postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that (i) any change to the definition of First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate and (ii) only the consent of the Required Lenders shall be necessary to (x) amend the definition of “Default Rate” or to waive any obligation of ~~the~~any Borrower to pay interest at the Default Rate or (y) enter into an amendment in accordance with Section 3.03(b);

(d)    change (i) any provision of this Section 10.01, Section 2.06(c), Section 2.12(a) or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(d)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” “Required Delayed Draw Term Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(e)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)    release all or substantially all of the value of the guarantees made by the Guarantors, or amend Section 10.07(a)(x), without the written consent of each Lender; or

(g)    change (i) Section 2.13 or 8.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) the order of application of any reduction in the Commitments from the application thereof set forth in the applicable provisions of Section 2.06(a), (b) or (c) or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(a) or (b), respectively, in any manner that materially and adversely affects the Lenders under a Facility (or any Class thereof) and in a manner different than Lenders under any other Facility (or other Class under such Facility) or (iii) any other provision of this Agreement or the other Loan Documents in a manner that creates a materially disadvantaged Class or otherwise materially adversely affects a Class, without the written consent of (x) if such Facility is the Term Facility, the Required Term Lenders (or the majority Lenders with respect to such Class determined in a manner consistent with the definition of “Required Term Lenders”) and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders (or the majority Lenders with respect to such Class determined in a manner consistent with the definition of “Required Revolving Lenders”);

provided, further, that (i) only the consent of ~~the~~each Borrower, the Required Revolving Lenders and each affected L/C Issuer shall be necessary to amend, waive or modify any provision that affects solely the provisions hereof relating to Letters of Credit and no amendment, waiver, modification or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Required Revolving Lenders, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) the Fee Letter and the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) this Agreement may be amended with the written consent of the Administrative Agent, the Lead Borrower and the Persons providing any Specified Refinancing Debt to permit the refinancing of all outstanding Term Loans of any Class with replacement term loans in the amount of such Specified Refinancing Debt, to add such replacement term loans to this Agreement and to permit such replacement term loans and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof; (vi) this Agreement may be amended with the written consent of the Administrative Agent, ~~the~~each Borrower and the Persons providing any Specified Refinancing Debt to permit the refinancing of all outstanding Revolving Credit Loans and Revolving Credit Commitments of any Class with replacement revolving credit loans and revolving credit commitments in the amount of such Specified Refinancing Debt, to add such replacement revolving credit loans and revolving credit commitments to this Agreement and to permit such replacement revolving credit loans and revolving credit commitments and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and Revolving Credit Commitments and the accrued interest and fees in respect thereof; (vii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and ~~the~~each applicable Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (viii) this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent and ~~the~~each applicable Borrower to the extent required to give effect, in the reasonable judgment of the Administrative Agent, (x) to the provisions of Section 2.03(a) in connection with the making and issuing of Letters of Credit in an Alternate Currency and (y) to the provisions of Section 2.14. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein:

(A)    (x) any Loans held by a Lender that is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” or “Required Term Lender” votes (provided that such Non-Debt Fund Affiliate shall not be excluded and shall be entitled to vote in connection with any amendment, waiver or modification to the extent any such amendment, waiver or modification proposes to treat any Obligations held by such Non-Debt Fund Affiliate in a disproportionately adverse manner to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders); (y) no such Lender shall have any right to (i) attend (including by telephone) any meeting, call or discussions (or portion thereof) among an Agent, an Arranger or any Lender to which representatives of the Lead Borrower are not then present, (ii) receive any information or material prepared by or provided to an Agent, an Arranger or any Lender or any communication by or among an Agent, an Arranger and one or more Lenders, except to the extent such information or materials have been made available to the Lead Borrower or its representatives, (iii) make or bring (other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against an Agent (except with respect to any rights expressly retained by such Affiliated Lender under the Loan Documents, which shall not be required to be waived) or an Arranger, or (iv) receive advice of counsel to an Agent, an Arranger or any other Lender (other than counsel to the Affiliated Lenders), or challenge an Agent’s, an Arranger’s or any Lender’s attorney-client privilege; and (z) each Affiliated Lender that is a Non-Debt Fund Affiliate hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against the Lead Borrower or any other Loan Party, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders; and

(B)    in connection with any “Required Lender” or “Required Term Lender” votes or Class votes with respect to any Class of Term Loans, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Required Lenders” or “Required Term Lenders” or a majority of Lenders with respect to such Class have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Further, notwithstanding any provision herein to the contrary, the applicable Borrower(s) may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Commitments or Loans under any of the Facilities (each Class subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to ~~the~~such Borrower(s). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Commitments or Loans of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Loan Modification Accepting Lenders”) and, in the case of any Loan Modification Accepting Lender, only with respect to such Lender’s Commitments or Loans of such Class(es) under such Affected Facility as to which such Lender’s acceptance has been made. ~~The~~Such Borrower(s) and each Loan Modification Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Loan Modification Accepting Lenders under the Affected Facility. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent and, in the case of any Permitted Amendment that has the effect of making, increasing, renewing or extending any extension of credit hereunder, delivery of all items contemplated by clause (ii) of Section 6.14. “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Loans of the Loan Modification Accepting Lenders and the payment of fees by ~~the~~such Borrower(s) to such Loan Modification Accepting Lenders as may be required in connection therewith (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension of the scheduled amortization of the applicable Loans of the Loan Modification Accepting Lenders and the payment of fees by ~~the~~such Borrower(s) to such Loan Modification Accepting Lenders as may be required in connection therewith, (iii) a change in rate of interest (including a change to the Applicable Rate and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Loans of the Loan Modification Accepting Lenders and/or a change in the payment of fees to the Loan Modification Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); provided that any additional premiums pursuant to this clause (iii) shall apply to the applicable Loans of the Loan Modification Accepting Lenders after the Latest Maturity Date then in effect with respect to the Affected Facility, and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

In addition, notwithstanding anything to the contrary contained in this Section 10.01, the Administrative Agent and the Lead Borrower shall, at the direction of CS Securities and within ten (10) Business Days of such direction (as such period may be extended by CS Securities), amend or modify any provision of this Agreement or the other Loan Documents to implement the “flex provisions” contained in the section of the Fee Letter entitled “Market Flex” that CS Securities is then entitled to implement under the Fee Letter in order to give effect to such “flex provisions”, and such amendments and modifications shall become effective without any further action or consent of any Arranger or Lender. The Lenders hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by the preceding sentence.

10.02    Notices; Effectiveness; Electronic Communications.

(a)    General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to ~~the~~a Borrower, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or ~~the~~a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed given on the date sent, unless such notice or other communication is sent following the normal business hours of the recipient, in which case such notice or other communication shall be deemed given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, ~~the~~a Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of ~~the~~a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, ~~the~~a Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of Holdings, the ~~Borrower~~Borrowers , the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the ~~Borrower~~Borrowers , the Administrative Agent, the Collateral Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to ~~the~~each Borrower or its securities for purposes of United States federal or state securities Laws.

(e)    Reliance by Administrative Agent, Collateral Agent, L/C Issuers and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of ~~the~~a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. ~~The~~Each Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of ~~the~~such Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04    Expenses and Taxes. ~~The~~Each Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Arrangers taken as a whole, and if necessary, of one local counsel in each relevant jurisdiction and of special and conflicts counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Arranger, each L/C Issuer and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders taken as a whole, and if necessary, of one local counsel in each relevant jurisdiction and of one special counsel in each relevant specialty and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent, each L/C Issuer and each Lender subject to such conflict and to the extent necessary, one local counsel in each relevant jurisdiction and/or one special counsel in each relevant specialty for all such parties subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within five (5) Business Days after invoiced or demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, any Arranger, any L/C Issuer or any Lender, in its sole discretion.

10.05    Indemnification by the Borrower. ~~The~~Each Borrower shall indemnify and hold harmless each Agent, each Arranger, each Agent-Related Person, each Lender, each L/C Issuer and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the reasonable fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to each group of similarly-situated Indemnitees, limited to one such additional counsel, and (iii) one local counsel in each relevant jurisdiction and special counsel (and, in the case of any conflict of interest, one additional local counsel and one additional special counsel, as applicable, to each group of similarly-situated Indemnitees)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by ~~the~~a Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to ~~the~~a Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than ~~the~~a Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Commitment Letter, the Fee Letter or the Agent Fee Letter, or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by ~~the~~a Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of ~~the~~a Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’

bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee or Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, ~~the~~each Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any L/C Issuer or any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05 or Section 10.04.

10.06    Payments Set Aside. To the extent that any payment by or on behalf of ~~the~~a Borrower is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.07    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) neither Holdings ~~and the~~nor any Borrower may ~~not~~ assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) (and any other attempted assignment or transfer by Holdings or ~~the~~any Borrower shall be null and void) and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), (iv) to an SPC in accordance with the provisions of Section 10.07(g), or (v) in accordance with Section 10.07(i) or 10.07(j); provided that, for the avoidance of doubt, no assignments to the Lead Borrower or any of its Affiliates shall be permitted other than in accordance with Section 10.07(i) or 10.07(j). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (i)(A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) no consent shall be required with respect to the amount of any assignment except to the extent required by clause (i)(B) above and, in addition (I) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of the Term Facility and is made to a Lender, an Affiliate of a Lender or an Approved Fund, (3) such assignment is in respect of the Revolving Credit Facility and is made to a Revolving Credit Lender or an Affiliate thereof of similar creditworthiness to such assigning Revolving Credit Lender or (4) in connection with the primary syndication of the Facilities, such assignment is made to a Lender that has been identified to and consented to by the Borrower prior to the Closing Date; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and (II) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (except in the case of any assignment in respect of the Term Facility from any Term Lender to an affiliate of such Term Lender, or to an Approved Fund of such Term Lender or to another Term Lender); (iv) the consent of each L/C Issuer (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that (x) in the case of any contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee); (vi) no such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings or any of its Subsidiaries, or (D) absent the consent of the Borrower (which consent may be withheld in the sole discretion of the Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform prior to the Closing Date, as updated from time to time by the Borrower to include competitors of the Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, (x) the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee, (y) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliated Lender and (z) if any assignment is made to any Person that is an Ineligible Assignee without the consent of the Borrower, the loans and commitments held by such Person shall be deemed to not be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend lender meetings or receive information prepared by the Agent or any Lender in connection with this Agreement; (vii) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent; and (viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, ~~the~~each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of ~~the~~each Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03 owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and ~~the~~each Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by ~~the~~each Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Any Lender may at any time, without the consent of, or notice to, ~~the~~any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee, a Defaulting Lender or Holdings, the Borrower or any of their respective Affiliates or Subsidiaries (other than Debt Fund Affiliates)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the applicable Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further, that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), ~~the~~each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Lead Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(i). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 3.01 as if it were a Lender); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of ~~the~~a Borrower under this Agreement (including ~~its~~a Borrower’s obligations under Section 3.01, 3.04 or 3.05). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)    Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)    Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to Holdings, the Borrower or any of its Restricted Subsidiaries or to any Debt Fund Affiliate or Non-Debt Fund Affiliate, but only if:

(i)    such assignment is made pursuant to an open market purchase;

(ii)    no Event of Default has occurred or is continuing or could result therefrom;

(iii)    the assigning Lender and Affiliated Lender purchasing such Lender’s Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iv)    after giving effect to such assignment, Non-Debt Fund Affiliates shall not, in the aggregate, (I) own or hold Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding or (II) account for more than 49% of the Term Lenders at any time;

(v)    Holdings, the Borrower and their Restricted Subsidiaries may not use the proceeds of any Credit Extension under the Revolving Credit Facility to acquire any Term Loans pursuant to this Section 10.07(i);

(vi)     in the case of any such assignment to a Non-Debt Fund Affiliate, such Non-Debt Fund Affiliate shall be subject to the restrictions specified in clause (A) of the third to last paragraph of Section 10.01; and

(vii)     any such Term Loans assigned to Holdings, the Borrower or any Restricted Subsidiary will be automatically and permanently cancelled at the time of such assignment.

(j)    Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i)    such assignment is made pursuant to an open market purchase; and

(ii)    such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in clause (B) of the third to last paragraph of Section 10.01.

(k)    Notwithstanding anything to the contrary contained herein, if at any time the Administrative Agent assigns all of its Commitments and Loans pursuant to Section 10.07(b), the Administrative Agent may, upon thirty (30) days’ notice to the Borrower, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the Administrative Agent as an L/C Issuer. If the Administrative Agent resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer provided for hereunder with respect to Letters of Credit made by it and outstanding as of the effective date of such resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Unreimbursed Amounts pursuant to Section 2.03. Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the Administrative Agent to effectively assume the obligations of the Administrative Agent with respect to such Letters of Credit.

(l)    Each Lender that sells a participation or grants any rights to an SPC, acting solely for this purpose as a non-fiduciary agent of the ~~Borrower~~Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the principal amounts (and stated interest) of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or SPC or any information relating to a Participant’s or SPC’s interest in such Lender’s rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation or SPC interest.

10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors on a “need to know” basis solely in connection with the transactions contemplated hereby and to the Persons approving or administering a Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices, and the applicable Agent and Lender shall be responsible for such Person’s compliance with this paragraph); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f) (in which case, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, such Agent or Lender shall notify the Borrower, in advance, to the extent permitted by Law and, to the extent it may legally and practically do so, allow the Borrower a reasonable opportunity to object to such disclosure in such proceeding or process); (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process (in which case, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, such Agent or Lender shall notify the Borrower, in advance, to the extent permitted by Law and, to the extent it may legally and practically do so, allow the Borrower a reasonable opportunity to object to such disclosure in such proceeding or process); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Cash Management Agreement or Swap Contract; (g) with the consent of the Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent or Lender or any of their respective Affiliates; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender, each L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to ~~the~~any Borrower or any other Loan Party, any such notice being waived by ~~the~~each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender, such L/C Issuer or such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, such L/C Issuer or such Affiliate hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each L/C Issuer agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender, each L/C Issuer and their respective Affiliates under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender, such L/C Issuer or their respective Affiliates may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any CFC constitute security, nor shall the proceeds of such assets be available for payment of the Obligations of ~~the~~any Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any CFC that is directly owned by ~~the~~any Borrower or any other Domestic Subsidiary do not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect ~~the~~any Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

10.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12    Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than those provisions of the Commitment Letter which by their terms remain in full force and effect to the extent not covered by this Agreement. Subject to Section 10.24, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent, each L/C Issuer and each Lender, regardless of any investigation made by any Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that any Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the applicable L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ~~THE~~ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.17    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent and the Administrative Agent

shall have been notified by each Lender and each L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04. Upon the Amendment No. 2 Effective Date, this Agreement shall also be binding upon and inure to the benefit of the Revolving Loan Co-Borrower and its successors and assigns, except that the Revolving Loan Co-Borrower shall not have to the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

10.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the ~~Borrower~~Borrowers and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent, any Arranger, any L/C Issuer, any Lender or any of their respective Affiliates is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents (except those relationships expressly set forth herein and in the other Loan Documents), irrespective of whether any Agent, any Arranger, any L/C Issuer, any Lender or any of their respective Affiliates has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers, the L/C Issuers, the Lenders or any of their respective Affiliates, on the other hand, (C) each of the ~~Borrower~~Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the ~~Borrower~~Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the BorrowerBorrowers, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers, the L/C Issuers, the Lenders or any of their respective Affiliates has any obligation to the ~~Borrower~~Borrowers , Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the ~~Borrower~~Borrowers , Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the L/C Issuers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the ~~Borrower~~Borrowers , Holdings or any of their respective Affiliates. To the fullest extent permitted by Law, each of the ~~Borrower~~Borrowers and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19    Affiliate Activities. Each of the ~~Borrower~~Borrowers and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the ~~Borrower~~Borrowers , Holdings and their respective Affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the ~~Borrower~~Borrowers, Holdings and their respective Affiliates, or (iii) have other relationships with the ~~Borrower~~Borrowers , Holdings and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and Persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the ~~Borrower~~Borrowers, Holdings and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

10.20    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption, Affiliated Lender Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state Laws based on the Uniform Electronic Transactions Act.

10.21    USA PATRIOT ACT; “Know Your Customer” Checks.

(a)    Each L/C Issuer and each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies ~~the~~each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such L/C Issuer, such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. ~~The~~Each Borrower shall, promptly following a request by the Administrative Agent, any L/C Issuer or any Lender, provide all documentation and other information that the Administrative Agent, such L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(b)    If in connection with (i) the introduction of any Law or any Change in Law, (ii) any change in the status of a Loan Party after the Closing Date, (iii) the addition of any Guarantor pursuant to Section 6.12, (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, or (v) the appointment of an L/C Issuer pursuant to Section 2.03, the Administrative Agent, any Lender (or, in the case of the event described in clause (iv) above, any prospective Lender) or any L/C Issuer requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrower shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent, such Lender or such L/C Issuer, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender), such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender) or such L/C Issuer in order for the Administrative Agent, such Lender, such prospective Lender or such L/C Issuer to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Laws and regulations pursuant to the transactions contemplated in the Loan Documents.

10.22    Judgment Currency.

(a)    The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any Alternate Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender or L/C Issuer of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender or L/C Issuer under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any Alternate Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)    For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 10.22, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

10.23    Keepwell. Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 10.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.23, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 10.23 shall remain in full force and effect so long as any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied. Each Qualified ECP Loan Party intends that this Section 10.23 constitute, and this Section 10.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.24    Intercreditor Agreements. Each of the Lenders hereby agrees to be bound by the terms of the Closing Date Intercreditor Agreement and any other Intercreditor Agreement. Each Lender (and each Person that becomes a Lender under this Agreement) hereby authorizes and directs the Collateral Agent to enter into the Closing Date Intercreditor Agreement and any other Intercreditor Agreement on behalf of such Lender and agrees that the Collateral Agent may take such actions on its behalf as is contemplated by the terms of the Closing Date Intercreditor Agreement and any other Intercreditor

Agreement. In addition, each Lender and Agent acknowledges and agrees that (a) the rights and remedies of the Agents and Lenders hereunder and under the other Loan Documents are subject to the Closing Date Intercreditor Agreement and any other Intercreditor Agreement and (b) in the event of a conflict, the provisions of any such Intercreditor Agreement shall control.

10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions1.01 . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.26     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of each Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of each Borrower or any other Loan Party, that:

(i)     none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)     no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TGPX HOLDINGS II LLC

By:	/s/ Dominic Blosil
Name: Dominic Blosil
Title: Chief Financial Officer

TGP HOLDINGS III LLC

By:	/s/ Dominic Blosil
Name: Dominic Blosil
Title: Chief Financial Officer

[Signature Page to First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent, Collateral Agent, a Lender and an L/C Issuer

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to First Lien Credit Agreement]

GOLDMAN SACHS BANK USA
as a Lender and an L/C Issuer

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to First Lien Credit Agreement]

JEFFERIES FINANCE LLC
as a Lender and an L/C Issuer

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

[Signature Page to First Lien Credit Agreement]

ROYAL BANK OF CANADA
as a Lender and an L/C Issuer

By:	/s/ Nikhil Madhok
Name: Nikhil Madhok
Title: Authorized Signatory

[Signature Page to First Lien Credit Agreement]